UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934


Check the appropriate box:
(X) Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only
    (as permitted by Rule 14c-5(d)(2))
( ) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material under Rule 14a-12


                               LINCOLN LOGS LTD.
              (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
(X) No fee required.
( ) Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

    1)  Title of each class of securities to which transaction applies.
    --------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies.
    --------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).
    --------------------------------------------------------------------------
    4)  Proposed maximum aggregate value of transaction.
    --------------------------------------------------------------------------
    5)  Total fee paid.
    --------------------------------------------------------------------------

( ) Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
    --------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:
    --------------------------------------------------------------------------
    3) Filing Party:
    --------------------------------------------------------------------------
    4) Date Filed:
    --------------------------------------------------------------------------

                              LINCOLN LOGS LTD.
                              5 Riverside Drive
                         Chestertown, New York 12817


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     To be Held on September 12, 2005


  You are cordially invited to attend the Annual Meeting (the "Meeting") of Shareholders of Lincoln Logs Ltd. (the "Company"), a New York corporation, that will be held at the offices of Whiteman Osterman & Hanna, LLP, One Commerce Plaza, Albany, New York, 12260, at 1:30 p.m. on September 12, 2005.

  At the Meeting, the Company's shareholders will be considering and taking action on the following proposals:

1. To approve an amendment to the Company's Certificate of Incorporation that will effect a 1-for-500 reverse stock split of the Company's common stock.

2. To elect a Board of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

3. The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

These proposals are more fully described in the enclosed Proxy Statement.

The stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on August 1, 2005, will be entitled to notice of and to vote at the Meeting.

                                          By Order of the Board of Directors


                                          /s/ Benjamin A. Shepherd
                                          ------------------------
                                          Benjamin A. Shepherd
                                          Secretary

August 19, 2005


You are cordially invited to attend the Meeting and vote your shares. In the event you cannot attend, please fill in, date and sign the enclosed proxy and mail it promptly in the enclosed self-addressed envelope to ensure that your shares are represented at the Meeting. A shareholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof.

                                LINCOLN LOGS LTD.
                                5 Riverside Drive
                           Chestertown, New York 12817


                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                               September 12, 2005

                                     GENERAL

  The accompanying proxy is solicited by the Board of Directors (the "Board" or the "Board of Directors") of Lincoln Logs Ltd. (the "Company"), a New York corporation, in connection with the Annual Meeting (the "Meeting") of Shareholders of the Company to be held on September 12, 2005, at 1:30 p.m., at the offices of Whiteman Osterman & Hanna, LLP, One Commerce Plaza, Albany, New York 12260, and at any adjournment, for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and the accompanying proxy are being first sent to the Company's shareholders on or about August 19, 2005. The Company will pay the expense of soliciting proxies.

At the Meeting, the Company's shareholders will be asked to consider, among other things, the proposal to amend the Company's Restated Certificate of Incorporation to effect a 1-for-500 reverse stock split (the "Reverse Split").
A form of the Certificate of Amendment to the Company's Restated Certificate of Incorporation is attached hereto as Appendix A. As a result of the Reverse Split, each shareholder of the Company owning fewer than 500 shares immediately prior to the Reverse Split will own only a fractional share of stock and accordingly, will no longer be a shareholder of the Company. Such shareholders will, therefore, receive cash, in lieu of such fractional share, in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and having as the denominator the number 500 (which is equal to $0.49 per share of stock). Each shareholder owning 500 or more shares prior to the Reverse Split will own 1 share for every 500 shares previously owned by such shareholder and will receive cash for any fractional shares resulting from the Reverse Split.

After the Reverse Split has occurred, the Company anticipates that it will have 132 shareholders of record. In the event that there are fewer than 300 shareholders of record following the Reverse Split, the Company intends to file a Form 15 with the Securities and Exchange Commission (the "SEC") to terminate registration of its common stock under the federal securities laws (together with the Reverse Split, the "Reverse Split Transaction"). As a result, the Company would no longer be subject to, among other things, the annual and periodic reporting requirements under the federal securities laws that are applicable to SEC reporting companies. In addition, the Company's common stock would cease to be traded on the Nasdaq OTC Bulletin Board. The Company has contacted its market makers to request that they continue to make a market in the Company's common stock in an effort to maximize the potential for outlets for the trading of the Company's common stock and at least two (2) of such market makers have agreed to do so. These market makers intend to maintain a market for the Company's stock on the Pink Sheets(R) following the OTC Bulletin Board notification to the Pink Sheets of the completion of the Reverse Split Transaction and the de-listing of the Company's stock on the OTC Bulletin Board. These market makers have expressed their intent to continue on the Pink Sheets their market making practices in the Company's common stock currently being conducted on the OTC Bulletin Board. It is likely, however, that any trading in the Company's common stock after the Reverse Split Transaction will generally only occur in privately negotiated sales.

The Company's Board of Directors unanimously authorized the Reverse Split. The Reverse Split will be approved if a majority of all outstanding shares of common stock entitled to vote thereon vote in favor of its approval. John D. Shepherd, Chief Executive Officer and owner of approximately 57% of the outstanding shares of the Company's common stock, and the other members of the Company's management team, who, together with Mr. Shepherd, own approximately 82% of the outstanding shares of the Company's common stock, have indicated their intention to vote in favor of the Reverse Split. Accordingly, it is anticipated that the Reverse Split will be approved, by the requisite shareholder vote under New York law.

At the Meeting, the Company's shareholders will also be asked to elect a Board of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

                                PROXY INFORMATION

Proxies in the accompanying form properly executed and received prior to the Meeting and not revoked, will be voted in the manner directed by the shareholders executing such proxies. Shares represented by the enclosed proxy will be voted in accordance with the indicated direction, or, if not directed, will be voted "FOR" Proposal One and "FOR" the election as directors of the nominees named in Proposal Two, each of which proposals are discussed in greater detail below. A shareholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof either by (i) notice in writing received by the Secretary of the Company, (ii) signing and delivering a new proxy card bearing a later date, or (iii) attendance at the Meeting and voting in person.

                              RECORD DATE AND VOTING

  The proposals to be voted on at the Meeting are described in detail in this Proxy Statement. Shareholders of record at the close of business on August
1, 2005, are entitled to notice of, and to vote at, the Meeting. At the close of business on that date, there were outstanding and entitled to vote 9,040,059 shares of common stock, par value $0.01 per share ("Common Stock"), which is the only outstanding class of voting securities of the Company. As of the same date, the Company had 3,100 shareholders of record. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by that shareholder on the record date.

In accordance with the Company's By-Laws and applicable state law, the election of directors will be determined by a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote thereon, in person or by proxy, at the meeting. Cumulative voting in connection with the election of directors is not permitted. In accordance with the Company's By-Laws and applicable state law, the affirmative vote of shares representing a majority of the votes cast by the holders or shares present and entitled to vote is required to approve the other matters to be voted on at the Meeting. Shares present which are properly withheld as to voting with respect to any one or more nominees, shares that are voted to abstain, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes") will not be counted.

The By-Laws of the Company provide that a majority of the shares of the Common Stock of the Company issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Meeting. Shares that are voted to abstain are considered as present at the Meeting for the purposes of determining a quorum. Broker non-votes are considered as not present at the Meeting for the purposes of determining a quorum.

                                  ANNUAL REPORT

The combined annual report and Form 10-KSB of the Company for the year ended January 31, 2005 (the "Annual Report") is enclosed with this Proxy Statement.

                                  OTHER MATTERS

The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters which may come before the Meeting.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

SUMMARY TERM SHEET                                                           1
SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF
INCORPORATION TO EFFECT REVERSE SPLIT                                        5
 Introduction                                                                5
 How The Reverse Split Transaction Will Be Effected                          6
 Purposes and Reasons For the Proposed Reverse Split                         6
  Potential Advantages to Going Private                                      6
  Potential Disadvantages to Going Private                                   8
 Deliberations Regarding the Reverse Split Transaction                      10
  Initial Review and Consideration                                          10
  March 17, 2005 Meeting                                                    15
  Opinion of Value                                                          15
  March 22, 2005 Meeting                                                    20
  Final Deliberations                                                       21
  Conclusion Reached As A Result of the Deliberations                       22
 Summary of the General Effects of the Reverse Split                        22
  Rights, Preferences And Limitations                                       22
  Effect on Number of Shareholders and Number of Outstanding Shares         22
  Financial Effect                                                          22
  Effect on Market for Shares                                               24
  Termination of Exchange Act Registration of New Common Stock              24
  Beneficial Owners of Company Stock                                        25
  Directors and Officers and the Affiliated Shareholders                    25
  Effect of the Reverse Split on Optionholders                              25
  Effect of the Reverse Split Transaction on the Conduct of the Company
     Business                                                               25
  Effect on the Aggregate Number of Shares of the Company's Common Stock 26 PROPOSAL ONE-APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
EFFECT REVERSE STOCK SPLIT                                                  26
 Source and Amount of Funds for and Expenses of the Reverse Split           26
 Exchange of Shares and Payment in Lieu of Issuance of Fractional Shares    27
 Shareholder Approval                                                       27
 Conflicts of Interest                                                      27
 Reservation of Right to Abandon the Reverse Split                          28
 Recommendations of the Board of Directors and Mr. Shepherd                 29
PROPOSAL TWO-ELECTION OF DIRECTORS                                          29
 Nominees for Election                                                      29
 Board Committees                                                           32
  Director Nomination Process                                               32
  Compensation Committee                                                    33
  Strategy Committee                                                        33
  Audit Committee                                                           33
 Report of the Audit Committee                                              33
INFORMATION REGARDING THE COMPANY AND CERTAIN TRANSACTIONS                  34
 Summary Historical Financial Information                                   34
   Condensed Balance Sheet Data                                             35
   Condensed Statements of Operations Data                                  36
   Condensed Statements of Cash Flow Data                                   36

   Ratio of Earnings to Fixed Charges                                       37
 Summary Unaudited Pro-Forma Financial Information                          37
   Pro-Forma Condensed Balance Sheet Data                                   37
   Pro-Forma Condensed Statements of Operations Data                        38
   Pro-Forma Condensed Statements of Cash Flow Data                         38
   Pro-Forma Ratio of Earnings to Fixed Charges                             38
 Directors and Executive Officers                                           39
   Directors                                                                39
   Executive Officers                                                       39
 Security Ownership of Certain Beneficial Owners                            41
 Security Ownership of Management                                           42
 Section 16(a) of the Securities Exchange Act of 1934 Beneficial Ownership
    Reporting Compliance                                                    43
 Executive Compensation                                                     43
    Summary Compensation Table                                              43
    Employee Savings Plan                                                   44
    Stock Option Plan                                                       44
    Employment Agreements                                                   45
    Long-Term Incentive Plan Awards                                         46
 Independent Accountants                                                    46
    Accountants' Fees                                                       47
    Pre-Approval of Services by Independent Accountants                     47
 Legal Proceedings                                                          47
 Certain Transactions                                                       48
 Stock Purchases                                                            49
 Public Offerings                                                           49
FEDERAL INCOME TAX CONSEQUENCES                                             49
 The Reverse Split Transaction                                              50
 Federal Income Tax Consequences to Shareholders, Including Affiliates,
    Who Are Not Cashed-Out in the Reverse Split Transaction                 50
 Federal Income Tax Consequences to Shareholders, Including Affiliates,
    Who Both Receive Cash and Own, or Are Considered to Own for Federal
    Income Tax Purposes, The Company's Common Stock After the Reverse
    Split Transaction                                                       50
 Federal Income Tax Consequences to Cashed-out Shareholders, including
    Affiliates, Who do not Own, and Are Not Deemed to Own, the Company's
    Common Stock After the Reverse Split Transaction                        51
DISSENTERS' APPRAISAL RIGHTS                                                51
 How To Exercise Dissenters' Rights                                         52
 Procedure For Appraisal Proceeding                                         53
DOCUMENTS INCORPORATED BY REFERENCE                                         54
SHAREHOLDER PROPOSALS                                                       55
OTHER MATTERS                                                               55


APPENDIX A Certificate of Amendment of the Company's Restated Certificate
             of Incorporation
APPENDIX B Dissenters' Appraisal Rights under New York's Business
             Corporation Law
APPENDIX C Opinion of Value
APPENDIX D Financial Statements
APPENDIX E Financial Projection Assumptions

                               SUMMARY TERM SHEET

  We have highlighted selected information from this Proxy Statement in the summary below. This section does not contain all of the information that is important to you. For a more complete description of the proposed Reverse Split Transaction, you should carefully read this entire document, its attachments and the other documents to which we refer.

The following are certain key features of the Reverse Split Transaction:

- How Will I Be Effected by the Reverse Split Transaction If I Currently Own Less Than 500 Shares of the Company's Common Stock? If you are a shareholder of the Company owning fewer than 500 shares of the Company's Common Stock (the "Existing Common Stock") immediately prior to the Reverse Split, you will own only a fractional share of stock as a result of the Reverse Split and, accordingly, you will no longer be a shareholder of the Company. As such, you will no longer have any voting or ownership rights in the Company and you will not be able to participate in any future growth of the Company. In lieu of your fractional share, you will receive cash in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and the denominator as the number 500 (which is equal to $0.49 per share of Existing Common Stock). For example, if you are the holder of 250 shares of Existing Common Stock at the effective time of the Reverse Split, you would receive $122.50 in cash rather than fractional shares. This transaction will not involve commissions or other transaction fees that would be charged if you sold shares on the open market. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT -- How the Reverse Split Transaction Will be Effected."

- How Will I Be Effected by the Reverse Split Transaction If I Currently Own More Than 500 Shares of the Company's Common Stock? If you are a shareholder of the Company owning 500 or more shares of the Company's Existing Common Stock at the effective time of the Reverse Split, you will continue to be a shareholder of the Company. Each holder of 500 shares of Existing Common Stock will automatically become the holder of one post-Reverse Split share of common stock (the "New Common Stock"). See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT -- How the Reverse Split Transaction Will be Effected."

- How Will the Reverse Split Transaction Effect the Current Management of the Company? The current directors and officers of the Company will continue to serve as the directors and officers of the Company immediately after the Reverse Split Transaction and the percentage ownership of the Company's common stock beneficially owned by the directors and officers of the Company as a group will increase from approximately 82% to approximately 85%, based on the shares outstanding as of June 20, 2005. Accordingly, the Reverse Split will not result in any changes in the control of the Company. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT -- Summary of the General Effects of the Reverse Split."

- Why is the Reverse Split Transaction Being Proposed? The purpose of the Reverse Split is to relieve the Company of the substantial costs and liability exposure associated with complying with the public document filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in particular, the extensive new requirements of the Sarbanes-Oxley Act of 2002.
If the Company has fewer than 300 shareholders of record of Common Stock after the completion of the Reverse Split Transaction, the Company will be eligible and intends to "go private" by terminating the registration of its Common Stock with the Securities and Exchange Commission (the "SEC"). Accordingly, it will no longer be obligated to file periodic reports (e.g. annual and quarterly reports) and proxy statements pursuant to the Exchange Act. Moreover, the reporting and restrictions of the Exchange Act, including without limitation, the reporting and short swing profit provisions of Section 16 will no longer apply to the Company's executive officers, directors and 10% shareholders. The Company would also no longer be subject to the Sarbanes-Oxley Act of 2002 or the liability provisions of the Exchange Act. Accordingly, there would be no affirmative regulatory requirement imposed on the Company to, among other things, adopt and maintain internal controls and procedures to ensure that material information, both financial and non-financial, is identified and communicated on a timely basis. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT -- Purposes and Reasons for the Proposed Reverse Split."

- What are the Principal Advantages of the Reverse Split Transaction? The principal advantages of the Reverse Split Transaction are the direct and indirect savings of expenses that are expected to be realized by the termination of the Company's reporting company status. The Company believes, based upon historical information, that the Reverse Split Transaction may save it approximately $300,000 per year in costs associated with being a public reporting company. The Company also believes that a substantial number of employee hours will be saved and be able to be more profitably redeployed by not having to file Exchange Act reports. However, these direct and indirect cost savings are estimates and the actual savings may be higher or lower. Also, affiliated and unaffiliated shareholders holding a number of shares not evenly divisible by 500 will receive a cash payment for the portion of their interest that would otherwise be represented by a fractional share, without incurring brokerage or other transaction costs. See "SPECIAL FACTORS RELATING TO
APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT
-- Purposes and Reasons for the Proposed Reverse Split."

- What are the Principal Disadvantages of the Reverse Split Transaction? The principal disadvantages of the Reverse Split Transaction include the facts that (i) shareholders will no longer have an organized trading market in which to purchase and sell shares of the Company's Common Stock because the Company's Common Stock will no longer be quoted on the Nasdaq Over-the-Counter Bulletin Board, (ii) there will be limited information available publicly regarding the Company unless the Company voluntarily elects to disseminate information publicly or it re-registers under the Exchange Act in the future, and (iii) many of the Company's shareholders (those who own less than 500 shares) will cease to be shareholders of the Company and will not be able to participate in any future growth or profits the Company may thereafter experience. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT -- Purposes and Reasons for the Proposed Reverse Split."

- What Effect Will the Reverse Split Transaction Have on the Company's Outstanding Shares? The number of the Company's shareholders of record will be reduced from approximately 3,100 to 132, and the number of the outstanding shares of the Company's Common Stock will be reduced. As of June 30, 2005, there were approximately 9,040,059 shares of the Company's Common Stock out-standing. As a result of the Reverse Split, and the related purchase of all fractional interests, the number of the Company's outstanding shares of Common Stock will be reduced to approximately 17,608. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT -- Summary of the General Effects of the Reverse Split."

- What Are the Costs Associated With the Reverse Split Transaction? The Company will pay cash of approximately $115,669 in the aggregate out of its working capital to repurchase fractional shares and approximately $83,800 to pay the costs of the Reverse Split Transaction. See "PROPOSAL ONE -- APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT -- Source and Amount of Funds for and Expenses of the Reverse Split."

- Are There Any Conflicts of Interest Implicated by the Reverse Split Transaction? While the Company's board of directors (the "Board," or the
"Board of Directors") and John D. Shepherd, as a control person of the Company by virtue of his serving as Chairman of the Board and Chief Executive Officer of the Company and his ownership of approximately 57% of the outstanding shares of the Company's Common Stock, have concluded that the Reverse Split
Transaction is fair to the Company and its shareholders, from both a procedural and a financial point of view, the Board and Mr. Shepherd have interests in the Reverse Split Transaction that are different from your interests as shareholders and have relationships that may present conflicts of interest. For example, (i) each member of the Board and each executive officer (collectively the "Affiliated Shareholders"), including Mr. Shepherd, owns more than 500 shares of the Company's Existing Common Stock and thus, will remain shareholders of the Company after the Reverse Split Transaction, (ii) certain of the Company's directors and senior executive officers hold options to purchase more than 500 shares of the Company's Existing Common Stock, which will remain outstanding after the Reverse Split Transaction, and (iii) as a result of the Reverse Split Transaction, shareholders owning of record 500 or more shares of Common Stock, including Mr. Shepherd and the rest of the Company's directors and executive officers, will increase their percentage of ownership in the Company (e.g., the current directors and executive officers, as a group, will increase their collective ownership percentage from approximately 82% to approximately 85% as a result in the reduction in the number of outstanding shares). See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT - Summary of the General Effects of the Reverse Split."

- How Did The Board of Directors and Mr. Shepherd Determine the Fairness of the Reverse Split Transaction? The Board and Mr. Shepherd considered many factors in their determination to approve the Reverse Split Transaction. Most importantly, the Board and Mr. Shepherd considered whether the Reverse Split Transaction was in the best interests of the Company's shareholders. In connection with that decision, the Board and Mr. Shepherd considered advantages and disadvantages to the Company's going private, as well as the methods and types of transactions available to allow the Company to go private. In connection with that analysis, the Board and Mr. Shepherd also were required to determine the fair value of the Company's Common Stock and, depending on the type of transaction chosen to go private, to determine whether the Board and Mr. Shepherd were permitted to or thought it advisable to recommend the Company pay any premium over the fair value of the Company's Common Stock. The Board and Mr. Shepherd determined that the pre-Reverse Split fair value of the Common Stock was $0.49 per share. They made this determination based on an opinion of value the Company received from Empire Valuation Consultants, LLC, an independent valuation consultant, and certain other considerations, such as general lack of liquidity of the Common Stock, recent trading volumes, Company projections and recent market trends, that the Board and Mr. Shepherd deemed relevant to their evaluation. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT - Deliberations Regarding the Reverse Split Transaction below.

- What Are the Federal Income Tax Consequences of the Reverse Split Transaction for Shareholders? The receipt of cash in the Reverse Split Transaction will be taxable for federal income tax purposes. Shareholders who only receive shares of New Common Stock should not be subject to taxation as a result of the Reverse Split Transaction. Shareholders who receive cash in lieu of fractional shares of New Common Stock will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash. To review the material tax consequences in greater detail, please read the discussion under "FEDERAL INCOME TAX CONSEQUENCES" below.

- If I Own Fewer than 500 Shares of Existing Common Stock, is There Any Way I Can Continue to be a Shareholder of the Company After the Reverse Split Transaction? If you own fewer than 500 shares before the Reverse Split, the only way you can continue to be a shareholder of the Company after the Reverse Split, is to purchase, prior to the effective date of the Reverse Split, which is expected to be September 12, 2005, (the "Effective Date") sufficient shares to cause you to own a minimum of 500 shares on the Effective Date. We cannot assure you, however, that any shares will be available for such purchase.

- Is There Anything I Can Do if I Own 500 or More Shares of Existing Common Stock, but Would Like to Take Advantage of the Opportunity to Receive Cash for My Shares as a Result of the Reverse Split Transaction? If you own 500 or more shares before the Reverse Split Transaction, you can receive cash for all of your shares if, prior to the Effective Date, you reduce your stock ownership to fewer than 500 shares by selling or otherwise transferring your shares. We cannot assure you, however, that any purchaser for your shares will be available. Alternatively, before the Effective Date, you could divide your shares among different recordholders so that fewer than 500 shares are held in each account. For example, you could divide your shares between your own name and a brokerage account so that fewer than 500 shares are held in each account.

- What Happens if I Own a Total of 500 or More Shares Beneficially, but I Hold Fewer than 500 Shares of Existing Common Stock of Record in my Name and Fewer than 500 Shares with my Broker in "Street Name?" If you, for example, have 200 shares registered in your own name with the Company's transfer agent, and you have 300 shares held through your broker in street name, you would receive cash for the 200 shares of Existing Common Stock you hold of record and you would also receive cash for the 300 shares held in street name if your broker or other nominee accepts the Company's offer for each beneficial owner of fewer than 500 shares of Existing Common Stock held in the broker's or nominee's name to receive cash for fractional shares.

- If I Own at Least 500 Shares, but the Shares Are Split Among Record Holders as Described Above so That No Record Holder Owns 500 or More Shares, But I Wish to Continue to Own Common Stock After the Reverse Split Transaction, What Should I Do? Before the Effective Date, you could put all of the shares you own beneficially in the name of one recordholder, either in your name or in street name, so that the total shares you own that are held of record in the same name is at least 500 shares, and then you would continue to be a shareholder after the Effective Date.

- What Percentage of Shareholders Must Vote in Favor of the Reverse Split Transaction for it to be Approved? The Reverse Split Transaction will be approved if a majority of the all outstanding shares of Common Stock entitled to vote thereon vote in favor of its approval. John D. Shepherd, Chief Executive Officer and owner of approximately 57% of the outstanding shares of the Company's Existing Common Stock, and the rest of the Affiliated Shareholders, who, together with Mr. Shepherd, own approximately 82% of the Company's Existing Common Stock, have indicated their intention to vote in favor of the Reverse Split Transaction. Accordingly, it is anticipated that the Reverse Split Transaction will be approved by the requisite shareholder vote under New York law.

- Do I Have Appraisal or Dissenters' Rights? Under New York law, those shareholders who wish to exercise their right to dissent and elect not to receive the cash value in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and the denominator as the number 500 (which is equal to $0.49 per share of Existing Common Stock) must meet all of the specific requirements stated in Section 623 of the New York State Business Corporation Law (See Appendix B). This means that only holders of shares in increments of less than 500 shares of the Company's Existing Common Stock that would result in receiving a cash payment in lieu of a fractional share are entitled to dissenters' rights. The dissenters' rights statute provides that shareholders who dissent from the Reverse Split Transaction are entitled to payment in cash for the fair value of their fractional share (if any) resulting from the Reverse Split. See "DISSENTERS' APPRAISAL RIGHTS" below for important details regarding the procedure and specific rights.


                      SPECIAL FACTORS RELATING TO APPROVAL OF
                   AMENDMENT TO CERTIFICATE OF INCORPORATION TO
                              EFFECT REVERSE SPLIT

 Introduction

  On February 19, 2005 and March 17, 2005, the Company's Board of
Directors unanimously adopted a resolution approving, and decided to recommend to the Company's shareholders, a 1-for-500 reverse stock split (previously defined as the "Reverse Split") of the Company's Existing Common Stock, the preparation of the corresponding amendment of the Company's Certificate of Incorporation, and the payment of the fair value for any fractional shares resulting from the Reverse Split (previously defined as, together with the Reverse Split, the "Reverse Split Transaction"). Mr. Shepherd, as a control person of the Company, also separately approved the Reverse Split Transaction. The Reverse Split Transaction is proposed to reduce the number of shareholders of record to less than 300, thereby allowing the Company to terminate its registration under the Exchange Act and relieving the Company of the costs of filing public documents and allowing the Company to continue its long-term business plans without the burdens of public reporting. As a private company, the Company would no longer be required to file annual and quarterly reports with the SEC.

  The Company's Board of Directors and Mr. Shepherd considered many factors in their determination to approve the Reverse Split Transaction and submit the proposal to the shareholders for approval. Most importantly, the Board of Directors and Mr. Shepherd had to determine if the Reverse Split Transaction was in the best interests of the Company's shareholders. In connection with that decision, the Board of Directors and Mr. Shepherd considered advantages and disadvantages to the Company of going private, as well as the methods and types of transactions available to allow the Company to go private. In connection with that analysis, the Board of Directors and Mr. Shepherd also were required to determine the fair value of the Company's Common Stock and, depending on the type of transaction chosen to go private, to determine whether it was permitted or advisable to recommend the Company pay any premium over the fair value of the Company's Common Stock.

  The Board of Directors and Mr. Shepherd, after extensive discussions with representatives from Company management and outside legal counsel to the Company, made a preliminary determination that a reverse stock split would be the best transaction structure to achieve, in the most cost effective manner, the Company's going private goal.

  The Reverse Split is subject to approval by a majority of all outstanding shares of Common Stock entitled to vote thereon. The Company's officers and directors, who own approximately 82% of the Company's Existing Common Stock (previously defined as the "Affiliated Shareholders"), have indicated their intention to vote in favor of the Reverse Split. Accordingly, it is anticipated that the Reverse Split Transaction will be approved by the requisite shareholder vote under New York law.

How The Reverse Split Transaction Will Be Effected

  The Reverse Split of the Company's outstanding Common Stock will automatically occur upon the filing of the Reverse Split amendment to the Company's Certificate of Incorporation ("Reverse Split Amendment"), after such filing has been approved by the Company's shareholders at the Meeting. The "Effective Date," referred to throughout this Proxy Statement of the Reverse Split will be the date indicated as such in the Reverse Split Amendment, which date is currently expected to be September 12, 2005, the date on which the Reverse Split Amendment is filed with the State of New York. A form of the Reverse Split Amendment is attached hereto as Appendix A.

  Following shareholder approval of the Reverse Split Amendment, each holder of at least 500 shares of Existing Common Stock will automatically become the holder of at least one post-Reverse Split share of Common Stock, also referred to herein as "New Common Stock". No fractional shares will be issued in connection with the Reverse Split, and any fractional shares that may result will be redeemed in cash based on the fair value of the Existing Common Stock as required by New York Law. The fair value of the Existing Common Stock was determined (for purposes of the payment for fractional shares) based upon an opinion of value received by the Company by Empire Valuation Consultants, LLC ("Empire") as well as certain other factors that the Board and Mr. Shepherd deemed relevant to their evaluation, including the general lack of liquidity of the Common Stock, historically low trading volumes, Company projections and recent market trends. The Board of Directors and Mr. Shepherd believe that the cash payment in lieu of fractional shares in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and having as the denominator the number 500 (which is equal to $0.49 per share of Existing Common Stock), accurately reflects the fair value of the Existing Common Stock.

  Each current certificate representing issued and outstanding shares of Existing Common Stock prior to the Reverse Split will automatically be deemed to represent the correct number of post-split shares of New Common Stock after the Effective Date. Following the Reverse Split Transaction, the Company or its transfer agent will send an instruction letter to each shareholder. Upon receipt of the stock certificates and properly completed instruction letters, the Company or its transfer agent will issue the appropriate new stock certificates and/or make the appropriate cash payments. Do not send any stock certificates to the Company or its transfer agent until you receive an instruction letter. After the Reverse Split, shareholders being cashed-out will have no rights as shareholders with respect to the pre-Reverse Split Existing Common Stock or the fractional shares that would have resulted from the Reverse Split, whether or not those shareholders have been paid cash consideration.

  The Company anticipates that it will pay out approximately $115,669 to holders of Existing Common Stock that will be holders of fractional shares following the Reverse Split Transaction.

  If the Reverse Split is approved and implemented, the number of shareholders of record of the Company's Common Stock will be fewer than 300. The Company intends to terminate the registration of its Common Stock under the Exchange Act pursuant to Section l2(g)(4) of the Exchange Act as soon as possible after the Effective Date. Following the Reverse Split Transaction, the decision by the Company to terminate Exchange Act registration will not require shareholder approval and will not be voted on at this Meeting. After the Company has de-registered its Common Stock, the Company's duty to file periodic reports with the SEC, such as current quarterly and annual reports, will be suspended.

Purposes and Reasons For the Proposed Reverse Split

  Potential Advantages to Going Private

  The Company's Board of Directors and Mr. Shepherd considered a number of important advantages to going private which are summarized as follows and discussed in greater detail below:

    Cost savings with respect to public reporting and shareholder account servicing;

    Increased operating freedom focused on long-term growth rather than quarterly results;

    No practical reduction in liquidity for continuing shareholders; and

    Elimination of the applicability of the Sarbanes-Oxley Act of 2002 and the attendant liabilities to which the members of the Company's Board of Directors would otherwise be subject.

  Elimination of Costs Associated with Being an Exchange Act Reporting Company.

  The principal reason for engaging in a going private transaction is to relieve the Company of the costs and burdens of remaining a public company and allow the Company's management team to focus on long-term growth. Because of the Company's relatively small size, limited profitability and limited dividend distributions, the Company's status as a public company has provided little liquidity for the Company's shareholders. The Company's management expects no change in this situation for the foreseeable future. For these reasons, the costs and expenses of remaining a public reporting company are not warranted because the Company has not been and expects that it will not be able to realize one of the principal benefits of public ownership.

  There are considerable costs and burdens to the Company that result from it being a public reporting company. To comply with its obligations under the Exchange Act, the Company incurs direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies. Examples of direct cost savings from termination of registration of common shares include: lower printing and mailing costs; reduced reporting and disclosure requirements due to the Company's private status; and reduction in direct expenses such as word processing and preparing electronic filings in the EDGAR format prescribed by the SEC. The Company also believes that there will be a reduction in audit and legal fees once the Company is no longer subject to the reporting requirements of the Exchange Act. The Company also incurs substantial indirect costs as a result of executive time expended to prepare and review such Exchange Act filings and to otherwise comply with Exchange Act and Sarbanes-Oxley Act of 2002 requirements applicable to public companies. Termination of registration under the Exchange Act of the Common Stock is expected to substantially reduce many of these costs.

  The Company also expects the Reverse Split Transaction to substantially reduce the cost of servicing shareholder accounts. The costs of printing and mailing materials to shareholders (and dividend checks if and when declared and paid) increases for each shareholder account, regardless of the number of shares held by the shareholder. Many of the Company's shareholders hold a relatively small number of shares, and the cost of servicing such accounts is disproportionate to the size of the holdings. After the Reverse Split Transaction, the Company expects that it will have approximately 132 shareholders, compared to approximately 3,100 shareholders prior to the Reverse Split.

  Based on its experience in prior years, the Company believes that annual savings of approximately $300,000 per year following the Reverse Split Transaction may be realized by going private. This amount, however, is just an estimate based on past experience, and the actual savings to be realized may vary from such estimate, especially in view of the additional requirements of the Sarbanes-Oxley Act of 2002 and related SEC rules if the Company continues to be subject to the Exchange Act. However, the Company cannot guarantee that the benefits of going private will be accomplished as expected or as scheduled. The estimated savings will accrue from the elimination of the following expenses:

Expense                       Estimated Dollars

Independent Accountants            $ 84,000
Legal                              $ 22,000
Transfer Agent                     $ 27,000
Printing and Postage               $ 12,000
Directors' Fees                    $ 65,000
Salaries                           $ 90,000
                                  ---------
 Total Annual Estimated Savings    $300,000

  It is anticipated that the Company will also save considerable time by no longer having to comply with the federal securities laws. As previously noted, the Company is legally permitted (and intends to promptly) terminate its registration under the Exchange Act if the Company's New Common Stock is held by less than 300 shareholders of record after the Reverse Split Transaction. Termination of the Company's Exchange Act registration would make certain provisions of the Exchange Act, such as the quarterly (Form 10-QSB) and annual (Form 10-KSB) reporting and proxy statement filing obligations, no longer applicable to the Company. The Company would also no longer be subject to any regulatory legal requirement to adopt and maintain Sarbanes-Oxley internal controls and procedures to insure the timely and appropriate identification and disclosure of material financial and nonfinancial information. The Company believes that a substantial number of employee hours will be saved and be able to be more profitably redeployed by not having to file Exchange Act reports.

  The Board of Directors and Mr. Shepherd also believe that the Company, because of its being a public reporting company, has not been able to concentrate to its potential on the long-term growth of the Company's businesses. Rather, the Company has been required to place undue emphasis on quarter-to-quarter earnings. By becoming a private company, the Board of Directors and Mr. Shepherd feel that management can direct its efforts to long-term growth in ways that better reflect the Company's historical business seasonality. Management will gain greater flexibility in operating the Company and planning for its future.

  Direct Advantages to Shareholders

  The Reverse Split Transaction also provides for a cash payment to holders in lieu of the issuance of fractional shares. Unaffiliated and affiliated shareholders will benefit from the Reverse Split Transaction in that they will receive a cash payment for all or a portion of their existing holdings. All holders of less than 500 shares of Existing Common Stock will receive a cash payment for their entire interest in the Company, without having to pay brokerage or other transaction costs, which the Company believes provides a substantial benefit since the current market for the shares is very limited. Those shareholders who hold 500 or more shares of Existing Common Stock will receive New Common Stock and will continue to have voting and ownership rights in the Company, as well as payments in cash for any fractional shares resulting from the Reverse Split Transaction for such holders. The holders of New Common Stock will have the opportunity to participate in the increased opportunities for future growth that the Company will experience due to the reduced reporting and administrative costs associated with the Company no longer being public.

  Potential Disadvantages to Going Private

  While the Company believes the Reverse Split Transaction will result in the benefits described, several disadvantages should also be noted.

  Inability to Participate in any Future Increase in the Value of the Company's Common Stock

  The ownership interest of shareholders holding less than 500 shares will be terminated, and such shareholders will not participate in any future growth of the company. Additionally, these shareholders will be forced to relinquish their shares of the Company's Common Stock upon the effective date of the Reverse Split Transaction, rather than choosing on their own the time and price for disposing of their holdings of Common Stock of the Company.

  Cessation of Public Market of Company's Common Stock

  Following the Reverse Split, the Company will apply for the termination of its Exchange Act registration and periodic reporting obligations. Once the Company terminates such obligations, the Company's Common Stock will no longer be eligible to be quoted on the Nasdaq OTCBB. As a result, there will be no effective trading market for the Company's Common Stock. However, the current public market is highly illiquid, as many days go by without any trading whatsoever. Because, as a practical matter, there currently exists very little liquidity for the Common Stock, the Board and Mr. Shepherd determined that any further loss of liquidity would have little effect on remaining shareholders and that any loss of liquidity will be outweighed by the benefits of terminating the Company's Exchange Act registration and periodic reporting obligations.

  Cessation of Publicly Available Information

  After the Reverse Split Transaction, the Company will terminate the registration of its Common Stock under the Exchange Act and the Company will no longer be subject to the reporting requirements under the Exchange Act. As a result of the termination of the Company's reporting obligations under the Exchange Act:

    Less information will be required to be furnished to shareholders or to be made publicly available by the Company;

    Various provisions of the Exchange Act, such as quarterly operating statements and proxy statement disclosure in connection with shareholder meetings, will no longer apply to the Company; and

    The reporting requirements and restrictions of the Exchange Act, including without limitation the reporting and short-swing profit provisions of
    Section 16, will no longer apply to executive officers, directors and 10% shareholders of the Company.

  The Company will also no longer be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Exchange Act. Therefore, the chief executive officer and chief financial officer would no longer be required to certify as to the accuracy of the Company's financial statements. Moreover, there would be no affirmative regulatory requirement imposed on the Company to adopt and maintain internal controls and procedures to ensure that material information, both financial and non-financial, is identified and communicated on a timely basis.

  Federal Income Tax Consequences

  Both affiliated and unaffiliated shareholders of the Company receiving cash as a result of the Reverse Split Transaction will be subject to federal income taxes and possibly state taxes, as if they had sold their shares. As a result, both affiliated and unaffiliated shareholders who receive cash due to the

Reverse Split Transaction may be required to pay taxes (or may recognize a capital loss) on their respective shares of Common Stock which are converted into the right to receive cash from the Company. See "FEDERAL INCOME TAX CONSEQUENCES."

  As discussed below, after evaluating potential advantages and disadvantages of the Reverse Split Transaction, the Company's Board of Directors and Mr. Shepherd concluded that the advantages of conducting a going private transaction substantially outweighed the disadvantages associated with "going private".

Deliberations Regarding the Reverse Split Transaction

  In approving the Reverse Split Transaction, the Board of Directors and Mr. Shepherd took a number of factors into consideration, including the historical and present condition of the Company, the advantages and disadvantages of going private and the fairness of the Reverse Split Transaction to the Company's unaffiliated shareholders.

  Initial Review and Consideration

  During January 2005, because of the high costs associated with being a public company and the fact that the Company enjoys few benefits from being public, management discussed with the Company's outside legal counsel options for terminating the Company's reporting obligations, including a reverse stock split. After discussions with legal counsel and preparation of preliminary cost savings and recent trading analyses, management decided to present these options to the Board of Directors and Mr. Shepherd for further discussion.

  At the February 19, 2005, meeting of the Board of Directors, the Board and Mr. Shepherd considered whether it would be appropriate for the Company to conduct a going private transaction. They then considered the advantages and disadvantages of being a private company. At that time, they considered the following specific advantages and disadvantages to taking the Company private:

Advantages of Going Private          Disadvantages of Going Private

Annual expense savings of up to      Shareholders with fractional shares
$300,000                             following reverse split would no longer
                                     remain shareholders and would be unable to participate in future potential growth of the Company

Management could focus on            Capitalize the limited opportunities for a
managing the Company, rather than    public market in the Company's securities
increasing stock price to maximize   may reduce the Company's opportunities to
shareholder value.                   raise equity financing and would result in
                                     further losses in liquidity of the shares of the Company's Common Stock.

Certain shareholders would receive   Limited public information regarding the
cash payment for their fractional    Company (unless the Company voluntarily
holdings in the Company, without     elects to disseminate information publicly
incurring brokerage fees and gain    or re-registers under the Exchange Act in
the ability to liquidate their       the future.

                                     Shareholders receiving cash payment in lieu of their fractional share following the reverse split will be forced to recognize income and pay income tax on any gain realized.

  The Board and Mr. Shepherd concluded that the advantages of conducting a going private transaction substantially outweighed the disadvantages associated with going private. The Board and Mr. Shepherd determined this to be true because
(i) the outstanding shares of Existing Common Stock were already illiquid, given the typical low or non-existent daily trading volume, and (ii) the Company intends to voluntarily distribute annual financial and certain other information about the Company to its shareholders after the Reverse Split Transaction.

  Form of Going Private Transaction.

  The Board and Mr. Shepherd next discussed the options available to the Company to accomplish its going private goals, principally a reverse split and an issuer self-tender offer. They determined, comparing such available options, that a reverse stock split was the most feasible and cost-effective option. The Board and Mr. Shepherd considered the following options:

    Issuer Tender Offer. The Board and Mr. Shepherd considered, in concept, an issuer tender offer by which the Company would offer to repurchase shares of the Company's outstanding Common Stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. Neither the Board nor Mr. Shepherd was certain as to whether this alternative would result in shares being tendered by a sufficient number of record holders so as to permit the Company to reduce the number of shareholders below 300, to reduce its administrative costs related to servicing shareholders who own a relatively small number of shares and to terminate its SEC reporting requirements. They were also uncertain as to whether many holders of a small number of shares would make the effort to tender their shares. In addition, they considered that the estimated transaction cost of completing a tender offer would be similar to or greater than the costs of the Reverse Split Transaction, and these costs could be significant in relation to the value of the shares purchased since there could be no certainty that a significant number of shares would be tendered. Since an issuer tender offer would not necessarily meet the Company's objective of reducing the number of shareholders below 300, neither the Board nor Mr. Shepherd addressed or considered potential purchase prices to be offered in an issuer tender offer.

    Purchase of Shares on the Open Market. The Board and Mr. Shepherd also considered purchasing shares of the Company in the open market in order to reduce the number of shareholders to fewer than 300. Given the lack the daily trading volume of the Common Stock, however, there was no assurance that purchasing stock in isolated transactions would result, in a reasonable period of time, in enough shareholders selling their shares to reduce the number of shareholders enough to permit the Company to deregister.

    Third Party Acquirer. The Board and Mr. Shepherd also considered seeking a third party acquirer. They noted that no offers were currently outstanding and third-party interest had not been solicited.

    Continuing as is. The Board and Mr. Shepherd also considered taking no action at all. However, due to the Company's significant and increasing costs of compliance under the Exchange Act, especially in relation to the Company's overall expenses and cash flow, they decided that taking no action at this time was not in the best interests of the Company. The Company, based on past experience, estimates $300,000 per year in expenses may continue to be incurred if the Company continues to be a reporting company under the Exchange Act. This estimate is substantially based on past experience, and may not necessarily be indicative of actual future expenses in view of the additional requirements of the Sarbanes-Oxley Act of 2002 and related SEC rules.

    Reverse Split. Because the results of a reverse stock split are more predictable and automatic, each of the Board and Mr. Shepherd believes that the Reverse Split is the most expeditious and economical way of reducing the number of holders of record to fewer than 300 and effecting the termination of the Company's Exchange Act registration and periodic reporting obligations. Upon deciding that the Reverse Split was the most effective way to accomplish the Company's going private goals, the Board asked management to prepare materials for its review relating to the possible split ratios that could be used, such as 1-for-300, 1-for-500, 1-for-1000 and 1-for-2000, and the costs to the Company associated with each of such ratios.

  Fairness of Reverse Split Transaction.

  The Board and Mr. Shepherd next reviewed the fairness of the Reverse Split Transaction to the Company's affiliated and unaffiliated shareholders. Each of the Board and Mr. Shepherd considered whether the Reverse Split Transaction would be both substantively and procedurally fair to the Company's unaffiliated shareholders.

    Fairness of Price. After determining that going private was in the Company's best interest, the Board and Mr. Shepherd next considered the methods that could be used to determine a fair purchase price with respect to the repurchase by the Company of the fractional shares resulting from the Reverse Split, including:

    Historical and Current Market Price: The Board and Mr. Shepherd reviewed the current market price of the Existing Common Stock. The Board also considered that (i) only approximately 12% of the Company's issued and outstanding shares of Common Stock was legally allowed to trade without restriction, (ii) the Company's Common Stock was extremely illiquid with low trading volume and price volatility occurring from nominal trading volume,
    (iii) in the past months, other than swings in price due to infrequent larger purchases or sale, the price has been trading in a very narrow trading range, and (iv) with increased future profitability uncertain, and over 9 million shares outstanding, earnings per share growth that would have a beneficial affect upon the stock price is highly improbable.

    Net Book Value: The Board and Mr. Shepherd next reviewed with management the net book value of the Existing Common Stock. It considered that for the nine months ended as of October 31, 2004, the Company had a net book value of $2,269,140. As of the same date, there were 9,544,299 common stock shares outstanding, which includes 504,240 shares of Common Stock that were being held in the Company's treasury at that time, which treasury shares have since been cancelled. The net book value as a result of these numbers on October 31, 2004, was approximately $0.25 per share (net of the treasury shares). At that time, the per share book value as of the Company's fiscal year ended January 31, 2005 was also expected to be approximately $0.21 per share.

    Other Valuation Methods Considered. The Board and Mr. Shepherd also discussed using a liquidation valuation method to determine a fair price for
    the fractional interests,	but rejected that method (as well as any other
    method that did not value the Company as a going concern) as the Company's experience and annual audit process and the Company's knowledge of the markets in which its assets are located clearly show the per share liquidation value of the Company's assets to be less than the per share value of the Company as a going concern. Moreover, the Board and Mr. Shepherd considered using a going concern method to determine a fair price for the fractional interests and concluded, as discussed below, that it would be in the Company's best interests for it to engage an independent valuation consultant to evaluate the Company on a going concern basis.
    They further determined that they would adopt and rely on the findings of the independent valuation consultant in this regard.

    Other Valuation Methods Not Considered: Neither the Board nor Mr. Shepherd considered the following valuation methods because such information was not available, or did not apply, to the Company for reasons stated below:

      Prices paid in previous purchases by the Company of the Company's securities during the past two years. The Company has not purchased the Company's securities in the past two years.

      Firm offers of which the Company or any affiliate is aware made by an unaffiliated person during the past two years. The Company is unaware of any such offer.

    Opinion of Value. As noted above, the Board and Mr. Shepherd then discussed engaging an independent valuation consultant to provide it with an opinion of value (the "Opinion of Value") of the Common Stock. Each of the Board and Mr. Shepherd considered this option to be in the best interests of the Company and its shareholders because it would ensure that the price would be determined by an independent valuation expert and therefore would be fair to the Company's shareholders. Accordingly, the Board asked management to recommend an independent valuation consultant to the Board at its next meeting.

    Substantive Fairness. In considering the substantive fairness of Reverse Split Transaction, the Board and Mr. Shepherd also determined the following to be significant:

    The fact that those shareholders being paid cash for their fractional share interest will no longer participate in the future growth of the Company, if any;

    The fact that the potential loss of liquidity in shares of the Company's Common Stock does not appear to be a significant loss given the historically small trading volume of the Company's Common Stock;

    Any detriment associated with the reduction in public information available regarding the Company's business, financial condition and results of operations will be offset by the savings in costs and management time expected to result from termination of the Company's registration and periodic reporting obligations with the SEC; and

    The increasing costs associated with remaining a public-reporting company.

    Procedural Fairness. In considering the procedural fairness of the Reverse Split Transaction, each of the Board and Mr. Shepherd found to be particularly significant the fact that the Company intended to engage an independent valuation consultant to prepare the Opinion of Value to ensure the fairness of the price to be paid. At this initial meeting, the Board also considered forming an independent Special Committee of the Board to evaluate the fairness of the proposed transaction. As discussed below, however, at its March 17, 2005 meeting, the Board concluded that there was not a sufficient number of truly independent directors to serve on a multi-member independent Special Committee and, therefore, that the expense associated with the creation of a Special Committee was an unnecessary disbursement of shareholder value, as it would not add significant value to the Board's deliberative process.

  Additionally, the Board and Mr. Shepherd considered other issues related to the procedural fairness of the going private transaction, including those set forth below:

    The fact that the transaction was structured so as to require the approval of a majority of the Company's outstanding shares and does not require the separate approval of a majority of the unaffiliated shareholders of the Company;

    The unaffiliated shareholders do not have an independent representative because the cost of such representative outweighs its potential benefits in a transaction of this size;

    The Board of Directors approving the Reverse Split Transaction consists of
    9 members, three (3) of whom (John D. Shepherd, Benjamin Shepherd and Jeffry LaPell) are officers of the Company, one (1) of whom (William Thyne) is a former officer of the Company, one (1) of whom (Leslie M. Apple) is a partner with the law firm engaged to provide counsel with respect to the Reverse Split Transaction, and two (2) of whom (Richard Farr and Steven Patlin) are otherwise employed by or serve as independent contractors to the Company;

    The Board approving the Reverse Split Transaction also owns, as a group, approximately 82% of the Company's outstanding shares of Existing Common Stock;

    Shareholders being cashed-out as a result of the Reverse Split Transaction will be liquidating their historically illiquid holdings at a fair price and without brokerage fees; and

    Shareholders that may be cashed out pursuant to the Reverse Split Transaction may decide to remain shareholders of the Company after the Reverse Split Transaction by simply acquiring sufficient shares so that they hold at least 500 shares in their account immediately prior to the Reverse Split Transaction.

  After carefully evaluating all of these factors, the Board and Mr. Shepherd concluded that, notwithstanding the ostensible absence of procedural fairness, the actual facts and circumstances of the Company, including the economic realities of the total current market value of the shares of Common Stock that will be eliminated by the Reverse Split Transaction, its current ownership and its finances, clearly supported proceeding with approval of the Reverse Split Transaction without independent evaluation beyond that of an independent valuation consultant. The Board and Mr. Shepherd also concluded there was no financial prejudice to shareholders whose ownership interest will be eliminated by the Reverse Split Transaction.

  Funding the Reverse Split Transaction.

  The Board and Mr. Shepherd next discussed how the Reverse Split Transaction would be funded. Upon consultation with management, the Board and Mr. Shepherd determined that, subject to the receipt of the Opinion of Value, it was not likely that the repurchase price of the fractional interests upon completion of the Reverse Split Transaction would be very significant. Therefore, they anticipated that total amount paid to shareholders to repurchase the fractional interests could be paid from the working capital of the Company.

  Review of the Going Private Process

  At their initial meeting, the Board of Directors and Mr. Shepherd also reviewed with legal counsel the duties of directors under the federal securities laws and New York State corporate laws in evaluating a going private transaction. It then discussed the preparation of documents to be filed with the SEC in connection with the Reverse Split Transaction. The costs associated with going private were generally discussed as well as the potential timeline for achieving private company status.

  The Company engaged Whiteman Osterman & Hanna, LLP, a law firm of which Leslie
M. Apple, a Company director, is a partner, to provide advice and counsel with respect to the proposed going private transaction. Counsel outlined the procedure for conducting a going private transaction, including the (i) preparation by counsel of a Schedule 14A and a Schedule 13e-3, (ii) review of such documents by the SEC, (iii) printing and distributing of the Proxy Statement to shareholders, (iv) the conducting of the Meeting, and (v) the effectuation the proposed transaction.

  Conclusion

  At the initial meeting of the Board and Mr. Shepherd on February 19, 2005, each of the Board and Mr. Shepherd concluded that a going private transaction was in the best interests of the Company and its shareholders and unanimously approved the Reverse Split Transaction in concept. So that the Board could further review the fairness of the Reverse Split Transaction, however, it directed management to prepare certain materials for its review, including materials relating to split ratios, and to interview potential independent valuation consultant candidates. The Board also instructed management and the Company's legal counsel to proceed with the preparation of the documents necessary to effect the proposed transaction in an expedited manner.

  March 17, 2005 Meeting

  The Company's Board of Directors and Mr. Shepherd convened again on March 17, 2005, to discuss the progress of the Reverse Split Transaction. Management had previously provided the Board and Mr. Shepherd with materials previously requested by the Board and Mr. Shepherd relating to various split ratios. At management's recommendation, each of the Board and Mr. Shepherd approved the split ratio of 1-for-500. This split ratio would reduce the number of the Company's shareholders to 132, a number well below 300, which is the number necessary for the Company to deregister its securities. Accordingly, the Board and Mr. Shepherd concluded that it was very likely that the split ratio would accomplish the Company's going private goals. The Board therefore approved proceeding subject to receipt of the Opinion of Value, and fixing the repurchase price pursuant thereto.

  The Board also re-considered at this meeting the value of forming a Special Committee of the Board of Directors to evaluate the fairness of the Reverse Split Transaction. After deliberation, the Board concluded that there was not a sufficient number of truly independent directors to serve on a multi-member independent Special Committee and, therefore, that the formation of a Special Committee would not add significant value to the Board's deliberative process.

  Management also proposed for the Board's and Mr. Shepherd's consideration, the ratification of the selection and engagement of Empire Valuation Consultants, LLC (previously defined as "Empire") to serve as independent valuation consultant to the Company in connection with the Reverse Split Transaction and the preparation of the Opinion of Value. The Board and Mr. Shepherd were provided with Empire's qualifications and were informed that Empire had an excellent reputation within its field. Based on management's recommendation and because of Empire's experience and credentials in the valuation area, the Board ratified management's selection and engagement of Empire.

  Opinion of Value

  General

  Pursuant to the Company's engagement of Empire to prepare the Opinion of Value for the Company in connection with the Reverse Split Transaction, Empire delivered the Opinion of Value to the Company as of March 20, 2005, which was subsequently revised to provide more detail on the methods used by Empire to determine the value of the Company (the "Opinion of Value"). The Opinion of Value states that, for purposes of the Reverse Split Transaction, the aggregate fair value of the Company is reasonably stated as $4,000,000 as of March 18, 2005. This total value equates to approximately $0.44 per share of Existing Common Stock. A copy of the Opinion of Value is attached hereto as Appendix C. Empire is under no obligation to update the Opinion of Value.

  In consideration for its delivery to the Company of the Opinion of Value, Empire received approximately $10,000 from the Company. Empire has also received fees in the approximate aggregate amount of $35,000 in connection with valuation services unrelated to the Opinion of Value rendered by Empire to the Company during 2003, 2004 and 2005. In 2003, Empire conducted a valuation of True Craft Log Structures, Ltd. ("True Craft"), in connection with the Company's purchase of True Craft, which was completed in August of 2003. Empire received $13,285 for such services. In 2004, Empire also conducted an analysis of the intangibles and restricted stock of two of the Company's subsidiaries, True Craft and Snake River Log Homes, LLC. Empire received $17,200 from the Company for such services. Finally, in 2005, Empire received $5,190 from the Company in connection with an impairment valuation of True Craft, which was required in connection with the preparation of the Company's audited financial statements. Empire determined that there was no impairment.

  Empire's Qualifications

  Empire was founded in 1988 and is a highly respected independent valuation consulting firm. Empire's experience includes thousands of valuations involving businesses and intangible assets worldwide. Empire's principals and staff include long-time, active members of major professional societies such as the American Society of Appraisers, Institute of Chartered Financial Analysts, AICPA, and the Institute of Business Appraisers, among others. All of Empire's professionals hold MBA degrees. The credentials of the representatives of Empire assigned to this engagement are attached as an addendum to the Opinion of Value, a copy of which is attached hereto as Appendix C.

  Empire provides objective, third-party conclusions of value. As a valuations-only firm, it seeks to reduce the potential for conflicts of interest that occur when auditing, banking or brokerage services are offered by the same firm. Empire maintains a strict internal code of conduct and adheres to the ethical and professional valuation standards, including the Uniform Standards of Professional Appraisal Practices, set forth by various professional organizations.

  Summary of the Opinion of Value

  In preparing the Opinion of Value, Empire's professionals examined the Company, in-depth. It gathered information on those aspects of the Company's past, present and future that impact the value of the Company. For purposes of its engagement, "fair value" was defined as "the price at which ownership interests would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts."

  According to the Opinion of Value, Empire valued the Company based on the assumption that the Company is a going concern. The appraisal was conducted in accordance with guidelines established by the Internal Revenue Service ("IRS") and appraisal practices promulgated by the American Society of Appraisers in the Principles of Appraisal Practice and Code of Ethics, together with such standards as Empire deemed relevant to the engagement. Since the Company is a thinly traded publicly held company, Empire, following valuation industry protocol, valued the Company in the same manner as a privately held company.
In this regard, Empire's definition of "fair value" was virtually identical to the definition of "fair market value" as defined by the Internal Revenue Code. Accordingly, in determining the "fair value" of the Company, Empire reviewed the factors considered by the Internal Revenue Service to be relevant in determining "fair market value" for a privately held company including, without limitation, (i) the nature of the business and the history of the enterprise from its inception; (ii) the general economic outlook and condition of, and outlook for, the subject industry; (iii) the book value of the equity and the Company's financial condition; (iv) the earning capacity of the Company; (v) the Company's dividend paying capacity; (vi) whether or not goodwill or other intangible value exists; (vii) past sales of the equity and the size of the block under consideration; and (viii) the market price of actively traded interests of public corporations engaged in the same or similar lines of business.

  Empire reviewed the following in determining the fair value of the Company:
(i) the Company's filings with the SEC for its fiscal years ended January 31,

2001 through 2005 and various interim periods, (ii) the Company's pro-forma results for 2006, including a balance sheet, income statement and statement of cash flow as well as a projected income statement for the Company's fiscal year ending January 31, 2006, provided by management of the Company, which projections are included on pages 35 through 37 of this Proxy Statement, (iii) an on-site visit to one of the Company's divisions during 2002; (iv) Hoover's Online, Edgarscan, Multex and Yahoo!Finance databases, (v) economic and industry information from Value Line, the Wall Street Journal, and Standard & Poor's Industry Surveys and Log Home Council, among others, (vi) conversations with certain members of the Company's management, legal counsel and its primary lender, and (vii) other reviews, analyses and research as Empire deemed necessary. Empire also relied on representations of management that the financial condition of the Company and its outlook did not change materially between January 31, 2005 and March 18, 2005.

  After consideration of a number of generally accepted valuation methodologies, Empire employed a capitalization of income analysis and an adjusted book value calculation and reviewed the market price of the Company's Common Stock in arriving at its opinion, each of which are described in further detail below. Empire also conducted a sensitivity analysis by employing a small company rule of thumb based on earnings before interest, taxes, depreciation and amortization ("EBITDA") and a small company multiple of 5.0 to gauge the reasonableness of the Empire's conclusions.

  Rule of Thumb. Generally, rules of thumb are secondary valuation techniques used to test a formal valuation. In order to determine the applicable rule of thumb in any given case, an appraiser will review the valuations of similar companies that have recently been sold in terms of, for example, a multiple of sales, EBITDA or net profit. The appraiser will then use that formula to gauge the reasonableness of the valuation at issue.

  After consulting a number of well-known sources among appraisers, such as the Handbook of Small Business Valuation Formulas and Rules of Thumb by Glenn Desmond and Pratt's Stats, a database of transactions involving small companies, Empire concluded that the Company was most closely analogous to micro-cap companies, which typically use EBITDA multipliers as valuation measures. Empire also consulted Pratt's Stats for a range of multiples used to value similar sized companies and noted that unless a company is in a "hot" market, EBITDA multiples generally range between 4 times to 7 times, with the multiples more commonly ranging between 4.5 times and 5.5 times. Accordingly, Empire concluded that it was reasonable to conduct its sensitivity analysis using a conservative rule of thumb based on EBITDA multiples of 5.0 times to 6.0 times.

  Empire then determined that all of the values Empire derived using the above-mentioned methodologies, except for adjusted book value, fell well within the appropriate range based on this rule of thumb. The sensitivity analysis was conducted as follows: (a) the adjusted pre-tax income and the weightings used to create a normalized earnings base for use with the rule of thumb were identical to those used in the two capitalization of income calculations discussed below; (b) since the selected multipliers used by Empire were EBITDA multipliers, (i) the Company's depreciation and amortization for each year were added to the base, and (ii) no income tax was imputed; and (c) the small company multiple was applied to each potential EBITDA base and the Company's debt was subtracted. The resulting equity values ranged from $1,455,901 to $4,115,595, with a median of $ 2,634,293 and an average of $2,829,386. As noted below, using capitalization of income, capitalization of debt-free income, trading history and adjusted book value calculations to determine the Company's valuation yielded valuations of $4,030,000, $4,080,000, $3,977,626 and $600,000,
respectively. The first three calculations fell within the upper end of the sensitivity analysis range. Empire's adjusted book value calculation fell below the low end of the range, which was not surprising to Empire, as it felt that, in this case, adjusted book value was a worst case value here.

  Capitalization of Income Analysis. Empire first reviewed the Company's historical net income for the years 2000 through 2005 and its projected results for 2006 and made adjustments for certain non-recurring items and the anticipated improvement in the Company's operating income. The adjustments for non-recurring items included (i) adding back to the Company's pre-tax income $240,000 per year, which was, at that time, the Company's estimate of SEC filing related expenses; and (ii) adding back the amount of selling, general and administrative expenses reported by the Company in 2004 ($4,666,927), as it was unusually high as a percentage of sales due to non-recurring acquisition activities, and deducting a more normalized percentage (26.7% of sales or $4,217,348, based on 2005 numbers, instead.

  The adjusted results were then weighted in several ways and results reviewed on a pre-tax and a post-tax basis. The adjusted results were weighted in several ways. First, the adjusted figure for 2001 was excluded from computations because it was unusually low and not considered to be indicative of the Company's ongoing earning power. Secondly, the Company's 2005 loss was given a weight of 1.0 times in all scenarios. The results for 2005 represented the Company's worst financial performance over the review period. Empire did not feel that it should be disregarded since (i) it captured some of the difficulties involved in assimilating the Company's acquisitions and (ii) it was, in fact, the latest actual reported year. However, the Company had been profitable and Empire believed there was a reasonable expectation that it will be profitable again. Accordingly, after reviewing the results of the various scenarios, Empire selected $850,000 as a reasonable predicate for the Company's ongoing pre-tax earning power, which was its normalized earnings base.

  The Company's pre-tax earnings base was then tax-affected using a marginal tax rate of 39%. The Company's after-tax earnings base then became $518,925, which assumed that the Company's capital expenditures and depreciation expense would offset one another over the long-term and, thus, the earnings base was equivalent to the Company's cash flow.

  The normalized net income figure was then capitalized using the following formula: base net income x (1+ growth rate)/ capitalization rate). For purposes of this calculation, Empire used a growth rate of 4% and a capitalization rate of 17.38%. Empire determined the 4% rate to be a reasonable long-term growth expectation for the Company based on Empire's analysis and Value Line's forecasts for inflation. The capitalization rate represented the required rate of return that an investor would demand at a point in time in order to hold equity in a company under study and accounts for the risks inherent in a company's capital. In order to determine the Company's capitalization rate, Empire reviewed certain of Ibbotson Associates' annual studies of marketable minority interests in publicly traded securities. According to such studies, the expected rate of return of the market (i.e., the S&P 500) in excess of the risk-free rate (i.e., arithmetic mean) had been 7.0%, based on a study of actual returns from January 1926 to December 2003.
Ibbotson further identified a small-company premium of 6.6% based on a market value-weighted index of micro capitalization stocks traded on the New York
Stock Exchange, the American Stock Exchange and NASDAQ. This premium recognized that equity holders generally demand higher returns from companies that are riskier by virtue of their smaller revenue base and capitalization. Empire then added 4.78%, which represents the risk-free rate (using twenty year Treasuries as a guide) to arrive at a capitalization rate of 18.38%. Finally, Empire adjusted this capitalization rate (by 1.0%) to reflect the Company's industry and company specific risk. Empire believed this to be appropriate given (i) the highly competitive nature of the Company's industry and its high leverage, (ii) the Company's small capitalization relative to those of the companies included in the Ibbotson study, and (iii) the Company's historical profitability, its projected improvement and the taxable outlook for its industry. Accordingly, Empire used a capitalization rate of 17.38% in its analysis.

  Based on this analysis, Empire concluded that the fair value of the Company was $4,030,000.

  Capitalization of Debt-Free Income. Empire then conducted a similar analysis using a debt-free approach whereby interest expense was added back for each year within the review period ($56,658, $99,756, $57,966, $55,284, and $171,591 for each of the years ended January 31, 2001 through 2005, respectively, and a projected $251,103 for the year ending January 31, 2006. The result of this calculation was a value for the total invested capital available to equity holders and debt holders. Then, in order to determine the value of the

Company's equity, the Company's outstanding debt ($4,323,633) was subtracted.
As a result of this analysis, Empire concluded that the Company's fair value was $4,080,000.

  Adjusted Book Value. Empire then reviewed the adjusted book value (i.e. generally the value of a company's bundle of assets, less its liabilities) of the Company, using the Company's balance sheet for January 31, 2005, as the starting point. Empire then adjusted the Company's assets and liabilities to reflect their fair market values. The following adjustments were made by Empire
(i) the cost-basis book value of the Company's land, buildings and improvements ($3,926,347) was reduced by $1,456,347 to $2,470,000 to reflect the fair market value of such assets, which was provided by the Company's primary lender and was based on an appraisal for lending purposes; (ii) the cost-basis book value of the Company's machinery and equipment was conservatively reduced by 10% to $1,862,594 based on Empire's discussions with management; (iii) the cost-basis book value of the Company's furniture and fixtures was reduced by 50% based on discussions with management; Empire felt this estimate was conservative since nearly all of the items were typical office furnishings that would sell for considerably less; (iv) the cost-basis book value of transportation equipment, which are typical of that for the industry in general, was reduced by 30% to $436,503; and (v) the book value of goodwill and other intangible assets was eliminated because they cannot be transferred or sold and, thus, have no realizable book value. Based on this analysis, Empire concluded that the fair value of the Company was $600,000.

  Market Price. Finally, Empire reviewed the Company's trading history for the twelve month period ended on March 18, 2005. Empire noted that, during this time, (i) there were only 59 reported trades for a total of 149,753 shares; (ii) the maximum price was $1.01 per share; (iii) the minimum was $0.40 per share;
(iv) the most recent price was $0.44 per share, and (v) that, within the thirty (30) day period ending on March 18, 2005, there were only six (6) trades. The weighted average price per share during the thirty (30) day period ending on March 18, 2005 was $0.67, but Empire noted that the price was skewed by a larger than average trade of 10,000 shares on February 23, 2005. Empire noted that it was unable to locate any rationale for the spike, but further noted the price declined again quickly. Based on this analysis, Empire concluded that the Company's value based on this method was $3,977,626 ($0.44 per share times 9,040,059 shares outstanding), but that the Company's limited trading history implied that this was not a true reflection of fair value.

  Conclusion. Despite the range of values from $600,000 to $4,080,000, after weighing and evaluating the results achieved by the foregoing valuation methods, Empire concluded that the aggregate fair value of the Company as of March 18, 2005, was $4,000,000. In reaching this conclusion, Empire noted that the valuation of privately-held or thinly traded companies is more of an art than a science and is dependent upon the judgment of the expert, which is, in this case, Empire. It noted that it selected the final valuation figure of $4,000,000 from within the reasonable range of value of $600,000 to $4,080,000, taking into consideration all of the factors that were relevant to its valuation calculations.

  The Opinion of Value states that its reported analyses, opinions and conclusions represented the personal, unbiased professional analyses, opinions and conclusions of Empire and that the professional fee paid to Empire in connection with the preparation of the Opinion of Value was not contingent upon the opinion of value stated therein. Moreover, it states that neither Empire nor any of its employees has a present or intended financial interest in the Company or in any of its affiliates and that, except as specifically mentioned in the Opinion of Value, no one provided significant professional assistance to Empire in connection with the preparation of the Opinion of Value.

  Limitations on the Opinion of Value

  The opinion expressed in the Opinion of Value assumes the continuation of prudent management policies over whatever time period is deemed reasonable and necessary to maintain the character and integrity of the Company as a going concern. Moreover, while Empire believes that the information supplied to it by others and that was considered in its valuation is from sources that are reliable, Empire has expressly disclaimed any responsibility for its accuracy.

Furthermore, the information used by Empire was limited to what was available on or before March 18, 2005, or which could be reasonably ascertained as of that date. Empire reserves the right to make such adjustments to the valuation discussed in the Opinion of Value as may be required by consideration of additional or more reliable data that may become available subsequent to the issuance of the Opinion of Value.

  For purposes of the Opinion of Value, Empire assumed that there were no hidden or unexpected conditions of the Company's assets that would adversely affect value and did not give consideration to liability resulting from hazardous substances or its impact on value. Any such actual or potential liability could adversely affect the marketability and value of the Company's business or its underlying assets. Moreover, Empire stated that no opinion was intended to be expressed requiring legal or specialized expertise, investigation or knowledge, beyond that customarily employed by appraisers.

  The Opinion of Value further states that all opinions of market value contained in the Opinion of Value are presented as Empire's considered opinion based on the facts and data obtained during the course of the appraisal investigation. Empire assumes no responsibility for changes in market conditions that might require a change in appraised value. Moreover, the value conclusion derived in the Opinion of Value was for the specific purpose and date set forth in the Opinion of Value and may not be used for any other purpose.

  As noted above, Empire's fee established for formulation and reporting of the conclusions contained in the Opinion of Value is not contingent upon the value or other opinions presented. Additionally, neither Empire nor any of its officers or employees has any interest in the Company or its properties.

  The Opinion of Value states that depositions, expert testimony, attendance in court and all preparations/ support for same, arising from the appraisal are required, unless arrangements for such services have been previously made.

  March 22, 2005 Meeting

  The Company's Board of Directors and Mr. Shepherd met again on March 22, 2005, to consider the recommendation of Empire that the aggregate fair value of the Company is $4,000,000 (or $0.44 per share of Existing Common Stock) and to determine the purchase price of the fractional interests to be repurchased in connection with the Reverse Split Transaction. All directors were present during this meeting, other than Benjamin Shepherd.

  The Board and Mr. Shepherd first considered Empire's recommendation of an aggregate fair value of $4,000,000, by examining the values reached by employing other valuation methods. In particular, the Board and Mr. Shepherd once again considered using historical and current market price as the basis for determining the Company's value. In this regard, the Board and Mr. Shepherd reviewed Company's recent trading history. They noted that within the past six
(6) months the maximum price was $1.01 per share and the minimum was $0.40 per share. The weighted average price per share during such period was $0.67, but they concluded that, as Empire had noted, the price was not representative of true value because it reflected a larger than average trade of 10,000 shares on February 23, 2005. The Board and Mr. Shepherd also considered that (i) only approximately 12% of the Company's issued and outstanding shares of Common Stock was legally allowed to trade without restriction, (ii) the Company's Common Stock was extremely illiquid with low trading volume and price volatility occurring from nominal trading volume, (iii) in the past months, other than swings in price due to infrequent larger purchases or sale, the price has been trading in a very narrow trading range, and (iv) with increased future profitability uncertain, and over 9 million shares outstanding, earnings per share growth that would have a beneficial affect upon the stock price is highly improbable. Based on this analysis, each of the Board and Mr. Shepherd, like Empire, concluded that the market price of the Company's Common Stock was not a true reflection of fair value.

  Since, as indicated by the Opinion of Value, the book value of the Company is significantly lower than the Company's value as calculated using other methods, neither the Board nor Mr. Shepherd considered again using net book value as a method to calculate the Company's value for purposes of the Reverse Split Transaction. Neither did they consider the following valuation methods because such information was not available, or did not apply, to the Company for reasons stated below:

    Prices paid in previous purchases by the Company of the Company's securities during the past two years. The Company has not purchased the Company's securities in the past two years.

    Firm offers of which the Company or any affiliate is aware made by an unaffiliated person during the past two years. The Company is unaware of any such offer.

  The Board and Mr. Shepherd next discussed using the value of the Company set forth in the Opinion of Value as the basis for calculating the purchase price for the fractional interests, but adding a premium to such purchase price to account for reasonable differences of opinion. In this regard, they considered the overall substantive and procedural fairness of the Reverse Split Transaction to the Company's shareholders. After discussion, each of the Board and Mr. Shepherd concluded that it would be appropriate to establish the purchase price of the Company's fractional interests based on a fair value of $0.49 per share of Existing Common Stock. Each of the Board and Mr. Shepherd unanimously concluded that this value was fair and reasonable to the Company's shareholders because it reflected a ten percent (10%) premium over Empire's recommended value.

  The Board and Mr. Shepherd then considered other aspects of the substantive fairness of the Reverse Split Transaction to the Company's shareholders. In particular, they considered again the fact that, upon completion of the Reverse Split Transaction, those remaining shareholders of the Company will not have an organized trading market in which to purchase and sell shares of the Company's Common Stock because the Common Stock will no longer be quoted on the Nasdaq OTC Bulletin Board. They considered whether it would be possible for the Company to maintain relationships with certain of its market makers, so that their market making activities would continue after the Reverse Split Transaction. Counsel then advised the Board and Mr. Shepherd that the Company could not guarantee that there would be any organized trading market for the Company's Common Stock after the Reverse Split Transaction. The Board and Mr. Shepherd considered this, and then directed the Company to contact the Company's market makers to determine whether it would be possible for them to continue to make a market in the Company's Common Stock after the Reverse Split Transaction. As previously noted, at lease two (2) of the Company's market makers have agreed to do so.

  Finally, each of the Board and Mr. Shepherd approved the filing with the SEC the requisite preliminary securities filings in connection with the Reverse Split Transaction, drafts of which had been prepared in advance of the meeting and were circulated after the meeting for review and approval.

  Final Deliberations

  The Board and Mr. Shepherd convened again to discuss the Reverse Split Transaction on June 22, 2005. All directors were present during this meeting, other than Reginald W. Ray, Jr. During this meeting, the Board and Mr. Shepherd, among other things, reviewed the revised Opinion of Value that had been prepared by Empire, a copy of which is attached hereto as Appendix C.
After reviewing the revised Opinion of Value, the Board and Mr. Shepherd reaffirmed their previous decision to establish the purchase price of the Company's fractional interests based on a fair value of $0.49 per share of Existing Common Stock. Each of the Board and Mr. Shepherd concluded that this value was fair and reasonable to the Company's shareholders because it reflected a ten percent (10%) premium over Empire's recommended value.

  Each of the Board and Mr. Shepherd then approved the filing, subject to such changes as may be approved by the duly authorized officers of the Company, with the SEC of revised preliminary securities filings in connection with the Reverse Split Transaction.

  Conclusion Reached As A Result of the Deliberations

  Based on all of the foregoing, each of the Board and Mr. Shepherd concluded that the Reverse Split Transaction was both substantively and procedurally fair to the Company and its shareholders.

Summary of the General Effects of the Reverse Split

  Rights, Preferences And Limitations:

  There are no differences between the respective rights, preferences or limitations of the Existing Common Stock and the New Common Stock. If the Reverse Split Transaction is approved and implemented, each remaining shareholder's percentage interest will be the same as it was prior to the approval of the proposal, except for the effect of the elimination of fractional shares. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Company's Common Stock before and after the Reverse Split Transaction.

HOLDERS OF FEWER THAN 500 SHARES OF EXISTING COMMON STOCK WILL NO LONGER HAVE ANY VOTING OR OWNERSHIP RIGHTS IN THE COMPANY AFTER THE REVERSE SPLIT TRANSACTION IS EFFECTED. AS A RESULT, SUCH HOLDERS WILL NO LONGER BE ABLE TO PARTICIPATE IN ANY FUTURE GROWTH OF THE COMPANY.

  Effect on Number of Shareholders and Number of Outstanding Shares:

  The Company believes that the Reverse Split Transaction will reduce the number of record shareholders from approximately 3,100 to approximately 132. As noted earlier, approximately 236,059 shares held by shareholders with fewer than 500 shares in their account will receive cash for their shares in the Reverse Split Transaction. The number of outstanding shares of Common Stock as of June 30, 2005 is 9,040,059. As a result of the Reverse Split and the related purchase of fractional interests, there will be approximately 17,608 shares of Common Stock outstanding. The fractional interests repurchased in connection with the Reverse Split Transaction will be retired.

  All shareholders owning fewer than 500 shares of Existing Common Stock and who are cashed out will receive a cash payment in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and having as the denominator the number 500 (which is equal to $0.49 per share of Existing Common Stock), without interest. Such shareholders will no longer have any equity interest in the Company and, therefore, will not participate in its future potential earnings or growth. They will also be required to pay federal and, if applicable, state and local income taxes on the cash amount received in the Reverse Split Transaction or recognize loss for tax purposes depending on the purchase price of their stock.

  Financial Effect:

  The total number of fractional shares to be purchased is estimated to be approximately 236,059 at a repurchase cost of approximately $115,669. The total cost of the Reverse Split Transaction will come from the Company's available cash balances, and, accordingly, will reduce the Company's cash balance. The Company is financing the Reverse Split Transaction with its available cash balance and has not arranged for any alternative financing to consummate the transaction in the event its available cash balance is insufficient. As a result of the reduction in the number of shares outstanding, the Company's earnings per share and book value per share will proportionately, approximately increase by a factor of 500. The proposed Reverse Split Transaction will not affect the par value of the Company's Common Stock. As a result, on the Effective Date of the Reverse Split Transaction, the stated capital on the Company's balance sheet attributable to common stock will be reduced in proportion to the Reverse Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. No other material impact on the Company's financial statements is expected other than the expenses related to the Reverse Split as indicated below and the payment of approximately $115,669 for the purchase of fractional shares. Pro-forma financial statements illustrating the effect of the Reverse Split Transaction on the Company's balance sheet, income statement and book value per share are summarized below in "INFORMATION REGARDING THE COMPANY AND CERTAIN TRANSACTIONS."

  The Company will pay all of the expenses related to the Reverse Split Transaction. In addition to the cash-out of fractional shares, the Company estimates that the expenses of the Reverse Split Transaction will be as follows:


Legal Fees                           $52,000.00
Preparation of Opinion of Value      $10,000.00
Transfer Agent Fees                  $ 8,200.00
Filing Fees                          $   100.00
Printing and Mailing Expenses        $11,500.00
Miscellaneous Expenses               $ 2,000.00
                                     ----------
Total                                $83,800.00

  The Company will not make any payments to its officers and directors other than payments for fractional interests cancelled as a result of the Reverse Split Transaction. It is estimated that the officers and directors listed below will receive the following for their fractional interests:

Name and Title                                 Fractional Interest Payment
--------------------------------------------   ---------------------------
John D. Shepherd, Chairman, President and
 Chief Executive Officer                                       $226.00

Richard Farr, Director and Independent
 Contractor                                                    $148.00

Samuel Padula, Director                                         $99.00

Reginald W. Ray, Director                                      $247.00

William Thyne, Director                                         $42.00

Steven Patlin, Director and Independent
 Contractor                                                     $49.00

  Mr. Shepherd does not anticipate that he will experience a significant financial effect with respect to his ownership of the Company's Common Stock as a result of the Reverse Split Transaction. The following is a summary of the pro-forma effect of the Reverse Split Transaction on Mr. Shepherd's interest in the net book value or net earnings of the Company as of January 31, 2005:

                                       Before Reverse      After Reverse
                                     Split Transaction   Split Transaction
                                     -----------------   -----------------
Net Book Value in Dollars                   $1,010,571          $1,111,666
Net Book Value as a Percentage                 59.84%              61.44%


                                       Before Reverse      After Reverse
                                     Split Transaction   Split Transaction
                                     -----------------   -----------------
Net Loss in Dollars                         $(469,314)          $(336,751)
Net Loss as a Percentage                       59.84%              61.44%

  Effect on Market For Shares:

  The Company estimates that the number of shares of New Common Stock outstanding after the Reverse Split Transaction is affected will be approximately 17,608 shares in the hands of approximately 132 shareholders. There will be no organized market for the Company's shares. Even though the Company's Common Stock is currently very thinly traded, this will have a further adverse effect on the liquidity of the Common Stock. While certain of the Company's market makers have agreed to continue to make a market in the Company's securities on the Pink Sheets, any trading in the Company's Common Stock after the Reverse Split Transaction will generally only occur in privately negotiated sales.

  The Company has no current plans to issue additional shares of stock, but the Company reserves the right to do so at any time and from time to time at such price and on such terms as the Board of Directors determines to be in the best interests of the Company and its then shareholders. Persons who continue as shareholders following implementation of the Reverse Split Transaction will not have any preemptive or other preferential rights to purchase any of the Company's stock that may be issued by the Company in the future, unless such rights are currently specifically granted to such shareholder.

  Termination of Exchange Act Registration of New Common Stock:

  The Reverse Split proposal will affect the public registration of the New Common Stock with the SEC under the Exchange Act, as the Company intends to terminate this registration as soon as practicable after approval of the Reverse Split proposal by the Affiliated Shareholders. The Company may terminate registration under the Exchange Act if the New Common Stock is no longer held by 300 or more shareholders of record. Termination of registration of the New Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the SEC and would make certain provisions of the Exchange Act, such as the periodic report and proxy statement filing obligations, no longer applicable to the Company. Moreover, the Company would no longer be subject to any regulatory legal requirement to adopt and maintain internal controls and procedures to insure the timely and appropriate identification and disclosure of material financial and nonfinancial information.

  With respect to the executive officers and directors of the Company, upon termination of registration of the Common Stock under the Exchange Act, executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including, without limitation, the reporting and short-swing profit provisions of Section 16 thereof.

  Upon termination of Exchange Act registration, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

  Beneficial Owners of Company Stock:

  The Reverse Split Transaction will affect shareholders holding Company stock in street name through a nominee (such as a bank or broker). Nominees may have different procedures, and shareholders holding Company stock in street name should contact their nominees to determine how they are affected by the Reverse Split Transaction.

  Directors, Officers and the Affiliated Shareholders:

  The Company intends that the current directors and officers of the Company will be the directors and officers of the Company immediately following the effectiveness of the Reverse Split Transaction. In anticipation of the termination of the Company's registration and reporting obligations under the Exchange Act, and the associated reduction in directors responsibility and liability exposure, the Company has reduced directors' fees by half as follows:
(i) annual retainers have been reduced from $8,000 to $4,000; (ii) board "per meeting" fees have been reduced from $1,500 to $750; and (iii) committee "per meeting" fees have been reduced from $500 to $250. Since the Company typically holds four (4) board meetings per year and eighteen (18) committee meetings per year, the Company estimates that it will realize annual savings of approximately $67,500 by reducing the fees.

  As a result of the Reverse Split Transaction, the percentage of Common Stock beneficially owned by the current executive officers and directors of the Company, as a group, will increase from approximately 82% to 85%. All officers and directors of the Company will retain beneficial ownership of the Company's shares following completion of the Reverse Split Transaction.

  Effect of the Reverse Split on Optionholders:

  Upon the effectiveness of the Reverse Split, any outstanding options under the Company's Amended and Restated Stock Option Plan will have their number of shares and exercise prices adjusted to give effect to the 1-for-500 Reverse Split, with any fractional shares resulting from such adjustment converting to a right to receive cash in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and the denominator as the number 500 (which is equal to $0.49 per share of Existing Common Stock) less the exercise price of the shares subject to exercise of the option. The vesting schedule will remain unchanged. Any authorized but un-issued options under the Company's Amended and Restated Stock Option Plan will have the number of shares adjusted to give effect to the 1-for-500 Reverse Split.

  Effect of the Reverse Split Transaction on the Conduct of the Company
Business:

  Following the Reverse Split, the Company will no longer be a public-reporting company, but rather will operate as a private company. The Company expects its business and operations to continue as they are currently being conducted and except as disclosed in this Proxy Statement, the Reverse Split is not anticipated to materially affect the conduct of the Company's business. The Company expects to be subject to substantially the same risks and uncertainties after the Reverse Split.

  The Company has no current plans or proposals to effect any extraordinary corporate transactions, such as a merger, reorganization sale or liquidation; to materially change the Company's Board of Directors or senior management; to change materially the Company's capitalization; or otherwise to effect any material change in the Company's corporate business structure. Other than actions discussed in this Proxy Statement, the Affiliated Shareholders have no further plans, proposals or arrangements to acquire more shares or otherwise reduce or eliminate the shareholdings of the Company's minority shareholders. The Company may, however, from time to time explore various methods to provide liquidity to shareholders, including a sale or merger of the Company or its assets.

The Company is not aware of any existing voting agreements that would have an impact on the Company's future business plans.

  Effect on the Aggregate Number of Shares of the Company's Common Stock:

                             Number of Shares as of     Pro Forma for the
                                 June 30, 2005             Reverse Split
Common Stock:
  Authorized                       12,000,000               12,000,000
  Outstanding                       9,040,059                   17,608
  Available for issuance            2,959,941               11,982,392
  Per share par value                   $0.01                    $0.01


           PROPOSAL ONE - APPROVAL OF AMENDMENT TO CERTIFICATE OF
                INCORPORATION TO EFFECT REVERSE STOCK SPLIT

  The Board of Directors has unanimously adopted a resolution approving the preparation and filing of a Certificate of Amendment to the Company's Certificate of Incorporation (previously defined as the "Reverse Split Amendment") providing for (a) a 1-for-500 reverse stock split of the Company's Common Stock, and (b) a cash payment in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and having as the denominator the number 500 (which is equal to $0.49 per share of Existing Common Stock) ("Cash Consideration"), in lieu of the issuance of any resulting fractional shares of Common Stock to any shareholders who, after the Reverse Split, own a fractional share of Common Stock. A form of the Reverse Split Amendment is attached hereto as Appendix A. The purpose, effects and fairness of the Reverse Split are described above under "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT."

Source and Amount of Funds for and Expenses of the Reverse Split

  Estimated fees and expenses incurred or to be incurred by the Company in connection with the Reverse Split are as follows:

Item                                   Approximate Amount

Payment of Cash Consideration                $115,669.00
Legal Fees                                   $ 52,000.00
Preparation of Opinion of Value              $ 10,000.00
Transfer Agent Fees                          $  8,200.00
Filing Fees                                  $    100.00
Printing and Mailing Expenses                $ 11,500.00
Miscellaneous Expenses                       $  2,000.00
                                             -----------
Total	                                       $199,469.00
                                             ===========

  The Company has paid or will be responsible for paying all of such expenses. It will pay such expenses from its available cash resources.

Exchange of Shares and Payment in Lieu of Issuance of Fractional Shares

  Each current certificate representing issued and outstanding shares of Existing Common Stock prior to the Reverse Split will automatically be deemed to represent the correct number of post Reverse Split shares of New Common Stock after the Effective Date. Promptly after the Reverse Split Transaction, the Company or its transfer agent will send an instruction letter to each shareholder. The letter will describe the procedures for surrendering stock certificates in exchange for new certificates and/or cash consideration. Upon receipt of the stock certificates and properly completed instruction letters, the Company or its transfer agent will issue the new certificates and/or make the appropriate cash payments. Do not send any stock certificates to the Company or its transfer agent until you receive an instruction letter. After the Reverse Split, shareholders being cashed-out will have no rights as shareholders with respect to the pre-Reverse Split Existing Common Stock or the fractional shares that would have resulted from the Reverse Split, whether or not those shareholders have been paid cash consideration.

  The Company anticipates that it will pay out approximately $115,669 to holders of Existing Common Stock that will be holders of fractional shares following the Reverse Split Transaction.

Shareholder Approval

  The Reverse Split will be approved if a majority of all outstanding shares of Common Stock entitled to vote thereon. The Affiliated Shareholders who own approximately 82% of the Company's Existing Common Stock have indicated their intention to vote in favor of the Reverse Split. Accordingly, it is anticipated that the Reverse Split Transaction will be approved by the requisite shareholder vote under New York law.

Conflicts of Interest

  The Company's directors and executive officers may have interests in the Reverse Split Transaction that are different from your interests as a shareholder, and have relationships that may present conflicts of interest, including the following: (i) each member of the Board of Directors and each executive officer of the Company holds more than 500 shares of the Company's Existing Common Stock and thus, will remain shareholders of the Company after the Reverse Split Transaction, and as a result of the Reverse Split Transaction, the shareholders who own of record 500 or more shares of Existing Common Stock, including the Company's directors and executive officers, will increase their percentage of ownership in the Company. For example, the beneficial ownership percentage of the current directors and executive officers as a group (taking into account shares received by such individuals upon the exercise of options that are vested and exercisable within 60 days, as discussed below) will increase from approximately 82% to approximately 85% as a result of the reduction of the number of shares of Common Stock outstanding.

  Each of the Company's directors and senior executive officers holds options to purchase more than 500 shares of Common Stock, which options will remain outstanding. After completion of the Reverse Split Transaction, the Company's directors and senior executive officers will, as a group, hold options to purchase 490,000 shares of the Company's Existing Common Stock, as adjusted to give effect to the Reverse Split. Of that amount, 410,000 of such options are fully vested and exercisable within 60 days. If all of such options are exercised, the directors and senior executive officers, as a group, will own approximately 85% of the then outstanding shares.

  The Company will not make any payments to its officers and directors other than payments for fractional interests cancelled as a result of the Reverse Split Transaction. It is estimated that the officers and directors listed below will receive the following for their fractional interests:

Name and Title                               Fractional Interest Payment
------------------------------------------   ---------------------------
John D. Shepherd, Chairman, President and
 Chief Executive Officer                                 $226.00

Richard Farr, Director and Independent
 Contractor                                              $148.00

Samuel Padula, Director                                   $99.00

Reginald W. Ray, Director                                $247.00

William Thyne, Director                                   $42.00

Steven Patlin, Director and Independent
 Contractor	                                              $49.00

  Mr. Shepherd does not anticipate that he will experience a significant financial effect with respect to his ownership of the Company's Common Stock as a result of the Reverse Split Transaction. The following is a summary of the pro-forma effect of the Reverse Split Transaction on Mr. Shepherd's interest in the net book value or net earnings of the Company as of January 31, 2005:

                                      Before Reverse      After Reverse
                                    Split Transaction   Split Transaction
                                    -----------------   -----------------
Net Book Value in Dollars                  $1,010,571          $1,111,666
Net Book Value as a Percentage                59.84%              61.44%

                                      Before Reverse      After Reverse
                                    Split Transaction   Split Transaction
                                    -----------------   -----------------
Net Loss in Dollars                        $(469,314)          $(336,751)
Net Loss as a Percentage                      59.84%              61.44%

Reservation of Right to Abandon the Reverse Split

  Each of the Board of Directors and Mr. Shepherd retains the right to abandon the Reverse Split, even though approved by the Company's shareholders, if it determines prior to the Effective Date that the Reverse Split is not then in the Company's best interest or the best interest of the Company's shareholders. Among the circumstances that might cause the Board or Mr. Shepherd to abandon the Reverse Split is the development of a significant risk of the Reverse Split failing to achieve the overall goal of reducing the number of its recordholders to fewer than 300, or where the expense of cashing out shareholders with fewer than 500 shares of Existing Common Stock becomes so high that the Reverse Split Transaction becomes cost prohibitive. If the Reverse Split is not implemented, then the Company will be unable to terminate its public reporting obligations until it has fewer than 300 shareholders of record and satisfies certain other SEC requirements.

Recommendations of the Board of Directors and Mr. Shepherd

  Each of Mr. Shepherd and the Board of Directors unanimously concluded that, on the basis of the factors discussed above in the section captioned "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT," the Reverse Split, both from a procedural and financial point of view, is fair to the Company and its shareholders.

THE BOARD OF DIRECTORS DEEMS PROPOSAL ONE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT.

                     PROPOSAL TWO - ELECTION OF DIRECTORS

The Company's directors are to be elected at each annual meeting of shareholders. At this Meeting, nine directors are nominated to be elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The nominees for election as directors at this Meeting, set forth in the table below, are all recommended by the Board of Directors of the Company. The Company encourages each of its directors, and nominees for directors, to attend all annual meetings of shareholders. With respect to the annual meeting of shareholders held in 2004, each of the directors was in attendance.

Four meetings of the Board of Directors were held during the fiscal year ended January 31, 2005. Each of the incumbent directors attended all meetings, except for William Thyne, who was unable to attend one meeting. The Company encourages each of its directors, and nominees for directors, to attend all annual meetings of shareholders. With respect to the annual meeting of shareholders held in 2004, each of the directors, and director nominees, was in attendance.

Nominees for Election

Shares represented by the enclosed proxy, unless otherwise directed, will be voted to elect the nine nominees listed below to serve until the 2006 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Each of the nominees has consented to being named a nominee in this Proxy Statement. In the event any nominee should become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy may vote for the election of a nominee designated by the remaining nominees.

                         Year First
Name of Director     Age  Elected A  Position with the Company
                          Director   (other than as a Director)
-------------------- --- ---------- -------------------------------------

Leslie M. Apple       55    2001    Partner of Whiteman Osterman & Hanna, LLP,
                                    special counsel to the Company

Samuel J. Padula      81    1985

                         Year First
Name of Director     Age  Elected A  Position with the Company
                          Director   (other than as a Director)
-------------------- --- ---------- -------------------------------------

Steven Patlin         64    2000    Dealer of Company products

Reginald W. Ray, Jr.  75    1982

Richard C. Farr       76    1982    Director of Corporate Strategy

John D. Shepherd      60    1982    Chairman of the Board; President and Chief
                                    Executive Officer

William J. Thyne      55    1999

Jeffry J. LaPell      45    2002    Vice President and Chief Operating Officer

Benjamin A. Shepherd  51    2003    Vice President - Finance and Chief Financial
                                    Officer; Vice President-Corporate
                                    Development; Secretary

  Leslie M. Apple has been a Partner and practicing attorney in the Albany, New York law firm of Whiteman Osterman & Hanna LLP ("WOH") for more than the past five years. From 1982 through December 1997 Mr. Apple was a Director of the Company. From January 1987 through December 1997, Mr. Apple had been a Special Administrative Assistant to the President, and from May 1997 until December 1997, Mr. Apple was a member of the Company's Office of the Chief Executive. Mr. Apple resigned from all positions with the Company in December 1997 and had no affiliation with the Company from that date until he was appointed to a vacant seat on the Board of Directors on November 30, 2000 and resumed his role as a Special Administrative Assistant to the President. Mr. Apple resigned his position as Special Administrative Assistant to the President on January 31, 2003 and no longer holds any position with the Company other than as a Director, except that WOH is currently serving as special counsel to the Company in connection with the Reverse Split Transaction. Mr. Apple was elected a Director of the Company by shareholders on January 8, 2001. Mr. Apple also serves on the board of directors of Empire State Bank, NA, a federally-chartered commercial bank, whose securities are registered under the Exchange Act and are publicly traded on the OTC Bulletin Board.

  Samuel J. Padula has been President and Chief Executive Officer of Padula Construction Corp., a real estate development and construction firm in Toms River, New Jersey, and Samuel J. Padula Real Estate Company in Toms River, N.J. for more than the past five years. Since January 1987, Mr. Padula had been a Special Administrative Assistant to the President. Mr. Padula was, until his resignation from that office in December 1997, a member of the Company's Office of the Chief Executive since May 1997. Mr. Padula resigned his position as Special Administrative Assistant to the President on January 31, 2003, and no longer holds any position with the Company other than as a Director.

  Steven Patlin has been, and continues to be, an independent dealer of the Company since June 1985. Mr. Patlin served as an independent consultant to the Company on sales and marketing matters from January 1998 through February 1999.

From March 1999 through February 2000 Mr. Patlin served as Vice President of Sales for the Company at which time he resigned that position. From February 2000 to January 2003, Mr. Patlin served as Special Administrative Assistant to the President of the Company. Mr. Patlin has been Vice President and Treasurer of Patlin Enterprises Inc., a distributor of home maintenance products and home building kits, for more than the past five years. Mr. Patlin no longer holds any position with the Company other than as a Director and independent dealer.

  Reginald W. Ray, Jr. had been President of The Hunter Corporation, a holding company in Sherborn, Massachusetts, for more than the past five years, a position from which he retired in September 2003. Since January 1987, Mr. Ray had been a Special Administrative Assistant to the President. Mr. Ray resigned his position as Special Administrative Assistant to the President on January 31, 2003 and no longer holds any position with the Company other than as a Director.

  Richard C. Farr was, until his resignation from those offices on July 8, 1997, Chairman of the Board of the Company since January 1990 and President and Treasurer of the Company since December 1991. Mr. Farr served as the Company's Chief Executive Officer from December 1991 to May 1997, at which time he became a Member of the Office of Chief Executive, a position that he resigned on July 8, 1997. Mr. Farr has also been Chairman and Chief Executive Officer of Farr Investment Company, a private investment firm in West Hartford, Connecticut, for more than the past five years. Mr. Farr is a Director of H. L. Bouton Co., Inc. and several privately owned companies. From January 1987 to December 1991, Mr. Farr was a Special Administrative Assistant to the President.

  William J. Thyne, CPA, currently serves as Director of Finance and Chief Financial Officer of Finch, Pruyn & Company, Incorporated, a privately owned manufacturer of paper. Until his resignation in April 2005, Mr. Thyne was Vice President, Secretary and Treasurer of the Company and has served in such positions for more than the past five years. Mr. Thyne had also served as
Chief Financial Officer from January 1998 until March 2004.   Mr. Thyne
continues to serve as a director of the Company.

  John D. Shepherd has been Chairman of the Board, President and Chief Executive Officer of the Company since December 1997. From December 1997 through January 2001 Mr. Shepherd also served as Treasurer of the Company. Mr. Shepherd has been President of Sweetbrier Ltd., an equestrian facility, since June 1992 and a private investor since May 1991. Mr. Shepherd was Co-Chairman and Treasurer of Aquatherm Products Corporation, a manufacturer and distributor of health care products for home and institutional use, in Rahway, New Jersey, from January 1986 to May 1991. From January 1987 until December 1997, Mr. Shepherd had been a Special Administrative Assistant to the President, and from May 1997 until December 1997, Mr. Shepherd was a member of the Company's Office of the Chief Executive. Mr. Shepherd is the brother of Benjamin A. Shepherd, Vice President
- Finance and Corporate Development and Chief Financial Officer, and a Director of the Company.

  Jeffry J. LaPell has served as Chief Operating Officer of the Company since his appointment to that position in August 2001. During the period from December 1999 to February 2002, Mr. LaPell also served as Vice President -
Sales of the Company. Prior to re-joining the Company, Mr. LaPell was Director of Sales for Asperline Log Homes, Inc., a wholly owned subsidiary of Imagineering Services, Inc., in Lock Haven, Pennsylvania from December 1998 to December 1999. Prior to that position, and for more than five years, Mr. LaPell was employed by the Company in various sales positions the most recent of which was National Sales Manager.

  Benjamin A. Shepherd joined the Company in March 2003 as Vice President of Corporate Development. In March 2004, Mr. Shepherd was appointed to the additional position of Vice President - Finance and Chief Financial Officer.
In June 2005, Mr. Shepherd was elected as Secretary of the Company. Prior to joining the Company, Mr. Shepherd had been President of Armstrong Pharmaceuticals, Inc., a manufacturer of inhalation pharmaceutical products in Boston, Massachusetts, since February 1991. Prior to that, Mr. Shepherd held a number of positions at Armstrong Pharmaceuticals, Inc. including Treasurer,

Chief Financial Officer and Executive Vice President. Mr. Shepherd is the brother of John D. Shepherd, Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

No nominee for director, other than Leslie M. Apple, holds any directorship in a company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act. Mr. Apple also serves on the board of directors of Empire State Bank, NA, a federally-chartered commercial bank, whose securities are registered under the Exchange Act and are publicly traded on the OTC Bulletin Board. No nominee for director holds any directorship in a company registered as an investment company under the Investment Company Act of 1940.

Any shareholder who wishes to communicate with the Board of Directors, or any individual director, may do so by directing correspondence which prominently displays the fact that it is a shareholder-board communication, to such director or directors in care of Lincoln Logs Ltd., 5 Riverside Drive, P.O. Box 135, Chestertown, NY 12817, Attn: Secretary. Until and unless a procedure is adopted whereby it may be deemed unnecessary or inappropriate to relay shareholder communications to the appropriate parties, all shareholder communications will be relayed to the intended director or directors.

Board Committees

The Board of Directors has established a Compensation Committee, a Strategy Committee and an Audit Committee (in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended).

Director Nomination Process

The Company does not have a standing nominating committee or any committee performing a similar function and, accordingly, does not have a nominating committee charter. Nominations for directors are made by action of the entire Board, including directors who are not deemed to be "independent" of the Company as defined under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Company's Board of Directors does not have a formal policy with regard to the consideration of any director candidates that may be recommended by shareholders. Historically, potential candidates for director positions have been initially screened by the Chairman of the Board. Following this process, if appropriate, information about the candidate is presented to, discussed and evaluated by the full Board of Directors. With respect to candidates for director, the Board of Directors may from time to time informally consider candidates proposed by shareholders that hold a significant number of shares of Common Stock. The Company's Board of Directors has no formal procedures to be followed by shareholders in submitting recommendations of candidates for director.

Other than the requirement that each director be at least eighteen years of age, the Company's Board of Directors does not have any specific minimum qualifications that the Board believes must be met by a nominee for a position on the Company's Board of Directors, or any specific qualities or skills that the Board believes are necessary for one or more of the Company's directors to possess. The Board has consistently sought to nominate to the Board of Directors eminently qualified individuals whom the Board believes would provide substantial benefit and guidance to the Company. The Board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion.

In general, after the full Board of Directors has had an opportunity to evaluate the performance of each of the directors over the past year and to the extent the Board determines that such director has, and is able to continue serving the Company in a manner that is consistent with such director's fiduciary duties, the Board of Directors will nominate existing directors for re-election. In the event of a vacancy on the Board, the Company may use various sources to identify potential candidates.

Each of the nominees approved by the Board for election at the Meeting is an incumbent director who is standing for re-election. The Company has not paid a fee during the fiscal year ended January 31, 2005 to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for election as directors.

Compensation Committee

During the fiscal year ended January 31, 2005, the Compensation Committee, whose function is to review and make recommendations to the Board on executive compensation, consisted of Messrs. Ray, Padula and Farr. During the fiscal year ended January 31, 2005, there were no meetings of the Compensation Committee.

Strategy Committee

During the fiscal year ended January 31, 2005, the Strategy Committee, whose function is to make recommendations to the Board on the future business direction of the Company, consisted of Messrs. Farr, Apple and Patlin. There were no meetings of the Strategy Committee during the fiscal year ended January 31, 2005.

Audit Committee

During the fiscal year ended January 31, 2005, the Audit Committee, whose function is to oversee the Company's financial reporting systems, consisted of Messrs. Apple, Padula and Ray. None of the members of the Audit Committee is "independent" as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. During the fiscal year ended January 31, 2005, there were four meetings of the Audit Committee. A copy of the formal written Audit Committee Charter that has been approved and adopted by the Board was attached to the proxy statement for the 2004 annual meeting of the Company's shareholders.

Report of The Audit Committee Of Lincoln Logs Ltd.

Introductory Note: The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

A majority of the members of the Audit Committee reviewed and discussed with management and with the Company's independent auditors the Company's audited consolidated financial statements as of and for the fiscal year ended January 31, 2005. The Audit Committee also discussed with the independent auditors, UHY LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board, and discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2005. A copy of the Annual Report is enclosed with this Proxy Statement.

Audit Committee:

Leslie M. Apple, Chairman
Samuel J. Padula
Reginald W. Ray, Jr.

THE BOARD OF DIRECTORS DEEMS PROPOSAL TWO TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

INFORMATION REGARDING THE COMPANY AND CERTAIN TRANSACTIONS

Lincoln Logs Ltd. is a corporation organized under the laws of New York with its principal place of business at 5 Riverside Drive Chestertown, New York 12817. The telephone number at its principal place of business is (518) 494-5500.

As of June 30, 2005, the Company had 12,000,000 authorized shares of Common Stock, par value $0.01, of which 9,040,059 were issued and outstanding.

The Company's securities are currently traded on the Nasdaq OTC Bulletin Board under the symbol LLOG. The high and low trading prices for the previous three fiscal years are as follows.

PERIOD                          HIGH            LOW

Year ended January 31, 2003
First Quarter                   $0.21          $0.21
Second Quarter                  $0.33          $0.20
Third Quarter                   $0.50          $0.14
Fourth Quarter                  $0.40          $0.14

Year ended January 31, 2004
First Quarter                   $0.48          $0.27
Second Quarter                  $0.80          $0.40
Third Quarter                   $0.85          $0.45
Fourth Quarter                  $1.60          $0.65

Year ended January 31, 2005
First Quarter                   $1.01          $0.55
Second Quarter                  $0.90          $0.54
Third Quarter                   $1.01          $0.30
Fourth Quarter                  $1.01          $0.42

The Company has not paid any dividends on its shares of common stock since 1999. Any future payment of cash dividends will depend upon the Company's earnings, financial condition, capital requirements and other factors deemed relevant by the Board of Directors. The Company is also subject to certain contractual restrictions with respect to the payment of dividends, including, without limitation, restrictions imposed by the Company's primary lender.

Summary Historical Financial Information

The following summary of historical consolidated financial data was derived from the Company's audited consolidated financial statements as of and for each of the fiscal years ended January 31, 2005 and January 31, 2004 and unaudited consolidated financial statements for the fiscal quarter ended April 30, 2005. This financial information is only a summary and should be read in conjunction with the financial statements of the Company and other financial information, including the notes thereto, contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2005 and the Company's Quarterly Report for the quarter ended April 30, 2005, which are enclosed with the Proxy Statement as an appendix or otherwise and are incorporated by reference in this Proxy Statement. See "DOCUMENTS INCORPORATED BY REFERENCE".

The financial information as of and for the fiscal year ended January 31, 2005 set forth below differs in some respect from the financial information designated as "History 2005" set forth in the exhibits to the Opinion of Value, which is attached hereto as Appendix C. At the time that Empire was preparing its Opinion of Value, the Company's financial audit for the fiscal year ended January 31, 2005, had not yet been completed. Accordingly, Empire was given, and relied on, management's then current estimates of its financial results for the fiscal year ended January 31, 2005, in preparing the Opinion of Value. The information set forth below reflects the Company's actual financial results for its fiscal year ended January 31, 2005.


The following tables also contain summaries of the Company's financial projections for its fiscal year ending January 31, 2006, on which Empire relied in preparing its Opinion of Value. These projections are intended to illustrate the results of the Company's intended operations for the fiscal year ending January 31, 2006, based on the business and financial assumptions believed by the Company to be reasonable. These assumptions, a complete list of which is available upon request, are subject to uncertainty and there usually will be differences between projected and actual results, which differences may be substantial. A list of the material assumptions relied upon by the Company in preparing the projections is attached hereto as Appendix E. Although the Company believes these projections to be reasonable based on the facts existing at the time these projections were prepared, there are no assurances that the results as projected will be attained in whole or in any part, or that the underlying assumptions on which these projections are valid.

Condensed Balance Sheet Data

                              For the 3     For the      For the
                            Months Ended  Year Ended   Year Ended
                              April 30,   January 31,  January 31,     2006
                                2005         2004         2005      Projections
                            ------------ ------------ ------------ ------------
Total Current Assets          $5,789,316   $4,261,746   $4,279,438   $6,632,795
Total Property, Plant
 & Equipment (Net)             4,216,289    4,579,527    4,327,343    4,372,157
Total Other Assets             2,833,822    2,996,797    2,883,202    2,759,640
                            ------------ ------------ ------------ ------------
Total Assets                 $12,839,427  $11,838,070  $11,489,983  $13,764,592
                            ============ ============ ============ ============

Total Current Liabilities      8,637,438    6,066,610    6,859,677    7,809,800
Total Long-Term Debt           2,810,568    3,332,372    2,933,984    2,998,105
Other Long-Term Obligations        7,500       15,000        7,500        7,500
Shareholders Equity            1,383,921    2,424,088    1,688,822    2,949,187
                            ------------ ------------ ------------ ------------
Total Liabilities and
 Stockholders' Equity        $12,839,427  $11,838,070  $11,489,983  $13,764,592
                            ============ ============ ============ ============

Book Value Per Share             $0.15        $0.25        $0.19	    $167.49

Condensed Statements of Operations Data

                      For the 3   For the 3  For the     For the
                       Months      Months     Year        Year
                        Ended       Ended     Ended       Ended
                      April 30,   April 30, January 31, January 31,    2006
                        2004        2005       2004        2005     Projections
                      ---------- ---------- ----------- ----------- -----------
Net Sales             $2,597,840 $4,788,386 $15,795,309 $21,549,755 $27,719,813
Cost of Sales          2,003,262  3,014,272   9,539,655  14,300,449  17,534,172
                      ---------- ---------- ----------- ----------- -----------
Gross Profit             594,578  1,774,114   6,255,654   7,249,306  10,185,641
Operating Expenses     1,694,293  2,118,848   6,463,628   8,039,610   8,650,719
                      ---------- ---------- ----------- ----------- -----------
(Loss)/Profit from
 Operations           (1,099,715)  (344,734)   (207,974)   (790,304)  1,534,922
Other Income (Net)        (8,683)   (54,841)     20,669       6,006    (154,344)
                      ---------- ---------- ----------- ----------- -----------
(Loss)/Profit before
 Income Taxes         (1,108,398)  (399,575)   (187,305)   (784,298)  1,380,578
Income Taxes            (300,000)  (130,000)     (9,914)        ---     350,000
                      ---------- ---------- ----------- ----------- -----------
Net (Loss)/Profit      $(808,398) $(269,575)  $(177,391)  $(784,298) $1,030,578
                      ========== ========== =========== =========== ===========
Net (Loss)/Profit
 per Share:
  Basic                 $(0.09)    $(0.03)     $(0.02)     $(0.09)     $58.53
  Diluted               $(0.09)    $(0.03)     $(0.02)     $(0.09)     $58.53


Condensed Statement of Cash Flow Data

                           For the 3      For the       For the
                         Months Ended   Year Ended    Year Ended
                           April 30,    January 31,   January 31,      2006
                             2005          2004          2005       Projections
                         ------------  ------------  ------------  ------------
Net Cash provided (used)
 by operating activities   $  579,175   $  (250,169)   $  548,657    $1,973,912
Net Cash provided (used)
 by investing activities      (30,690)   (2,253,977)     (208,300)     (300,000)
Net Cash provided (used)
 by financing activities     (133,096)    1,317,217      (238,658)            0
Effect of foreign
 currency on cash             (15,250)       51,237         5,748             0
                         ------------  ------------  ------------  ------------
Net increase (decrease)
 in cash and cash
 equivalents                  400,139    (1,135,692)      107,447     1,673,912
Cash and cash equiv-
 alents at beginning
 of period                    857,686     1,885,931       750,239       800,000
                         ------------  ------------  ------------  ------------
Cash and cash equiv-
 alents at end of
 period                    $1,257,825    $  750,239    $  857,686    $2,473,912
                         ============  ============  ============  ============

Ratio of Earnings to Fixed Charges

                              For the 3     For the      For the
                            Months Ended  Year Ended   Year Ended
                              April 30,   January 31,  January 31,
                                2005         2005         2004
                            ------------ ------------ ------------
Ratio(1)                        (1.25)        0.03         0.56
Amount of Deficiency(2)      $(399,539)   $(786,753)   $(187,407)

(1) The ratio of earnings to fixed charges is generally computed by dividing the Company's fixed charges, which includes (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, into income from continuing operations before income taxes and interest expense. No effect has been given to preferred stock dividends because no shares of preferred stock have been issued.
(2) Reflects the amount by which earnings were not sufficient to cover fixed charges during the respective periods.

Summary Unaudited Pro-Forma Financial Information

The following pro-forma condensed balance sheets, statements of operations and statements of cash flow are based on historical data, adjusted to give effect to the cash payment for fractional shares resulting from the Reverse Split Transaction. These pro-forma condensed financial statements are based on the assumption that an aggregate of approximately 236,059 shares of Existing Common Stock will result in fractional shares and will be purchased by the Company for approximately $115,669.00, with approximately $83,800.00 in costs incurred in conducting the Reverse Split Transaction.

The following unaudited pro-forma condensed financial statements give effect to the Reverse Split Transaction as if it had occurred during the relevant periods. The pro-forma information set forth below is not necessarily indicative of what the Company's actual financial position would have been had the Reverse Split Transaction been consummated as of January 31, 2005 or April 30, 2005, as the case may be, or of the financial position that may be reported by the Company in the future.

Pro-Forma Condensed Balance Sheet Data

                                        For the Three      For the Fiscal
                                         Months Ended        Year Ended
                                        April 30, 2005    January 31, 2005
                                        --------------    ----------------
Total Current Assets(1)                   $  5,664,847       $   4,379,969
Total Property, Plant & Equipment (Net)      4,216,289           4,327,343
Total Other Assets                           2,833,822           2,883,202
                                        --------------    ----------------
Total Assets                                12,714,958          11,590,514
                                        ==============    ================

Total Current Liabilities                    8,637,438           6,859,677
Total Long-Term Debt                         2,810,568           2,933,984
Other Long-Term Obligations                      7,500               7,500
Shareholders Equity                          1,259,452           1,789,353
                                        --------------    ----------------
Total Liabilities and Stockholders'
  Equity                                    12,714,958          11,590,514
                                        ==============    ================
Book Value Per Share(2)                      $  71.53            $ 101.62

(1) Reflects the savings that the Company expects to realize as a result of its no longer being a public reporting company, which the Company has assumed to be $300,000 annually and $75,000 quarterly. This also reflects the Company's payment of the estimated expenses associated with conducting the Reverse Split Transaction ($83,800) and the amount payable by the Company in connection with its purchase of fractional interests ($115,669).
(2) Assumes that there will be 17,608 shares of the Company's New Common Stock outstanding after the Reverse Split Transaction.

  Pro-Forma Condensed Statements of Operations Data

                               For the Three      For the Fiscal
                                Months Ended        Year Ended
                               April 30, 2005    January 31, 2005
                               --------------    ----------------
Total Net Sales                  $  4,788,386      $   21,549,755
Total Cost of Sales                 3,014,272          14,300,449
                               --------------    ----------------
Gross Profit                        1,774,114           7,249,306

Operating Expenses(1)               2,127,648           7,823,410
                               --------------    ----------------
Loss From Operations               (  353,534)         (  574,104)

Other Income                       (   54,841)              6,006
                               --------------    ----------------
Loss Before Income Taxes           (  408,375)         (  568,098)
Income Taxes                       (  130,000)                ---
                               --------------    ----------------
Net Loss                         $ (  278,375)     $   (  568,098)
                               ==============    ================

Net Loss Per Share(2):
 Basic                           $    ( 15.80)     $      ( 32.26)
 Diluted                         $    ( 15.80)     $      ( 32.26)

(1) Reduction in operating expenses reflects the savings that the Company expects to realize as a result of its no longer being a public reporting company, as well as the payment of the estimated expenses associated with conducting the Reverse Split Transaction ($83,800). For purposes of this pro-forma financial information, the Company has assumed that it will realize savings of $75,000 on a quarterly basis and $300,000 on an annual basis as a result of its not being a public reporting company. There is, of course, no guarantee that the Company will realize costs savings as set forth above.
(2) Assumes that there will be 17,608 shares of the Company's New Common Stock outstanding after the Reverse Split Transaction.

Pro-Forma Condensed Statement of Cash Flow Data

                               For the Three      For the Fiscal
                                Months Ended        Year Ended
                               April 30, 2005    January 31, 2005
                               --------------    ----------------
Net Cash provided (used)
 by operating activities(1)      $   570,375         $   764,857
Net Cash provided (used)
 by investing activities             (30,690)           (208,300)
Net Cash provided (used)
 by financing activities            (133,096)           (238,658)
Effect of foreign
 currency on cash                    (15,250)              5,748
                               -------------     ---------------
Net increase (decrease) in
 cash and cash equivalents           391,339             323,647
Cash and cash equivalents
 at beginning of period              857,686             750,239
                               -------------     ---------------
Cash and cash equivalents
 at end of period                $ 1,249,025         $ 1,073,886
                               =============     ===============

(1) Reflects the savings that the Company expects to realize as a result of its no longer being a public reporting company, which the Company has assumed to be $300,000 annually and $75,000 quarterly. This also reflects the Company's payment of the estimated expenses associated with conducting the Reverse Split Transaction ($83,800) and the amount payable by the Company in connection with its purchase of fractional interests ($115,669).


Pro-Forma Ratio of Earnings to Fixed Charges

                                For the 3       For the
                              Months Ended    Year Ended
                                April 30,     January 31,
                                  2005           2005
                              ------------   ------------
Ratio(1)                          (1.47)          0.30
Amount of Deficiency(2)        $(438,605)     $(567,760)

(1) The ratio of earnings to fixed charges is generally computed by dividing the Company's fixed charges, which includes (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, into income from continuing operations before income taxes and interest expense. No effect has been given to preferred stock dividends because no shares of preferred stock have been issued.

(2) Reflects the amount by which earnings were not sufficient to cover fixed charges during the respective periods.

Directors and Executive Officers

Directors

The directors of the Company, each of whom was elected by the Company's shareholders at the 2004 Annual Meeting of Shareholders and are currently serving a one-year term to expire on the date of this Meeting, are as follows:

Name of Director      	Age	Position with the Company
                              (other than as a Director)
---------------------   ---   ------------------------------------------
Leslie M. Apple       	55	Partner of Whiteman Osterman & Hanna LLP,
                               special counsel to the Company
Samuel J. Padula      	81
Steven Patlin         	64	Dealer of Company products
Reginald W. Ray, Jr.	75
Richard C. Farr       	76	Director of Corporate Strategy
John D. Shepherd      	60	Chairman of the Board; President and Chief
                               Executive Officer
William J. Thyne      	55
Jeffry J. LaPell      	45	Vice President and Chief Operating Officer
Benjamin A. Shepherd  	51	Vice President - Finance and Chief Financial
                               Officer; Vice President of Corporate
                               Development; Secretary

Please refer to "PROPOSAL TWO-ELECTION OF DIRECTORS" for the business experience of each of the Company's directors.

Executive Officers

  The executive officers of the Company, each of whom was elected by the Board of Directors of the Company to serve in the capacities set forth below opposite their names, and, except as otherwise noted, are currently serving a one-year term to expire on the date of the 2005 Annual Meeting of Shareholders, are as follows:

Name                   Age   Office(s)
--------------------   ---   ----------------------------------------------
John D. Shepherd       60    President and Chief Executive Officer

Jeffry J. LaPell       45    Vice President and Chief Operating Officer

Benjamin A. Shepherd   51    Vice President - Finance and Chief Financial
                             Officer; Vice President - Corporate Development

Charles A. Clark       57    Vice President - Western Region

Richard H. Berry       44    Vice President; President - Snake River Logs
                             Homes, LLC (a wholly owned subsidiary of the Company)

  John D. Shepherd has been Chairman of the Board, President and Chief Executive Officer of the Company since December 1997. From December 1997 through January 2001, Mr. Shepherd also served as Treasurer of the Company. Mr. Shepherd has been President of Sweetbrier Ltd., an equestrian facility, since June 1992 and a private investor since May 1991. Mr. Shepherd was Co-Chairman and Treasurer of Aquatherm Products Corporation, a manufacturer and distributor of health care products for home and institutional use, in Rahway, New Jersey, from January 1986 to May 1991. From January 1987 until December 1997, Mr. Shepherd had been a Special Administrative Assistant to the President, and from May 1997 until December 1997, Mr. Shepherd was a member of the Company's Office of the Chief Executive. Mr. Shepherd is the brother of Benjamin A. Shepherd, Vice President
- Finance and Corporate Development and Chief Financial Officer, and a Director of the Company.

  Jeffry J. LaPell has served as Chief Operating Officer of the Company since his appointment to that position in August 2001. During the period from December 1999 to February 2002, Mr. LaPell also served as Vice President -
Sales of the Company. Prior to re-joining the Company, Mr. LaPell was Director of Sales for Asperline Log Homes, Inc., a wholly owned subsidiary of Imagineering Services, Inc., in Lock Haven, Pennsylvania from December 1998 to December 1999. Prior to that position, and for more than five years, Mr. LaPell was employed by the Company in various sales positions the most recent of which was National Sales Manager.

  Benjamin A. Shepherd joined the Company in March 2003 as Vice President of Corporate Development. In March 2004, Mr. Shepherd was appointed to the additional position of Vice President - Finance and Chief Financial Officer. Prior to joining the Company, Mr. Shepherd had been President of Armstrong Pharmaceuticals, Inc., a manufacturer of inhalation pharmaceutical products in Boston, Massachusetts, since February 1991. Prior to that, Mr. Shepherd held a number of positions at Armstrong Pharmaceuticals, Inc. including Treasurer, Chief Financial Officer and Executive Vice President. Mr. Shepherd is the brother of John D. Shepherd, Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

  Charles A. Clark joined in Company July 1999 as a sales representative in the Company's Auburn, California office, and was promoted to the position of Manager of the Auburn, CA sales office in October 1999. In February 2001, Mr. Clark was promoted to the additional position of Western Regional Manager until his recent promotion to Vice President - Western Region in April 2003. Prior to joining the Company and for more than the past five years, Mr. Clark was President of Clark and Associates, an import company of consumer related products. Prior to that position, Mr. Clark held several positions as senior sales manager of companies whose primary business was the import and distribution of electronics.

  Richard H. Berry joined the Company upon the Company's acquisition of Snake River Log Homes, LLC on November 17, 2003. Mr. Berry was one of two principals who owned Snake River Log Homes, LLC and had served as President of that company for three years. In November 2003, Mr. Berry was retained as President of Snake River Log Homes, LLC and appointed to the additional position of Vice President
- Marketing of the Company. Prior to that position, and for more than five years, Mr. Berry was Vice President of Sales and Marketing as well as a partner in the firm Cape Athletic, LLC.

Security Ownership of Certain Beneficial Owners

The following table identifies each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock and sets forth the number of shares of the Company's Common Stock beneficially owned by each such person and the percentage of the shares of the Company's outstanding Common Stock beneficially owned by each such person.

                         Number of Shares of Common     Percent of Outstanding
                             Stock of the Company         Common Stock of the
Name and Address Of       Beneficially Owned as of    Company Beneficially Owned
 Beneficial Owner	             June 30, 2005              as of June 30, 2005

John D. Shepherd
1020 Sport Hill Road
Easton, CT  06612                 5,409,461(1)                    57.7%

Herman R. Shepherd and
 Carol R. Shepherd
704B Weed Street
New Canaan, CT  06840               574,500(2)                    6.14%

Richard C. Farr
40 Colony Road
W. Hartford, CT  06117            1,110,802(3)(4)                11.86%

Marcille M. Farr
1028 Farmington Avenue
W. Hartford, CT  06107              520,401(3)                    5.56%

(1) Includes (i) 250,000 owned by Mrs. Susan Shepherd, Mr. Shepherd's wife, as to which Mr. Shepherd disclaims beneficial ownership, and (ii) 50,000 shares owned Mr. Jason Tunick, Mr. Shepherd's son, as to which Mr. Shepherd disclaims beneficial ownership.
(2) Includes 132,000 shares owned individually by Mrs. Carol R. Shepherd.
(3) Pursuant to an agreement between Richard C. Farr and Mr. Farr's wife, Marcille M. Farr, Mr. Farr and Mrs. Farr each beneficially own 520,401 shares. Mr. Farr maintains legal title to all of the shares that he and Mrs. Farr own. Mr. Farr disclaims beneficial ownership with respect to the 520,401 shares beneficially owned by Mrs. Farr.
(4) Includes 70,000 shares subject to options which are exercisable within 60 days.

Security Ownership of Management

  The following table sets forth the number of shares of the Company's Common Stock beneficially owned by the following executive officers and directors of the Company and all directors and officers of the Company as a group as of June 30, 2005. Except as otherwise noted, the named individual has sole voting power and sole investment power over the securities.

                         Number of Shares of Common    Percent of Outstanding
                            Stock of the Company         Common Stock of the
 Name and Address        Beneficially Owned as of    Company Beneficially Owned
Of Beneficial Owner            June 30, 2005                June 30, 2005

John D. Shepherd                5,409,461(6)                    57.77%
Richard C. Farr                 1,110,802(4)(5)                 11.86%
Samuel J. Padula                  298,743(1)(2)                  3.19%
Reginald W. Ray, Jr.              220,404(1)(3)                  2.35%
William J. Thyne                   96,085(7)                     1.03%
Benjamin A. Shepherd              191,000(8)                     2.04%
Steven Patlin                      60,100(9)                     0.64%
Jeffry LaPell                      25,000(10)                    0.27%
Leslie M. Apple                    75,000(1)                     0.80%
Richard H. Berry                  160,000(11)                    1.71%
All officers and directors
 as a group (10 persons)        7,646,595(12)                   81.66%

(1) Includes 25,000 shares subject to options which are exercisable within 60 days.
(2) Includes (i) 2,100 shares owned jointly by Mr. Padula with his wife, Mrs. Eleanor Padula, with whom Mr. Padula shares voting and investment power, and
(ii) 263,603 shares held by Mrs. Padula, as to which Mr. Padula disclaims beneficial ownership.
(3) Includes 12,702 shares owned by Mr. Ray's wife, as to which Mr. Ray disclaims beneficial ownership.
(4) Includes 520,401 shares to which Mr. Farr disclaims beneficial ownership. Pursuant to an agreement between Mr. Farr and his wife, Marcille M. Farr, Mr. Farr and Mrs. Farr each beneficially own 520,401 shares. Mr. Farr maintains legal title to all of the shares that he and Mrs. Farr own.
(5) Includes 70,000 shares subject to options which are exercisable within 60 days.
(6) Includes (i) 250,000 shares owned by Mrs. Susan Shepherd, Mr. Shepherd's wife, as to which Mr. Shepherd disclaims beneficial ownership, and (ii) 50,000 shares owned Mr. Jason Tunick, Mr. Shepherd's son, as to which Mr. Shepherd disclaims beneficial ownership.
(7) Includes 61,085 shares owned jointly by Mr. Thyne with his wife with whom Mr. Thyne shares voting and investment power.
(8) Includes (i) 50,000 shares subject to options, which are exercisable within 60 days, (ii) 20,000 shares owned by Mr. Shepherd's children, as to which Mr. Shepherd disclaims beneficial ownership, and (iii) 111,000 shares owned jointly by Mr. Shepherd with his wife with whom Mr. Shepherd shares voting and investment power.
(9) Includes 50,000 shares of common stock owned jointly by Mr. Patlin with his wife with whom Mr. Patlin shares voting and investment power.
(10) Includes 25,000 shares of common stock owned jointly by Mr. LaPell with his wife with whom Mr. LaPell shares voting and investment power.
(11) Includes 10,000 shares subject to options, which are presently exercisable.
(12) Includes 245,000 shares subject to options of which 195,000 are exercisable within 60 days and 50,000 that become exercisable over the next five years commencing with 10,000 that became exercisable on November 17, 2004.

There are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

Section 16(a) of the Securities Exchange Act of 1934 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

The Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements during and with respect to the fiscal year ended January 31, 2005.

Executive Compensation

The following table sets forth as to the Chief Executive Officer and as to each of the most highly compensated executives officers who were serving as executive officers at the end of the fiscal year ended January 31, 2005 and whose total annual salary and bonus exceeded $100,000 during that fiscal year. Information concerning all compensation paid to such individuals for each of the three years ended January 31 is indicated below.

                            SUMMARY COMPENSATION TABLE

               LONG-TERM COMPENSATION - ANNUAL COMPENSATION AWARDS
                                                           Long-term Compensation
                       Annual Compensation                        Awards
                       -------------------                 ----------------------

     (a)          (b)     (c)       (d)          (e)         (f)        (g)        (h)       (i)
                                                                                              All
                                               Other       Restricted                        Other
Name and                                       Annual      Stock       Options/   LTIP       Compen-
Principle         Year    Salary    Bonus    Compensation  Award(s)     SAR's     Payout     Sation
Position                   ($)       ($)         ($)         ($)         (#)       ($)        ($)
--------------------------------------------------------------------------------------------------------
John D. Shepherd, 2005 100,000.00       0.00   8,000.00(5)     0.00         0       0.00   12,018.00 (2)
Chief Executive   2004 100,000.00  75,000.00   8,000.00(5)     0.00         0       0.00   10,178.00 (3)
Officer (1)       2003 100,000.00       0.00   8,000.00(5)     0.00         0       0.00    7,991.00 (4)

Jeffry J. LaPell, 2005 111,151.00  60,710.00   8,000.00(5)     0.00         0       0.00   11,117.00 (7)
Chief Operating   2004  91,710.00  32,533.00   8,000.00(5)     0.00         0       0.00   10,757.00 (8)
Officer (6)       2003  89,539.00  40,628.00   8,000.00(5)     0.00         0       0.00    6,393.00 (9)

William J. Thyne  2005  93,452.00       0.00   8,000.00(5)     0.00         0       0.00    8,904.00 (11)
Chief Financial   2004  91,710.00  30,000.00   8,000.00(5)     0.00         0       0.00   11,138.00 (12)
Officer (10)      2003  89,539.00       0.00   8,000.00(5)     0.00         0       0.00    8,725.00 (13)


(1) Mr. Shepherd was elected Chief Executive Officer in December 1997. Since June 1982, Mr. Shepherd has been a director of the Company.
(2) This amount consists of $6,000 paid for directors' meeting fees, $5,670 of matching funds contributed to the Company's 401(k) Plan, and $348 paid for term life insurance.
(3) This amount consists of $6,000 paid for directors' meeting fees, $3,480 of matching funds contributed to the Company's 401(k) Plan, $348 paid for term life insurance, and $350 paid for interest on amounts advanced to the Company.

(4) This amount consists of $3,000 paid for directors' meeting fees, $3,443 of matching funds contributed to the Company's 401(k) Plan, and $348 paid for term life insurance and $1,200 paid for interest on Series B Convertible Subordinated Debentures.
(5) These amounts represent an annual salary paid to the directors of the Company.
(6) Mr. LaPell was elected Vice President and Chief Operating Officer in April 2001, and appointed to a vacant seat on the Board of Directors in August 2001. From December 1999 until January 2002 Mr. LaPell was also Vice President - Sales.
(7) This amount consists of $6,000 paid for directors' meeting fees, $4,730 of matching funds contributed to the Company's 401(k) Plan, and $387 paid for term life insurance.
(8) This amount consists of $6,000 paid for directors' meeting fees, $4,437 of matching funds contributed to the Company's 401(k) Plan, and $320 paid for term life insurance.
(9) This amount consists of $3,000 paid for directors' meeting fees, $3,080 of matching funds contributed to the Company's 401(k) Plan, and $313 paid for term life insurance.
(10) Mr. Thyne was elected Chief Financial Officer and Secretary in January 1998, Vice President in September 1999 and Treasurer in February 2001. Mr. Thyne ceased being Chief Financial Officer in March 2004 and ceased being Secretary and Treasurer of the Company in April 2005.
(11) This amount consists of $4,500 paid for directors' meeting fees, $4,079 of matching funds contributed to the Company's 401(k) Plan, and $325 paid for term life insurance.
(12) This amount consists of $6,000 paid for directors' meeting fees, $4,118 of matching funds contributed to the Company's 401(k) Plan, $320 paid for term life insurance, and $700 paid for interest on Series B Convertible Subordinated Debentures.
(13) This amount consists of $3,000 paid for directors' meeting fees, $3,012 of matching funds contributed to the Company's 401(k) Plan, $313 paid for term life insurance, and $2,400 paid for interest on Series B Convertible Subordinated Debentures.

Employee Savings Plan

The Company maintains a defined contribution salary reduction plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986 (as amended from time to time, the "Internal Revenue Code") for all employees who have completed one year of service with the Company. Seventy-one of the Company's employees are currently eligible to participate in the Plan, fifty-seven of whom have elected to participate. Employees participating in the Plan may elect to defer compensation up to the maximum permitted by the Internal Revenue Code. The Company contributes on behalf of each participating employee a percentage, determined annually by the Company based upon the profits of the Company, of compensation (as defined by the Plan) to the Plan. Aggregate annual additions on behalf of any employee may not exceed the lesser of 25% of such employee's compensation for any given year or $7,000 (as adjusted for increases in the cost of living as prescribed by regulation by the Secretary of the Treasury, $13,000 for the 2004 calendar year). Contributions to the Plan made by the Company are 20% vested after a participating employee completes two years of service with the Company and continues to vest at the rate of an additional 20% over each of the following four years of employment. The Company is current with respect to its funding obligations to the Plan.

During the fiscal years ended January 31, 2005, 2004 and 2003, cumulative vested account balances of $8,333, $14,953, and $174,532, respectively, were paid from the Plan to employees of the Company upon their separation from service in the Company pursuant to the Plan.

Stock Option Plan

The Company has in effect a Stock Option Plan (the "Option Plan") which permits the granting of incentive stock options ("Incentive Stock Options") to key employees to purchase up to 235,000 shares of the Company's Common Stock in accordance with the requirements imposed by the Internal Revenue Code. The Option Plan permits the Board of Directors of the Company, or a committee of the Board of Directors consisting of at least three directors, to grant Incentive Stock Options to key employees of the Company. All of the Company's employee-directors, as key employees of the Company, are eligible to receive incentive stock options as are all officers, division managers, department heads, and any other management or supervisory employees or others who are designated as key employees. As required by the applicable provisions of the Internal Revenue Code, the exercise price of incentive stock options granted under the Option Plan must be equal to or greater than the fair market value of the shares which are subject to an option on the date the option is granted.

All employees are considered "key employees" of the Company, and there are currently approximately one hundred persons eligible to receive incentive stock options under the Option Plan. During fiscal year ended January 31, 2005, no incentive stock options were granted to key employees or directors. Subsequent to January 31, 2005 and through the date hereof, no incentive stock options previously granted under the Option Plan to purchase shares of the Company's Common Stock have been exercised.

In addition to granting options to key employees intended to qualify as incentive stock options under the Internal Revenue Code, the Option Plan also permits the Board of Directors (or the committee which administers the Plan) to grant stock options (the "Non-Qualified Stock Options") which do not qualify as incentive stock options to key employees of the Company and directors who are not employees of the Company. Up to 250,000 options are currently designated by the Plan for issuance as non-qualified stock options. The Board, or the committee that administers the Plan, has the authority to decide to whom non-qualified stock options are granted, as well as the number of shares of the Company's Common Stock that may be purchased under each such option, the exercise price to be paid by the optionee for the shares purchasable upon exercise of such option, and the other terms, conditions and restrictions (if any) of such options (which need not be the same for each non-qualified stock option granted).

There are currently approximately one hundred and four persons eligible to receive non-qualified stock options under the Plan. During the fiscal year ended January 31, 2005, 50,000 Non-Qualified Stock Options were granted to one key employee. Subsequent to January 31, 2005, and through the date hereof, no Non-Qualified Stock Options previously granted under the Option Plan have been exercised.

Employment Agreements

The Company is party to employment contracts with Jeffry J. LaPell, Vice President and Chief Operating Officer, and Richard Berry, Vice President - Marketing and President of Snake River Log Homes LLC. The contract with Mr. LaPell is for a term of two years, calls for a certain base salary (adjusted annually for the change in the Consumer Price Index), and includes incentives for an annual bonus based on the achievement of defined goals related to sales revenues and the Company's backlog of contracts. It also contains non-competition clauses that would be effective upon conclusion of employment with the Company, and severance provisions whereby Mr. LaPell would be paid an amount equal to three months' base salary. As of January 31, 2005, the base salary for Mr. LaPell is $120,000. The contract of Mr. LaPell expires on May 31, 2006. The Company believes that the terms of this contract are fair and reasonable to the Company.

Mr. Berry's contract is for a term of five years and automatically extends for successive one year periods unless either Mr. Berry or the Company has given thirty days prior written notice of its intention not to renew the contract for an additional one year term. The contract calls for a certain base salary and includes incentives for an annual bonus based on the achievement of defined goals related to delivery of products from Snake River Log Homes LLC and sales revenue goals related to Snake River and the Company, and contains a non-competition clause that would be effective upon conclusion of employment with the Company. The contract also contains a severance provision that under certain conditions would continue the payment of Mr. Berry's annual base salary until the end of the initial five-year employment term, and the payment of an amount equal to three months base salary if the termination occurs during any of the one-year extension periods. As of January 31, 2005, the base salary for Mr. Berry is $85,000. Mr. Berry's employment contract expires on November 17, 2008. The Company believes that the terms of this contract are fair and reasonable to the Company.

Long-Term Incentive Plan Awards

Other than its Stock Option Plan, the Company does not maintain any long-term incentive plan.

Independent Accountants

On June 1, 2004, the partners of Urbach Kahn & Werlin LLP, which had previously served as the Company's independent accountants for the fiscal years ending January 31, 2003 and January 31, 2004, announced that they were joining UHY
LLP, a newly-formed New York limited liability partnership. UHY LLP is comprised of the partners of four accounting firms with offices in seven (7) states. UHY LLP is a legal entity that is separate from Urbach Kahn & Werlin LLP. Urbach Kahn & Werlin LLP ceased to provide audit services to public companies, and accordingly, resigned as the independent auditors of the Company.

None of the reports of Urbach Kahn & Werlin LLP on the Company's financial statements for either of the past two years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change principal accountants was approved by the Audit Committee of the Company's Board of Directors.

During the fiscal years ended January 31, 2003 and January 31, 2004 and any subsequent interim periods, there were no disagreements between the Company and Urbach Kahn & Werlin LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Urbach Kahn & Werlin LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Company provided Urbach Kahn & Werlin LLP with a copy of the above disclosures in response to Item 304(a) of Regulation S-B in conjunction with its filing of a Current Report on Form 8-K, which was filed as of October 12, 2004 (the "Current Report"). The Company requested that Urbach Kahn & Werlin LLP deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements made by the Company in response to Item 304(a) of Regulation S-B, and if not, stating the respects in which it does not agree. Per the Company's request, on October 12, 2004, Urbach Kahn & Werlin LLP delivered such letter to the Company, stating that it agreed with the foregoing statements A copy of this letter is filed as Exhibit 16 to the Company's Current Report, which Current Report is incorporated herein by reference.

On October 6, 2004, the Company engaged UHY LLP as the Company's independent public accountant for the Company's fiscal year ended January 31, 2005 and the interim periods prior to such year-end. During the Company's fiscal years ended January 31, 2003 and January 31, 2004 or subsequent interim period, the Company had not consulted with UHY LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the limited liability partnership of UHY LLP provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company's fiscal years ended January 31, 2003 and January 31, 2004 or subsequent interim periods, the Company had not consulted with the limited liability partnership of UHY LLP on any matter that was the subject of a disagreement or a reportable event.

The Company has not yet engaged independent public accountants for its fiscal year ending January 31, 2006. The Company has postponed its decision-making in this regard until the Reverse Split Transaction has been completed. The Company believes that it will have a better idea of its audit and accounting needs at such time and will then be in a better position to decide which accounting firm is best suited to meet such needs. The Company does not expect any representatives of UYH LLP to be present at the Meeting.

Accountants' Fees

For the fiscal years ended January 31, 2005 ("Fiscal 2005") and 2004 ("Fiscal 2004"), fees for services provided by UHY LLP and Urbach Kahn & Werlin LLP, respectively, are categorized as follows:

 (a) Audit Fees. Audit fees consist principally of fees for services in connection with the audit of the Company's annual financial statements and review of the Company's quarterly financial statements and amounted to $94,300 in Fiscal 2005 and $119,901 in Fiscal 2004.

 (b) Audit-related Fees.  Audit-related fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements but not reported under the caption "Audit Fees." These fees include review of Current Reports on Form 8-K filed by the Company and participation at audit committee meetings. These fees amounted to $5,310 in Fiscal 2005 and $78,176 in Fiscal 2004.

 (c) Tax Fees. Tax fees consist of fees for tax compliance, tax advice, tax planning and tax return preparation, and amounted to $28,685 in Fiscal 2005 and $8,618 in Fiscal 2004.

 (d) All Other Fees. All other fees consist of aggregate fees billed for products and services provided by the independent auditor, other than those disclosed above. There were no such fees billed by the Company's independent accountants for Fiscal 2005 or Fiscal 2004.

Pre-Approval of Services By Independent Accountants

The Audit Committee pre-approved all audit-related and tax services performed by UHY LLP and Urbach Kahn & Werlin LLP for Fiscal 2005 and for Fiscal 2004, respectively. The Audit Committee approves all audit fees and terms for all services provided by the independent accountants and considers whether these services are compatible with the accountants' independence. There is no de minimis provision under which the pre-approval process would be waived. The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent accountants during the Company's most recent fiscal year are compatible with maintaining the independence of such accountants.

Legal Proceedings

  On January 12, 2005, the Company filed a Demand for Arbitration with the American Arbitration Association (the "Arbitration") pursuant to which the Company is seeking monetary damages against Robert Gordon Hart and Judith Anne Hart (collectively, the "Harts"). A date for the arbitration hearing has not yet been set and is not likely to occur prior to the beginning of the Company's fiscal fourth quarter beginning November 1, 2005.

The Arbitration asserts the Company has suffered monetary damages in a minimum amount of $1,225,720 as a result of the Harts' breaches of various representations and warranties made by them in the Stock Purchase Agreement dated June 27, 2003, between the Company, 666764 B.C. Ltd., True-Craft Log Structures Ltd., Hart & Son Industries Ltd., Robert Gordon Hart, Judith Anne Hart, Matthew Joseph Mellof and Shelly L. Mellof, pursuant to which the Company acquired its Canadian operations, which are owned and operated through the Company's wholly-owned subsidiary, True-Craft Log Structures Co. In the arbitration, the Company alleges that the Harts breached material representations and warranties pertaining to the legal and financial condition of the company purchased from the Harts, to wit: misrepresentations as to liability for tariff duties, inventory values and condition; misrepresentation with respect to various tax and employment benefits liabilities; misrepresentation of the value of good will; and misrepresentation as to the propriety of certain insider transactions.

On August 30, 2002, the Company, by and through one of its dealers (the "Dealer") contracted with certain home package buyers (the "Owners") to sell them a log home. Thereafter, the Owners engaged the services of another party to construct it. In accordance with both the dealer and customer contracts, the Company assumes no responsibility related to the construction of the home and requires the Dealer to defend and indemnify the Company from any and all claims brought against it relating to the construction. On July 8, 2003, the Owners commenced an action in the Supreme Court of New York, Kings County, against Lincoln Logs Ltd. and the Dealer alleging misleading representations and warranties to procure the contracts; breach of contract and intentional infliction of emotional distress and demanded damages in excess of Five Hundred Thousand ($500,000.00) Dollars. In its answer to the complaint, the Company denies the essential allegations and demanded a defense and indemnification from the Dealer and contractor. The Company's insurance carrier, The Hartford, has denied coverage on the basis that the claims fall outside the scope of the policy's coverage. The litigation is currently in the later stages of discovery.

On April 5, 2003, the Company, by and through one of its dealers (the "Dealer") contracted with certain home package buyers (the "Owners") to sell them a log home. Thereafter, the Owners engaged the services of another party to construct it. In accordance with both the dealer and customer contracts, the Company assumes no responsibility related to the construction and requires the Dealer to defend and indemnify the Company from any and all claims brought against it relating to the construction. On December 15, 2003, the Owners commenced an action in the Supreme Court of New York, Ulster County, against a construction contractor, the Dealer and Lincoln Logs Ltd. alleging that the defendants failed to construct the home in good and workmanlike manner and demanded damages in excess of Five Hundred Thousand ($500,000.00) Dollars. In its answer to the complaint, the Company denies the essential allegations and demanded a defense and indemnification from the Dealer and contractor. The Company's insurance carrier, The Hartford, has denied coverage on the basis that the claims fall outside the scope of the policy's coverage. The litigation is currently in the early stages of discovery.

The Company is defending certain claims in the ordinary course of and incidental to the Company's business. In the opinion of the Company's management, the ultimate settlement of these claims will not exceed amounts provided for in the consolidated financial statements.

Certain Transactions

  Description of certain transactions and agreements to which the Company and certain of the officers and directors of the Company are parties are set forth below.

  The Company received legal services from the law firm of Whiteman, Osterman & Hanna LLP ("WOH"), of which Leslie M. Apple, a director of the Company, is a partner, and paid and accrued fees of approximately $41,300 for such legal services rendered to the Company during the fiscal year ended January 31, 2005. The Company has also retained WOH to provide legal services to it in connection with the Reverse Split Transaction. The Company believes that the legal fees charged, and anticipated to be charged, in connection with WOH's services are fair and reasonable to the Company in light of the services performed and that the terms of the Company's relationship with WOH are no less favorable to the Company than those that could be obtained from an independent third party.

  On November 17, 2003, the Company completed the acquisition of all of the outstanding limited liability company membership interests of Snake River Log Homes, LLC ("Snake River"), a privately-held limited liability company for consideration of approximately $1,260,000, subject to certain adjustments.
Snake River is a company organized under the laws of Idaho.   The acquisition of
membership interests was effected pursuant to a Membership Interests Purchase

Agreement, dated November 17, 2003, (the "Purchase Agreement") by and among the Company and the membership interest holders of Snake River (the "Members"), including Richard Berry, who, after consummation of the acquisition, became an officer of the Company. The consideration paid by the Company to the Members consisted of the following: cash payment, promissory notes issued by the Company to the Members, and common shares of the Company conveyed to select Members.
The primary business of Snake River is the designing, manufacturing, and marketing of a line of log homes targeted for purchase and assembly by custom builders and "do-it-yourself" consumers. Any plant assets, equipment or other physical property acquired as part of this transaction continues to be used for those purposes. The Purchase Agreement and the purchase prices referenced therein were negotiated at arm's length between representatives of the respective parties. Except for the transactions described in the Agreements or as set forth herein, there are no material relationships between the Company, the respective selling parties, their respective directors, officers, affiliates, or associates thereof.

  The Company is party to employment contracts with Jeffry J. LaPell, Vice President and Chief Operating Officer, and Richard Berry, Vice President - Marketing and President of Snake River Log Homes LLC. See "INFORMATION REGARDING THE COMPANY AND CERTAIN TRANSACTIONS-Employee Compensation-Employment Agreements" for additional information.

  Steven Patlin, a director of the Company, is a dealer in the Company's products. Accordingly, he is paid commissions with respect to each of his sales of the Company's products. The Company's arrangement with Mr. Patlin is subject to the same terms and conditions as those applicable to other dealers with similar sales volumes.

Stock Purchases

  The Company has not repurchased any of its shares of Common Stock during the past two years.

Public Offerings

  The Company has not made an underwritten public offering of its securities for cash that was registered under the Securities Act of 1933 or exempt from registration under Regulation A during the past three years.

                         FEDERAL INCOME TAX CONSEQUENCES

  Summarized below are the material federal income tax consequences to the Company and its shareholders resulting from the Reverse Split Transaction. This summary is based on existing federal income tax law, which may change, even retroactively. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. Many types of shareholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules. Other shareholders may also be subject to special tax rules including, but not limited to, shareholders who received the Company's Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or shareholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes.
In addition, this summary does not discuss any state, local, foreign, or other tax considerations.

  This summary assumes that you are one of the following:

  -  a citizen or resident of the United States;

  - a corporation or an entity taxable as a corporation created or organized under U.S. law (federal or state);

  - an estate the income of which is subject to federal income taxation regardless of its sources;

  - a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or

  - any other person whose worldwide income and gain is otherwise subject to federal income taxation on a net basis.

  This summary also assumes that you have held and will continue to hold your shares as capital assets.

NO RULING FROM THE INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL WILL BE OBTAINED REGARDING THE FEDERAL INCOME TAX CONSEQUENCES TO THE SHAREHOLDERS OF THE COMPANY IN CONNECTION WITH THE REVERSE SPLIT TRANSACTION. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

The Reverse Split Transaction

  We believe that the Reverse Split Transaction will be treated as a tax-free "recapitalization" for federal income tax purposes. This will result in no material federal income tax consequences to the Company.

Federal Income Tax Consequences to Shareholders, Including Affiliates, Who Are Not Cashed-Out in the Reverse Split Transaction

  If you continue to hold the Company's Common Stock immediately after the Reverse Split Transaction, and you receive no cash as a result of the Reverse Split Transaction, you will not recognize any gain or loss in the Reverse Split Transaction and will have the same adjusted tax basis and holding period in the Company's Common Stock as you had in such stock immediately prior to the Reverse Split Transaction.

Federal Income Tax Consequences to Shareholders, Including Affiliates, Who Both Receive Cash and Own, or Are Considered to Own for Federal Income Tax Purposes, The Company's Common Stock After the Reverse Split Transaction

  In some instances you may be entitled to receive cash in the Reverse Split Transaction for shares you hold in one capacity, but continue to hold shares in another capacity. For example, you may own less than 500 shares in your own name (for which you will receive cash) and own more than 500 shares that are held in your brokerage account in street name. Alternatively, for federal income tax purposes you may be deemed to own shares held by others. For instance, if you own less than 500 shares in your own name (for which you will receive cash) and your spouse owns more than 500 shares (which will continue to be held following the completion of the Reverse Split Transaction), the shares owned by your spouse will be attributable to you. As a result, in some instances the shares you own in another capacity, or which are attributed to you, may remain outstanding. In determining whether you are deemed to continue to hold stock immediately after the Reverse Split Transaction, you will be treated as owning shares actually or constructively owned by certain family members and entities in which you have an interest (such as trusts and estates of which you are a beneficiary and corporations and partnerships of which you are an owner, and shares you have an option to acquire).

  If you both receive cash as a result of the Reverse Split Transaction and continue to hold the Company's Common Stock either directly or through attribution, you will recognize gain, if any, in an amount not to exceed the amount of cash received. Generally no loss will be recognized. The receipt of cash will be characterized as either a dividend or as a payment received in exchange for the stock. The Reverse Split Transaction will be taxed as a dividend unless the payment:

  - is not essentially equivalent to a dividend with respect to you as determined under Section 302(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code");

  - is a substantially disproportionate redemption of stock with respect to you as determined under Section 302(b)(2) of the Code; or

  -  results in the complete termination of your interest in the Company under
     Section 302(b)(3) of the Code (which would be possible if you ceased to own any shares directly and if the only shares attributed to you were from a family member and you properly waive family attribution).

  If you satisfy one of these tests, you will recognize income in an amount equal to the excess of the cash received for your shares over your adjusted basis in those shares, and this income will be characterized as capital gain.

  If you fail to satisfy one of these tests, then the cash received will be treated as a dividend to you to the extent of your ratable share of the Company's undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain.

  If you, or a person or entity whose ownership of the Company's shares would be attributed to you, will continue to hold the Company's Common Stock immediately after the Reverse Split Transaction, you are urged to consult with your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Reverse Split Transaction, in light of your specific circumstances.

Federal Income Tax Consequences to Cashed-out Shareholders, including Affiliates, Who do not Own, and Are Not Deemed to Own, the Company's Common Stock After the Reverse Split Transaction

  If you receive cash as a result of the Reverse Split Transaction and do not own, and are not deemed to own the Company's Common Stock immediately after the Reverse Split Transaction, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out stock and your adjusted tax basis in such stock.

                           DISSENTERS' APPRAISAL RIGHTS

  Lincoln Logs Ltd. shareholders have rights under New York law to dissent from the Reverse Split Transaction and to demand appraisal of, and to receive payment in cash of the fair value of their shares of Common Stock. The following is a brief summary of the statutory procedures to be followed by a holder of shares of Common Stock who does not wish to accept the per share cash consideration pursuant to the Reverse Split Transaction in order to dissent from the Reverse Split Transaction and perfect dissenters' rights under New York law.

THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 623 AND 910 OF THE NEW YORK BUSINESS CORPORATION LAW, THE TEXT OF WHICH IS SET FORTH IN APPENDIX B TO THIS PROXY STATEMENT. ANY

SHAREHOLDER CONSIDERING DEMANDING APPRAISAL IS ADVISED TO CONSULT LEGAL COUNSEL. DISSENTERS' RIGHTS WILL NOT BE AVAILABLE UNLESS AND UNTIL THE REVERSE SPLIT TRANSACTION IS CONSUMMATED.

  A holder of shares of Common Stock who desires to exercise his dissenters' rights must fully satisfy the following conditions. Dissenters' rights of appraisal will be lost and waived if the procedural requirements of Section 623 are not fully and precisely satisfied. If dissenters' rights are lost and waived, the shareholder will be entitled to receive the consideration provided for in the Reverse Split Transaction agreement.

How To Exercise Dissenters' Rights

  Any holder of Common Stock who elects to exercise dissenters' rights with respect to the Reverse Split Transaction must file with the Company, before the Meeting, or at the Meeting but before the vote, written objection to the Reverse Split Transaction. The objection must include a notice of his election to dissent, his name and residence address, the number of shares of Common Stock as to which he dissents and a demand for payment of the fair value of his shares of Common Stock if the Reverse Split Transaction is completed. Such objection is not required from any shareholder to whom the Company did not give notice of the meeting in accordance with the New York Business Corporation Law. A vote against the Reverse Split Transaction will not itself constitute an objection. Within 10 days after the shareholders' authorization date, which term as used in Section 623 would mean in this context September 12, 2005, the date on which the shareholders' vote authorizing the Reverse Split Transaction is taken, the Company must give written notice of such authorization by registered mail to each shareholder who filed written objection or from whom written objection was not required. However, written notice of such authorization will not be sent to any shareholder who votes for the Reverse Split Transaction because that shareholder will be deemed to have elected not to enforce his rights to receive payment for his shares. The failure to vote against the Reverse Split Transaction will not itself constitute a waiver of a shareholder's dissenters' rights.

  Within 20 days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent must file with the corporation a written notice of such election, stating his name and residence address, the number of shares of Common Stock as to which he dissents and a demand for payment of the fair value of his such shares.

  A shareholder may not dissent as to less than all the shares of Common Stock as to which he has a right of dissent, held by him of record and that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all the shares of Common Stock of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary. Furthermore, if the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record.

  All demands for appraisal should be delivered before the vote on the Reverse Split Transaction is taken at the Meeting. All demands for appraisal and notices of election to dissent should be addressed to the:

  Corporate Secretary
  Lincoln Logs Ltd.
  5 Riverside Drive
  Chestertown, New York 12817

  At the time of filing a notice of election to dissent or within one month thereafter, a dissenting shareholder must submit all of his certificates representing shares of Common Stock to the Company or its transfer agent for notation thereon of the election to dissent, after which such certificates will be returned to the shareholder. Failure to submit such certificates may result in the loss of dissenters' rights.

Procedure For Appraisal Proceeding

  Within 15 days after the expiration of the period within which shareholders may file their notices of election to dissent, or within 15 days after the effective date of the Reverse Split Transaction, whichever is later, the Company is required to make a written offer, by registered mail, to each shareholder who has filed a notice of election to dissent, to pay for such holder's shares of Common Stock at a specified price which the Company considers to be their fair value. Such offer will be accompanied by a statement setting forth the aggregate number of shares of common stock with respect to which such notices of election to dissent from the Reverse Split Transaction have been received and the aggregate number of holders of such shares of Common Stock.

  If the Reverse Split Transaction has been completed at the time such offer is made, such offer will also be accompanied by (a) advance payment to each dissenting shareholder who has submitted his certificates for notation thereon of the election to dissent of an amount equal to 80% of the amount of such offer or (b) as to each dissenting shareholder who has not yet submitted his certificates for notation thereon, a statement that advance payment to such shareholder of an amount equal to 80% of the amount of such offer will be made promptly upon submission of his certificates. Acceptance of such advance payment by a dissenting shareholder will not constitute a waiver of his dissenter's rights.

  If within 30 days after the making of such written offer, the surviving corporation and any dissenting shareholder agree upon the price to be paid for such holder's shares of Common Stock, payment therefore will be made within 60 days after the making of such offer or the effective date of the Reverse Split Transaction, whichever is later, upon the surrender of the certificates representing such shares of Common Stock. If the Company fails to make such an offer within the 15-day period described above, or if it makes an offer but the Company and a dissenting shareholder do not agree within 30 days of its making of the offer upon the price to be paid for such shareholder's shares of Common Stock, the Company must, within 20 days of such 15-or 30-day period, as the case may be, institute a special proceeding in the Supreme Court of New York to determine the rights of dissenting shareholders and fix the fair value of their shares of Common Stock.

  The fair value of the shares of common stock shall be the fair value as of the close of business on the day before the shareholders' authorization date. In fixing the fair value of the shares, the court will consider the nature of the Reverse Split Transaction and its effects on the Company and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value without a jury and without referral to an appraiser. If the Company does not institute such a proceeding within the 20-day period, any dissenting shareholder may, within 30 days after such 20-day period, institute a proceeding for the same. If such proceeding is not instituted within such 30-day period, any dissenting shareholders who have not agreed with the Company as to the price to be paid for their shares of Common Stock will lose their dissenters' rights, unless the court, for good cause shown, otherwise directs.

  Within 60 days after the completion of any such court proceeding, the Company must pay to each dissenting shareholder the amount found to be due him, with interest thereon at such rate as the court finds to be equitable, from the effective date of the Reverse Split Transaction to the date of payment, upon surrender by such shareholder of the certificates representing such shares of Common Stock. If the court finds that the refusal of any dissenting shareholder to accept the Company's offer was arbitrary, vexatious or otherwise not in good faith, no interest will be allowed to such shareholder.

  The parties to such court proceeding will bear their own costs and expenses, including the fees and expenses of their counsel and any experts employed by them, except that the court, in its discretion and under certain conditions, may apportion and assess all or any part of the costs, expenses and fees incurred by dissenting shareholders against the surviving corporation or may apportion and assess all or any part of the costs, expenses and fees incurred by the surviving corporation against any dissenting shareholders, including any dissenting shareholders who have withdrawn their notices of election to dissent from the Reverse Split Transaction, who the court finds were arbitrary, vexatious or otherwise not acting in good faith in refusing the Company's offer of payment. Any shareholder who has filed a notice of election to dissent will not, after the effective date of the Reverse Split Transaction, have any of the rights of a shareholder with respect to his shares of Common Stock other than the right to be paid the fair value of such shares of Common Stock under the New York Business Corporation Law.

  Any notice of election to dissent may be withdrawn by a dissenting shareholder at any time before the acceptance in writing of an offer by the Company, but in no case later than 60 days after the effective date of the Reverse Split Transaction unless the Company consents in writing. However, if the Company fails to make a timely offer to pay such shareholder the fair value of his shares of Common Stock as provided above, the dissenting shareholder may withdraw his election to dissent at any time within 60 days after any date such an offer is made.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The SEC allows the Company to "incorporate by reference" information into this document. This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that is also incorporated herein by reference.

  This document incorporates by reference the documents listed below that the Company has filed previously with the SEC. They contain important information about the Company and its financial condition.

    The Company's Current Report on Form 8-K, dated as of October 6, 2004 and filed as of October 12, 2004 (File No. 0-12172).

    The Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2005 (File No. 0-12172). The Annual Report containing the Company's Form 10-KSB for the fiscal year ended January 31, 2005 is enclosed with this Proxy Statement.

    The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended April 30, 2005 (File No. 0-12172) (the "Quarterly Report"). The Quarterly Report is attached hereto as Appendix D.

  The Company will amend this Proxy Statement and its Schedule 13E-3 to incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and before the date of the Meeting to the extent required to fulfill our obligations under the Exchange Act.

  The Company will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this Proxy Statement. You may obtain a copy of these documents and any amendments thereto by writing to Benjamin Shepherd, Chief Financial Officer, at the following address: Lincoln Logs Ltd., 5 Riverside Drive, Chestertown, New York 12817.

  These documents is also included in the Company's SEC filings, which you can access electronically at the SEC's website at http://www.sec.gov.

                              SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the next annual meeting of shareholders to be held in 2006 must have been received by the Company at 5 Riverside Drive, P.O. Box 135, Chestertown, New York 12817 on or before March 6, 2006. Proposals submitted by a shareholder of the Company for consideration at the 2006 annual meeting of shareholders outside the processes of Rule 14a-8 under the Exchange Act will not be considered at such meeting unless the Secretary of the Company has received written notice of the matter proposed to be presented from the shareholder on or prior to May 23, 2006. The proxies for the 2006 annual meeting may confer discretionary authority on the proxy holders with respect to any proposal submitted after the dates set forth above.

                                 OTHER MATTERS

  The directors do not know of any matters to be presented at the Meeting other than as described in this Proxy Statement.

  The Board has not authorized anyone to give any information or make any representation about the Reverse Split Transaction or the Company that differs from, or adds to, the information in this Proxy Statement or in the Company's documents that are publicly filed with the SEC. If anyone gives you different or additional information, you should not rely on it.


                                    By Order Of The Board Of Directors

                                    /s/ Benjamin A. Shepherd
                                    ------------------------
                                    Benjamin A. Shepherd
                                    Secretary


Chestertown, New York

August 19, 2005

                                   Appendix A

Certificate of Amendment of the Company's Restated Certificate of Incorporation


                            CERTIFICATE OF AMENDMENT
                                      OF
                        CERTIFICATE OF INCORPORATION OF
                               LINCOLN LOGS LTD.

               Under Section 805 Of The Business Corporation Law

The undersigned, being the President and the Secretary of LINCOLN LOGS LTD., pursuant to Section 805 of the Business Corporation Law of the State of New York, do hereby restate, certify and set forth:

1. The name of the corporation is LINCOLN LOGS LTD. (the "Corporation")

2. The certificate of incorporation of the Corporation was filed by the Department of State on the 25th day of February 1977.

3. Immediately upon the effectiveness of this Amendment to the Corporation's Certificate of Incorporation pursuant to the New York Business Corporation Law (the "Effective Date"), each five hundred (500) issued and outstanding shares of the Corporation's Common Stock, par value $0.01 per share (the "Old Common Stock"), shall automatically, without further action on the part of the Corporation or any holder of such Old Common Stock, be converted into one (1) new share of the Corporation's Common Stock, $0.01 par value per share ("New Common Stock"), as constituted following the Effective Date. The conversion of the Old Common Stock into New Common Stock, will be deemed to occur on the Effective Date, regardless of when the certificates representing such Old Common Stock are physically surrendered to the Corporation for exchange into certificates representing New Common Stock. After the Effective Date, certificates representing the Old Common Stock will, until such shares are surrendered to the Corporation for exchange into New Common Stock, represent the number and class of New Common Stock into which such Old Common Stock shall have been converted pursuant to this amendment.

  In cases in which the conversion of the Old Common Stock into New Common Stock results in any shareholder holding a fraction of a share, the Company will pay in lieu of such fractional share, an amount in cash (the "Cash Consideration") equal to the product of $245.00 and a fraction, the numerator of which is the number of shares owned by the shareholder and the denominator of which is the number 500. No interest shall be payable on the Cash Consideration.

  Following the Effective Date, the total number of authorized shares of common stock of the Corporation (including all shares of New Common Stock and all shares of treasury stock of the Corporation) shall remain 12,000,000, and the par value of the New Common Stock shall remain $0.01 per share.

4. The Amendment of the Certificate of Incorporation was authorized by vote of the Board of Directors of the Corporation followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at an annual meeting of the Corporation's shareholders duly called and held on
     , 2005.

  IN WITNESS WHEREOF, we have signed this certificate as of the   th day of
     2005, and we affirm the statements contained herein as true under penalties of perjury.


                                         /s/ John D. Shepherd
                                         --------------------
                                         John D. Shepherd
                                         President and Chief Executive Officer


                                         /s/ Benjamin A. Shepherd
                                         ------------------------
                                         Benjamin A. Shepherd
                                         Secretary

                                  Appendix B

               Business Corporation Law of the State of New York

Section 623. Procedure to enforce shareholder's right to receive payment for shares

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

  (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

  (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

  (3) All dissenting shareholders, excepting those who, as provided in paragraph
(g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

  (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision
(d) of section 3101 of the civil practice law and rules.

  (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

  (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

  (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

(8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

  (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

  (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

  (3) The dissenting shareholder shall exercise such option under subparagraph
(1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

Section 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange

(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

  (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

    (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

      (i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

      (ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

      (iii) Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

    (B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

    (C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

  (2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

  (3) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

                                  Appendix C

                               Opinion of Value

EMPIRE VALUATION CONSULTANTS, LLC
3255 Brighton Henrietta Town Line Road
Rochester, NY  14623


PRIVATE & CONFIDENTIAL

March 20, 2005

Mr. Benjamin A. Shepherd
Vice President - Finance, CFO
Lincoln Logs, Ltd.
5 Riverside Drive
Chestertown, NY 12817

Dear Mr. Shepherd:

  You have requested Empire Valuation Consultants, LLC ("Empire") to render its opinion as to the fair value of Lincoln Logs Ltd. ("LLOG" or the "Company") as of March 18, 2005 (the "Valuation Date"). It is our understanding that this valuation will be used for a proposed reverse stock split and the resultant deregistration of the Company's common stock under the Securities Exchange Act of 1934. Empire's conclusion of the aggregate fair value of LLOG is $4,000,000.

Methodology

  LLOG has been valued under the assumption that the Company is a going concern. This appraisal was conducted according to guidelines established by the Internal Revenue Service ("IRS") and in conformity with appraisal practices promulgated by the American Society of Appraisers in the Principles of Appraisal Practice and Code of Ethics, and the Uniform Standards of Professional Appraisal Practice ("USPAP"), together with such standards as were deemed relevent to this engagement.

  For the purpose of this engagement, fair value is defined as the price at which ownership interests would change hands between a willing buyer and a willing seller, neither being under any conpulsion to buy or sell and both having reasonable knowledge of relevant facts.

Fair value is essentially identical to fair market value as defined by the Internal Revenue Code. Revenue Ruling 59-60 lists factors which are useful in determining fair market value for a privately-held company (footnote 1), and these are appropriate in establishing fair value as well. In this analysis, all pertinent factors listed in Revenue Ruling 59-60 were considered, including, but not limited to, the following:

- The nature of the business and the history of the enterprise from its inception;

- The general economic outlook and condition of, and outlook for, the subject industry;

- The book value of the equity and the Company's financial condition;

- The earning capacity of LLOG;

- Its dividend-paying capacity;

- Whether or not goodwill or other intangible value exists;

- Past sales of the equity and the size of the block under consideration; and

- The market price of actively traded interests of public corporations engaged in the same or similar lines of business.

Sources of Information

  Information used in determining the fair market value of LLOG was provided by the documents and sources listed below:

- The Company's filings with the Securities and Exchange Commission ("SEC"), for its fiscal years ended January 31, 2000 through 2004 (footnote 2) and for various interim periods;

- LLOG's pro forma results for 2005, including a balance sheet, income statement and statement of cash flow, all provided by management of the Company, as well


(Footnotes)

1. Thinly traded public companies are frequently valued by third-party appraisers in the same manner, i.e., as if they were privately held.

2. Unless otherwise indicates, all further references to the Company's year end are for fiscal year ended January 31.

as a projected income statement for LLOG's fiscal year ending January 31, 2006;

- An on-site visit to one of LLOG's divisions in 2002;

- Hoover's Online ("Hoover's"), Edgarscan, Multex, and Yahoo!Finance databases;

- Economic and industry information from Value Line, the Wall Street Journal, Standard & Poor's Industry Surveys, and the Log Home Council, among others;

- Conversations and correspondence with: yourself; John S. Shepherd, CEO; William Thyne, Vice President, Treasurer; Richard Waters, LLOG's Controller, regarding the Company's history, operations, finances, and outlook as of the Valuation Date;

- Correspondence and a conversation with Christopher Truso, Vice President, of First Pioneer Credit, ACA, concerning appraisals of the Company's fixed assets;

- Conversations and correspondence with Leslie M. Apple, Esq. and Patricia Franchini, Esq. of the firm Whiteman Osterman and Hanna, counsel to the Company; and

- Other reviews, analyses, and research as were deemed necessary.

Business Profile

  LLOG is primarily engaged in the business of designing, manufacturing and marketing a broad line of log and panelized homes to be erected by custom builders and "do-it-yourself" buyers. The Company planes cants (logs milled on four sides) at its own manufacturing facilities in Chestertown, New York ("NY") and Maple Ridge, British Columbia ("BC") and delivers to its customers by truck trailer a weather-tight log home or panelized shell package. While the Company historically did not provide construction services to customers (including the sale and installation of foundations, plumbing, electrical wiring and fixtures, cabinets, and other amenities), its newly acquired subsidiary, Snake River Log Homes LLC ("Snake River"), does provide this service from time to time. The Company also provides its customers with services related to the sale of its housing packages, such as the preparation of customized blueprints and ongoing customer service through its organization of independent representatives located throughout the United States ("U.S."). Approximately 89% of the Company's total sales were derrived from log home and panalized home sales in the fiscal year ended January 31, 2005.

  The Company was incorporated in New York in 1977 and has the following wholly-owned subsidiaries:

- Thermo-Home Inc., a NY corporation through which the Company's panelized homes were previously manufactured and marketed (the manufacture and marketing operations of the Company's panelized homes were integrated into the operation of LLOG during its fiscal year ended January 31, 1988);

- Snake River, a sole-member limited liability company organized under the laws of the State of Idaho whose principal activity is the marketing and sale of log homes constructed of rustic logs in the Swedish-cope style;

- AFI Acquisitions Company, LLC ("AFI"), a sole-member limited liability company organized under the laws of NY whose principal activity is the manufacture of dimensional wood products for consumption by LLOG;

- Lincoln Logs Canada Ltd. ("LL-Canada"), a holding company incorporated under the laws of BC, Canada through which the Company acquired two affiliated companies with common ownership;

- True Craft Log Structures Ltd., a company organized under the laws of BC, Canada whose principal activity is the marketing and sale of log homes;

- Hart and Son Industries Ltd., a company organized under the laws of BC, Canada whose principal activity is the manufacture of log homes for Hart and Son Industries Ltd. and the Company (footnote 3).

  During the fiscal year ended January 31, 2004, the Company made several acquisitions. On August 29, 2003, the Company completed the acquisition of TCHSI. On October 7, 2003, the Company, through AFI, purchased certain assets of Adirondack Forest Industries, Inc. On November 17, 2003, the Company completed the acquisition of all of the outstanding limited liability company interests of Snake River. True CRaft Log Structures Co., a Nova Scotia Unlimited Liability Corporation organized under the laws of Nova Scotia, Canada, was formed in November 2004 as a holding company into which the Company's


(Footnotes)

3. True Craft Log Structures, Ltd. and Hart and Son Industries Ltd. are together referred to as TCHSI.

Canadian subsidiaries, TCHSI and LL-Canada, were amalgamated and whose principal activiuty is the manufacture, marketing and sales of log homes principally to the Canadian, European and Pacific Rim markets.

A. Products

  The Company's products include over 125 standard models of log homes ranging in size from 560 to 4,000 square feet, and in price from approximately $27,000 to $208,000, as well as custom-designed homes with prices and sizes ranging up to approximately $750,000 and 10,000 square feet, respectively. A majority of the Company's sales are of log homes to be occupied as primary residences by the buyers.

  The Company has a product line for the general housing market utilizing a pre-engineered structural wall system, which when assembled with other standard building components, facilitates the construction of non-log traditional homes, as well as log-like structures. These product lines are marketed as the Thermo-Home(R) system and the Lincoln-Panel(R) system. Sales of this product line were approximately 13% of total sales in fiscal year 2005.

  The Company also has a product line for the solarium/sunspace market utilizing architectural arches which, when assembled with other standard building components, will permit the construction of room additions for log and traditional homes. The product line is referred to as Lincoln Solarium(TM). Sales of this product line as a stand-alone product were approximately 1% of total sales in fiscal year 2005, which does not include those solariums that are built into and are an integral part of the design of the Company's log home products.

B. Marketing & Customers

  Fifty percent (50%) of the purchase price of the building package is usually received prior to the manufacture by the Company of any of the solid timber components or the pre-engineered structural wall panels. The complete log home shell package or panelized home package is shipped via truck trailers and delivered to a customer upon payment of the balance of the purchase price. International sales are completed with the use of letters of credit, or are conditioned upon receipt of full payment prior to shipment.

  The Company markets its products in the U.S. through a network of approximately 61 independent sales representatives in approximately 31 states, and through four Company-owned and operated sales centers, one in northern NY, one in northern California, one in southeastern Idaho and one in northwestern

Canada. All Company-operated sales centers are staffed by Company-employee salespersons. Each of the Company's independent sales representatives has a written agreement with the Company that specifies the representative's sales territory and provides for the payment of a commission ranging from 13% to 17.5% of the purchase price for the log home shell package. A majority of the Company's independent sales representatives have purchased and erected one of the Company's log homes for use as a sales model. The Company maintains a cooperative advertising program for independent sales representatives pursuant to which the Company shares in the cost of advertising undertaken by qualified sales representatives.

  Substantially all of the Company's sales have been to customers in the U.S., with the remainder to customers in Japan (less than 5% in each fiscal year).

  C. Raw Materials

  The Company manufactures log components from rough-sawn eastern white pine cants, western red cedar cants and western spruce cants. The cants are milled to various dimensions to produce the Company's finished product. The pine cants are purchased from several mills in the region of the Company's facilities in Chestertown, NY; Maple Ridge, British Columbia, Canada; and Rigby, Idaho. Cedar cants are purchased from several mills in northern California, Oregon and western Canada. Finished logs of lodge pole pine for delivery to some of the Company's customers are purchased from an unaffiliated company on a subcontract basis. Logs constitute approximately 24% of the cost of a typical log home shell package.

  Other components of the Company's log home shell package are purchased from several suppliers. These components include prefabricated roof trusses, windows, doors, nails, sheathing, dimensional lumber, shingles, caulking, and between-log sealant. The Company has not recently experienced any significant supply shortages, and does not anticipate any such shortages in the near future based upon currently available information. Alternative sources of raw materials are readily available to the Company.

D. Competition

  The Company believes that there are approximately 350 firms engaged in the sale of log home materials, of which approximately 125 firms sell log home packages or kits and are in direct competition with the Company.

  According to management, the Company's principal competitors are: Tennessee Log Homes, Real Log Homes, Northeastern Log Homes, Inc. ("NLH"), Kuhns Bros., and Jim Barna Log Systems. The Company believes that its competitive position with respect to those firms is favorable, especially in the areas of quality and range of product, price, appearance, and energy efficiency.

  Hoover's listed LLOG's top competitors as Anthony Forest Products Co. ("Anthony"), Home Depot, and NLH. While Home Depot is publicly traded, it is more commonly recognized as the largest U.S. retailer of myriad building products than as a log home supplier. Anthony and NLH are both privately held with estimated annual revenues of $130 million and $8 million, respectively.
In all, Hoover's listed 31 competitors. As with Home Depot, they all have some connection to the building products industry, but none of them are directly comparable to LLOG. A company fact sheet from Hoover's for each of the 31 is attached as Appendix A to this report.

E. Facilities

  The Company owns several parcels of real estate located in NY, California, and Vermont.

New York:

1. An approximately 8.5-acre parcel of land on Riverside Drive, Chestertown, NY, on which are located (1) the Company's executive offices, consisting of a 6,000-square-foot log building and a 2,000-square-foot log building, (2) the Company's production facilities, consisting of two milling machines located in a 10,200-square-foot metal building; a 10,440-square-foot metal-framed, open storage structure; a 4,800-square-foot, log-sided pole shed, and (3) a 14,000-square-foot Thermo-Home(R) and log building containing corporate offices, storage and fabricating facilities for the Company's Thermo-Home(R) product line. The remainder of the 8.5-acre parcel is utilized by the Company for outside storage of cants, logs and building materials used in the Company's log home and panelized home packages.

2. An approximately 19-acre parcel of undeveloped land on Route 8, Chestertown, NY, which is utilized by the Company for storage of cants and logs.

3. An approximately one-acre parcel of land on Pine Street, Chestertown, NY, on which is located a 7,680-square-foot building which was previously used as a manufacturing facility for the Company's Thermo-Home(R) product line and is currently used for additional storage of building materials for this product line.

4. An approximately 1.4-acre parcel of land in Lake George, NY on which is located the Company's new Northern Regional Sales Office in a 3,050-square-foot log home erected by the Company.

5. Approximately 15 acres of land comprised of three contiguous parcels of land on Fish House Road, Galway, NY, on which is located the Company's saw mill operation, consisting of a 13,520-square-foot metal building that houses log sawing production equipment, a 1,752-square-foot wood-frame office building, a 900-square-foot building that contains a drying kiln, and eight additional storage buildings and drying sheds ranging in size from 667 square feet to 3,528 square feet. The remainder of the 15 acres is utilized by the Company for outside storage of logs, cants, timbers and other dimensional lumber products.

6. In addition, the Company owns a parcel of approximately 1 acre of undeveloped land in Northeastern NY acquired by the Company for potential future use.

California:

1. The Company owns an approximately one-acre parcel of land in Auburn, California, on which is located the Company's Western Regional Sales Office in a 4,000-square-foot western cedar Ranch-style log home, and a 2,500-square-foot western cedar Cape-style log home planed in the Weatherbloc(R) clapboard style.

Vermont:

1. The Company owns a parcel of land of approximately 1.4 acres in Southwest Vermont, acquired by the Company for potential future use.

  The Company considers these facilities to be in good condition and suitable for their respective purposes. As collateral for its Revolving Credit and Loan Agreement, dated October 7, 2003, the Company has granted mortgages on all of the real estate described above.

F. Employees

  As of January 31, 2005, the Company employed 109 persons, 104 of whom are full-time employees and 5 individuals who are part-time employees. The Company has never had a work stoppage and regards its employee relations as satisfactory. Employees are not covered by collective bargaining agreements.

G. Capital Stock

  The Company's Common Stock is traded over-the-counter on the OTC Bulletin Board(R) under the ticker symbol LLOG.OB. LLOG has one class of capital stock issued and outstanding, voting common stock. There were 9,040,059 registered shares as of the Valuation Date. The last reported price for the Company's shares according to Yahoo!Finance was $0.44 per share as of March 18, 2004.

  Closing bid prices for the Company's common stock represent inter-dealer quotations. They do not represent actual transactions, and they do not include retail mark-ups, mark-downs or commissions. Prices are determined from information provided by a majority of the market makers for the Company's common stock, including the underwriter for such securities of the Company.

  No cash dividends were declared by the Company during the fiscal years ended January 31, 2005 and 2004. While the payment of dividends rests within the discretion of the Board of Directors, it was not anticipated that cash dividends would be paid in the foreseeable future, as the Company intended to retain earnings, if any, for use in the development of its business. The payment of dividends is contingent upon the Company's future earnings, if any, the Company's financial condition and its capital requirements, general business conditions and other factors. Further, the Company's Credit Agreement with its primary lender prohibits the Company's ability to make distributions without the lender's prior written consent.

  On August 29, 2003, the Company completed the acquisition of two companies, i.e., TCHSI, affiliated through common ownership for approximately $1,895,400. In connection with this transaction and as part of the consideration paid for these entities the Company issued a total of 287,500 unregistered shares of the Company's common stock to two individual owners of the companies. On the date of the transaction, the shares conveyed to such individuals were valued at approximately $76,300. Empire prepared the independent valuation for these shares. The shares issued to such individuals were issued by the Company pursuant to an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

  On November 17, 2003, the Company completed the acquisition of a limited liability company, i.e., Snake River, for approximately $1,209,800. In connection with this transaction and as part of the consideration paid for this entity the Company issued a total of 300,000 unregistered shares of the Company's common stock to the two individual owners of the company. On the date of the transaction, the shares conveyed to such individuals were valued at approximately $141,600. The shares issued to such individuals were issued by the Company pursuant to an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

Economic, Industry & Company Outlook

  In the appraisal of any company, the general economic factors prevailing at the valuation date, as well as those foreseen then, must be considered. Assimilation of these facts and forecasts provides insight into the economic climate in which investors are dealing. Although individual factors may or may not have a direct impact upon a particular industry, the overall economy and its outlook have a strong influence on how investors perceive investment opportunities.

A. General Economy

  For this analysis, the general economic climate that prevailed through the first quarter of 2005 was considered, as was the outlook for the domestic economy. This section of the report contains an overview of selected economic factors, such as gross domestic product ("GDP"), inflation, and U.S. monetary and fiscal policy.

  The Value Line forecast closest to the Valuation Date was utilized, as it was considered to be most reasonable. In its Quarterly Economic Review, dated February 25, 2005, Value Line remained optimistic about the continued recovery in the U.S. economy, and stated that the economy continued to grow at a steady pace in the first quarter of 2005. Factors supporting the reserved outlook included (1) a strong housing market, (2) fairly healthy levels of retail spending, (3) continued growth in manufacturing, and (4) steady gains in the service sector. In addition, the economy should be supported by a steadier recovery in employment, further growth in personal income, additional increases in export volume, and continued strength in capital spending. GDP increased by 3.3%, 4.0%, and 3.1% in the second, third, and fourth quarters of 2004, respectively. Longer-term projections called for GDP growth to average only 3.4% from 2005 through 2008.

  In addition to the factors listed above, Value Line's forecast incorporates assumptions that the Bush administration's efforts to reduce the record federal budget deficit will meet with moderate success, the recent elections in Iraq will help reduce tensions currently being experienced in that nation, and that oil prices will remain in a $40 to $45 barrel range in 2005 rather than surge to new highs. Such growth should be accompanied by benign levels of inflation, and a reasonable monetary policy on the part of the Federal Reserve that should help extend the maturing economic expansion through 2006.

  According to Value Line, inflation will continue to remain benign, with the exception of energy and food. In 2004, producer prices rose by 3.6% versus a gain of 3.2% in 2003, while consumer price rose 2.7%, up from 2.3% in 2003. Growth in the consumer price index was estimated at 2.0% and 2.2% for the first and second quarters of 2005, respectively. The change in industrial production was estimated to be 4.3% during the first quarter of 2005, and was expected to average 3.5% from 2005 through 2009. Increases in the producer price index were forecast to range between 1.5% and 2.0% over the same period.

  Value Line expected both short-term and long-term borrowing costs to remain comparatively stable. The three-month Treasury bill rate was 2.7% at the publication date and was expected to increase to 2.8% by the second quarter of 2005. The Prime Lending Rate was 5.5% at the publication date and was forecast to slowly grow, reaching 7.5% by 2009. Value Line believed the Fed's accommodative monetary policy had achieved its goals, resulting in only a half point growth in Prime over the third and fourth quarters of 2004.

  Corporate earnings remained in a recovery mode in 2004, supported by increasing productivity, corporate cost cutting, recovering demand, low bond yields, and generally low inflation. Value Line believes this trend will continue in 2005, with after-tax profits increasing by more than 13%. Earnings growth is anticipated to improve thereafter, averaging 8% from 2006 to 2009.

  In sum, Value Line was forecasting real, inflation-adjusted GDP to rise at a rate of 3.5% for all of 2005. Longer-term projections continued to call for between 3.3% and 3.5% in real year-over-year GDP growth. In the absence of any severe problems (i.e., an increase in oil prices from current levels, more worldwide terrorist attacks, or other exogenous shocks), Value Line believed that the long-term economic recovery would continue.

B. Pacific Rim Economic Outlook

  TCHSI is one of LLOG's newer acquisitions and is expected to be a source of increasing revenue. Therefore, Empire reviewed the economic outlook for the subsidiary's market territory. TCHSI's management indicated that nearly 70% of its business was generated in the Pacific Rim countries of Japan, South Korea, and Taiwan. As such, TCHSI's outlook was partly dependent upon general economic conditions in these three countries. Each is discussed in further detail below.

Publications from Scotiabank and PricewaterhouseCoopers ("PWC") provided most of the information.

  Japan: PWC's European Economic Outlook for October 2004 and February 2005 ("EEO") included some information that was global as well. The data available in October indicated that the Japanese economy expanded by only 0.4% in the second quarter of 2004, which represented a significant decline from 1.6% the previous quarter. Business investment also stagnated while consumer spending growth slowed to 0.6%. Unemployment fell moderately to 4.6% in June 2004 from 5.3% a year earlier, although it peaked at 4.9% in July 2004. However, it was considered premature to predict an economic recovery for the Japanese economy given concerns regarding deflation, a strong yen, over-reliance on exports to China, and a troubled banking sector and high debt. GDP growth was expected to average 4.3% in 2004 and then moderate to 1.8% in 2005. By the end of 2004, however, increases in oil prices contributed to noticeable deceleration in the Japanese economy. It expanded by just 0.1% in the third quarter of 2004. Consumer spending proved weaker than expected while exports also slowed. This reflected, in part, weaker demand from China. Private investment growth, however, remained relatively stable. The full year forecast for 2004 GDP growth was lowered to 2.9% and 2005 GDP growth was expected to reach only 1.1%. However, the slowdown was expected to be temporary with renewed momentum in 2006.

  South Korea: Scotiabank indicated that South Korea's economic growth might average less than 4% in 2005/2006. Since economic expansion is heavily dependent on exports, South Korea will probably still do well compared to the overall international community. Around the Valuation Date, manufacturing output was rising at a near double-digit annual pace. Nevertheless, more vigorous economic growth was not likely to occur without a recovery in household spending, which had declined for two consecutive years. Consumer confidence was low due to a jobless rate which hovered around a three-year high of 3.6%. Although unemployment colored attitudes toward spending, employment was actually up about 2% year-over-year by the end of 2004. A rise in household incomes was expected to increase consumer outlays, along with an accommodative monetary policy stance by the central bank. Policymakers were concerned about overheating in the housing market, but they continued to prefer to address this problem through administrative measures and selective tax increases rather than through higher interest rates. South Korea's biggest advantage remains its position between the high-cost, high-productivity of Japanese competitors and the low-cost but (on average) lower valued-added of Chinese competitors.

  Taiwan: Scotiabank was predicting solid, somewhat reduced, economic growth for Taiwan. Political uncertainties regarding relations with mainland China continued to be a concern, but the pro-independence party still did not gain a majority in December 2004 elections, which helped to lower the anxiety level to some degree. The Taiwanese economy was forecast to grow about 4.5% in 2005 and 2006 following a near-6% rise in output in 2004. Orders were at record highs. Labor market conditions were improving, as the jobless rate had fallen back to a three and half year low of just over 4%. Commercial relations between China and Taiwan continued to strengthen in spite of political tensions. China accounts for more than one-third of Taiwan's total exports.

C.	Industry Outlook (U.S.)

  General U.S. Homebuilding Outlook: In its January 6, 2005 Industry Survey for Homebuilding, Standard & Poor's ("S&P") was forecasting a fourth consecutive record year for U.S. homebuilding in 2004 based on information through the first ten months.

  S&P indicated that mortgage rates typically had the largest influence of any factor driving home sales, due to their impact on expected mortgage payments and the level of income required to secure a mortgage. U.S. mortgage rates remained near historical lows at the Valuation Date, but were beginning to rise marginally. With the economy showing relatively solid strength since the middle of 2003, even the modest upturn in mortgage rates was not slowing the buying trend. Consumers who had put off buying a home were now acting before interest rates got any higher.

  Over the first eleven months of 2004, total housing start rose 6.3% year-over-year, to 1.81 million. Thus, for the full year, S&P was expecting the total to top 1.5 million single-family starts. With all the feverish activity, builders continued to acquire other builders. The top 100 companies in the industry made more than a dozen acquisitions in 2003.

  Overall for 2005, S&P was expecting some moderation in the market. As of December 2004, S&P was projecting that rates for 30-year conventional mortgages would average 5.9% for all of 2004, and then move up to an average of 6.5% in 2006, 6.9% in 2006, 7.1% in 2007, and 7.3% in 2008. In the short-term, these anticipated increases will spur buying, but home affordability would start to slow the pace. Home prices reached their highest level in some thirty years in the first quarter of 2004.

  Finally, S&P believed that the present housing cycle was mature. With new single-family homes on an upswing since 1992, there is simply less pent-up demand. This could be offset by immigrant buyers as well as baby boomers trading up. An ongoing revival in labor markets also boded well for this market.

  U.S. Log Home Outlook: A November 29, 2004 article in Times reported that, according to the Log Home Council ("LHC") of the National Association of Home Builders, more than 25,000 log homes are built each year, up from about 7,000 in the mid-1980s. Sales in the U.S. and Canada have more than doubled since 1998, to $1.37 billion. Log homes now account for 7% of the custom-home-building market.

  The LHC website also reported that a typical log home built during the 1990s had over 2,000 square feet of living space compared to about 1,100 square feet fifteen years earlier. The pool of mortgage bankers for log home buyers has increased over the last fifteen years as well, although financing for a log home is still more complex than for a conventional site-built one.

  One of LHC's goals is to educate consumers about the difference between a log home and a log cabin: "The phrase 'log home' refers to a method of construction, not a style of house." Costs to build a log home range from $125 per square foot to more than $1,000 per square foot. Where once 75% of all log homes were owner-built, today less than 25% of them are. Almost 90% of log homes are their owners' primary residences, and 84% are built in or near metropolitan areas.

  LLOG is one of the approximately 50 members of LHC. On LHC's website, the Company is listed alphabetically under "T" as "The Original Lincoln Logs, Ltd."

D. Company Outlook

  For its fiscal year ended January 31, 2002, LLOG reported net income of $1.2 million on revenues of about $14 million. This was followed by two years of losses as sales rose to nearly $22 million. LLOG's improved revenues were largely due to its acquisitions, and it did experience some growing pains. Management for the TCHSI division was replaced, the Western Regional Manager's involvement with that division was increased, and a more experienced financial director was hired. Management provided Empire with projections for the Company's fiscal year ending January 31, 2006, showing revenues growing by another $6 million to $27.7 million. Operating income is forecast at $1.5 million and net income, at $1 million. In Empire's view, the outlook for the housing industry in general and the outlook for log home manufacturers in particular help support management's optimism. Steps have been taken to enhance management and control costs. Overall, Empire believes that the prospects for LLOG are fair to good. One concern is the Company's financial condition which is discussed in the next section of this report.

Financial Review

  LLOG's balance sheets, income statements and statements of cash flow for the last five years are presented in a comparative format in Exhibits A through D attached to this report. In conducting its analysis, Empire studied this financial information as well the audited financial statements included in the Company's SEC filings. Empire was assured by management that the financial condition of the Company and its outlook did not changed materially between January 31, 2005 and the Valuation Date.

  For this review, financial ratios for companies similar to LLOG were sought. In doing so, its financial performance was compared with composite statements published in the RMA's 2004-2005 Annual Statement Studies using the closest SIC(footnote 4)/NAICS(footnote 5) available: 2452/321992 (Prefabricated Wood Buildings & Components)(footnote 6). The RMA study provided comparative industry statistical data for companies with year-ends between April 1, 2003 and March 31, 2004. The subgroups selected for this comparison had sales between $10 million and $25 million (25 companies) and total assets between $10 million and $50 million (17 companies). Please see Exhibit E.

  In discussing these statements, trends have been noted and various ratios and indications of financial condition have been calculated. The purpose of this analysis is to identify underlying business phenomena through LLOG's accounting variables and to determine its ability to generate future earnings. Many variables were considered before commenting, but only trends and ratios important to LLOG's earnings capacity are discussed below.

A. Income Statement Analysis

  From approximately $10.3 million in 2001, LLOG's annual revenues more than doubled to $21.7 million in 2005. The most significant growth occurred in the


(Footnotes)

4. Standard Industrial Classification.

5. North American Industrial Classification System.

6. SIC 2452/NAICS 321992 includes establishments primarily engaged in manufacturing prefabricated wood buildings, sections, and panels. It includes manufacturers of components for prefabricted log cabins.

2004/2005 time frame as the result of various acquisitions which were noted above. Average annual compound increases in LLOG's revenues were 20.4% over the review period.

  Apparently due to line item accounting differences in cost of goods sold, LLOG's gross profit margin tended to be higher than those reported by the RMA subsets. Its operating expenses as a percentage of annual sales, on the other hand, were nearly double those of the two industry samples. For 2004 and 2005, LLOG posted operating losses of (1.3%) and (2.4%) of sales, respectively. The median operating margins for the RMA samples were 4.6% and 5.4%.

  Other income/(expense) were negligible amounts for LLOG in 2004 and 2005. Therefore, its profit before taxes ("PBT") was negative in each of those years. The RMA groups reported PBTs of 3.7% and 4.5%. Overall, on an unadjusted basis, LLOG's operations were less profitable than was typical of other companies in the same industry classification.

B. Ratio Analysis

  Financial ratios may be classified into three types: liquidity and efficiency; leverage and coverage; and profitability and operating. Each of these categories was reviewed to determine how LLOG compared to companies that operate in its industry.

  Liquidity & Efficiency Ratios: Liquidity is a measure of the quality and adequacy of a company's current assets to meet its current obligations as they come due. Efficiency ratios measure a company's ability to turn its receivables and inventory into cash.

  As can be seen in Exhibit D, LLOG's working capital was negative during the entire review period. Its 2004 and 2005 current ratios were 0.7 times and 0.6 times, respectively, as compared to 1.2 times for both of the RMA subsets. The Company's quick ratios were 0.2 times in 2004 and 2005. The RMA medians were
0.6 times.

  LLOG's days' receivable were a surprisingly low 8 days in 2004 and 5 days in 2005 versus the RMA's 25-day median. The Company's inventory, in contrast, turned much slower in 2004 than those of the RMA samples. LLOG's 2005 ratio showed a considerable improvement to 61 days, more in-line with the 56 days for the asset-based sample's median.

  Even at 60 days for payables turnover in 2004, LLOG's working capital was negative, as noted. The Company shortened payables to 34 days in 2005, but this was still higher than the 26-day and 23-day medians for the RMA.

  Clearly, LLOG's balance sheet demonstrated weaker, if not outright inadequate, liquidity than that of the typical company in its industry as measured by the RMA. On the other hand, the Company has historically operated in this fashion, has not received a going concern opinion from its accountants, has been profitable in some years, and expects to be profitable again.

  Leverage & Coverage Ratios: Because highly leveraged companies are more vulnerable to business downturns than are those with lower debt-to-equity positions, leverage ratios are an indication of financial risk. Coverage ratios measure a company's ability to service debt.

  None of LLOG's 2004 and 2005 leverage and coverage ratios measured up to the RMA medians. First Pioneer is LLOG's primary lender. Total interest-bearing debt at January 31, 2005 represented 37% of total assets for LLOG. For the RMA groups, the averages were 33% and 26%. The following item is quoted directly from LLOG's January 31, 2005 10KSB:

  At January 31, 2005, we were required to achieve a fixed charge coverage ratio of not less that 2.0 to 1.0; achieve a current ratio of not less than 1.0 to 1.0; and to maintain a minimum tangible net worth of $3,606,298. During Fiscal 2005, the Company failed to meet the financial covenants. Failing to meet these financial covenant constitutes an "event of default" under the terms of the First Pioneer Credit Facility. The Company applied for and received a waiver from First Pioneer with regard to these financial covenants for the fiscal year ended January 31, 2005. There were no other events of default with respect to the First Pioneer Credit Facility at January 31, 2005.

  Most of LLOG's debt pays interest at prime and all debt funded by First Pioneer is collateralized with Company assets.

  Profitability & Operating Ratios: Profitability and operating ratios help to evaluate a company's use of the resources available to it.

  Neither the 2004 nor the 2005 profitability and operating ratios were favorable for LLOG on an unadjusted basis. Return on equity (as measured by PBT divided by tangible net worth) was 15.6% for the RMA's sales-based sample and 7.9% for the asset-based sample. Return on assets (as measured by PBT divided by total assets) was 6.7% and 2.4% for the two samples, respectively.

C. Financial Summary

  LLOG was not profitable in 2005, but is has been so and it is reasonable to expect that it will be again. On the other hand, as of the Valuation Date, it was highly leveraged relative to its industry's norm and its working capital was negative. These factors point to a higher-than-average amount of financial risk, and this has been taken into account in the subsequent valuation analysis.

Valuation of Lincoln Logs Ltd.

  The purpose of the valuation section is to incorporate the information considered and/or presented previously into a quantitative representation, thus assigning a value to the ownership privileges of the closely-held entity. The valuation methodology reflects the analyst's expectation of how free and open capital markets would assign value to the economic activities of the business asset under analysis.

A. Valuation Methodologies

  There are a number of generally accepted methods in use for valuing a closely-held business asset, none of which is necessarily superior to the others. It is more a question as to which of the methods or combination of methods is best suited to the business, industry, and economic circumstances of the particular company being appraised at a specific valuation date. The purpose of the engagement and the percentage of equity being valued are additional factors to be considered when selecting a valuation method.

  The following discussion summarizes the most generally accepted valuation methods.

  Discounted Future Income Method: The discounted future income method can use cash flows ("DCF") or earnings ("DFE") as a basis to forecast the income which the business will generate. Thereafter, an aggregate present value is calculated for the future cash flows using a required rate of return known as the discount rate. The strength of this method is that it facilitates the analysis of operational practices and their impact upon the business' value. Its weakness, however, is that it relies heavily upon projections of cash flows or net income which, for some firms, are difficult to make with any accuracy.

  This methodology was not applied in valuing LLOG. Management was only able to provide Empire with projections for 2006. This one-year forecast was used in conjunction with an adjusted historical valuation treatment.

  Capitalization of Income Method: The capitalization of income method utilizes historical results to determine the value of a company's owners' capital. An income base is first derived, and then divided (i.e., capitalized) by a separately computed required rate of return, or capitalization ("cap") rate. The income base can be defined variously as a company's adjusted earnings, cash flows, or dividends. For the cap rate to be appropriate, it must correspond to the specific inputs used in developing the income base.

  Generally, this method is considered a reasonable one to use in valuing a going concern. However, its application weakens when a company's historical income, even when adjusted, is not considered to be a good proxy for that expected in the future.

  This methodology was applied in valuing LLOG. On an adjusted basis, the Company's historical performance was deemed indicative of its prospects going forward.

  In addition, the capitalization of debt-free income, which is a variant of the capitalization of income, was also explored. A debt-free method assumes that a company's historical income before interest expense provides an adequate base from which to project the income streams that will be available to its total invested capital (i.e., both interest-bearing debt and equity).

  A debt-free approach is often applied in situations when: (1) the company has had a significant change in its total invested capital; (2) there is a planned transaction where there will be a significant change in its total invested capital; and/or (3) the company is either highly leveraged or has a relatively low amount of leverage. In applying the debt-free approach, the company's earnings capacity is derived at a level of earnings (i.e., income) that is available to both debt holders and equity holders. The debt-free income base is capitalized with a cap rate that uses the company's weighted average cost of capital ("WACC"). The company's WACC is a blended cost of debt and equity.
When the debt-free income base is capitalized, the result is the marketable value of the company's total invested capital. Its aggregate marketable equity value is derived by subtracting the market value of its debt from the value of its total invested capital.

  Our valuation of LLOG's total invested capital employed the Company's adjusted debt-free operating income. After so doing, the Company's equity value basis was calculated by subtracting the value of its debt from the value derived for its total invested capital.

  Guideline Company Method: The objective of the guideline company valuation technique is to identify business entities that have publicly traded securities, and business and financial risks which are comparable to those of the entity being valued. The pricing multiples of the selected public companies are then used to derive a market value for the owners' capital of the company under analysis.

  This methodology was not applied in valuing LLOG. Using various databases, including Hoover's and Compustat, Empire was unable to identify any publicly traded companies similar enough to LLOG such that they could be used in valuing the Company. LLOG is unique in that it is a publicly traded log home manufacturer.

  Adjusted Net Asset Value Method: Adjusted NAV is a method that focuses primarily on the balance sheet. It requires restatement of the company's assets and liabilities in order to reflect their market values. Application of this method is most useful in determining a fully marketable controlling interest (i.e., enterprise) value. However, the method's relevance generally weakens when valuing a minority or other ownership interest in a going concern which lacks the right to liquidate assets or sell the business. Exceptions are when liquidation of the business is considered highly probable, when the realizable value of its assets equals, or exceeds, the value of its distributions to its owners, or when the company's value is tied directly to the value of its underlying investments.

  Adjusted book value ("ABV") is a variant of NAV. It is usually used in the valuation of holding companies whose main assets are publicly traded securities or other investments such as real estate, notes receivable, partnership interests, or equity investments in other business enterprises. ABV is distinguished from the traditional NAV method in that it does not consider the transaction or liquidation costs necessary to realize the cash value of the holding company's underlying assets.

  This methodology was applied in valuing LLOG. Log home manufacturing is a capital intensive industry. Therefore, consideration was given to the market value of its assets less the market value of its liabilities. In this instance, Empire regarded it as a worst case scenario for the Company's shareholders and, as such, it provides a floor value.

B. Outline of Valuation Process

  After consideration of a number of generally accepted valuation methodologies, Empire elected to use a capitalization of income analysis, and an adjusted book value calculation. A small company rule of thumb based on earnings before interest, taxes, depreciation and amortization ("EBITDA") served to create a sensitivity analysis to gauge the reasonableness of Empire's conclusions. In addition, recent trading prices for the Company's stock were taken into account.

  Exhibits F, G, H, and J present the results of Empire's analyses which are discussed in detail below.

C.	Capitalization of Income

  Modern financial theory holds the value of any asset to be a function of several interrelated factors:

- The stream of benefits the owner of the assets expects to receive;

- The timing of the receipt of these benefits; and

- The risk borne by the owner.

  Thus, appraisal methodologies rely on the premise that the value of a business enterprise is equal to the present value of the income which it can expect to generate going forward. From an investor's standpoint, these future income streams represent the dividend-paying (i.e., distribution-paying) capacity of the company or, in the case of a leveraged company, monies available for all invested capital (i.e., interest-bearing debt plus owners' capital).

  To value LLOG's income, it is necessary to determine both the income base and the yield which an investor would require in order to purchase an interest in its future distributions. Thereafter, it is simply a matter of dividing the income base by the yield. As noted, this process is referred to as capitalizing.

  Derivation of Income Base: Exhibit F contains a capitalization of adjusted historical net income starting from the Company's historical results for 2001 through 2005 and its projected results for 2006. Historical pre-tax income was used as the starting point in each year. Next, the following adjustments were made, including certain non-recurring items and the anticipated improvement in LLOG's operating income:

- Management estimated that the Company disbursed at least $240,000 per year in fees related to SEC filings. Therefore, this figure was added back to pre-tax income.

- In 2004, S,G&A expenses (excluding commission expense) were unusually high as a percentage of sales primarily due to non-recurring acquisition activities. Therefore, the actual figure reported for S,G&A was added back and a more normalized percentage, based on 2005 numbers, was deducted.

  The adjusted results were weighted in several ways. First, the adjusted figure for 2001 was excluded from the computations because it was unusually low and not considered as indicative of the Company's ongoing earning power. Secondly, the 2005 loss was given a weight of 1.0 times in all the scenarios. The results for 2005 represented the Company's worst over the review period. Empire did not feel that it should be disregarded since (1) it captures some of the difficulties involved in assimilating LLOG's acquisitions and (2) it is, in fact, the latest actual reported year. However, the Company has been profitable and there is a reasonable expectation that it will be so again. After reviewing the results of the various scenarios, $850,000 was selected as a reasonable proxy for LLOG's ongoing pre-tax earning power, its normalized earnings base.

  LLOG's pre-tax earnings base was tax-affected using a marginal tax rate of 39%. The Company's after-tax earnings base thus becomes $518,925. Again, see Exhibit F. It assumed that the Company's capital expenditures and depreciation expense will offset one another over the long-term, and therefore, the earnings base is equivalent to LLOG's cash flow.

  Derivation of Capitalization Rate: The cap rate represents the required rate of return which an investor would demand at a point in time in order to hold equity in a company under study. This rate accounts for the risks inherent in a company's capital. The build-up method was utilized, described below, to derive a cap rate for LLOG's equity.

  One source for equity rates of return is the firm Ibbotson Associates ("Ibbotson"); it performs annual studies of marketable minority interests in publicly traded equity securities. According to Ibbotson's studies, the expected return of the market (specifically the S&P 500) in excess of the risk-free rate (arithmetic mean) has been 7.0%, based on a study of actual returns from January 1926 to December 2003. Ibbotson also identifies a small-company premium based on a market value-weighted index of micro capitalization stocks (non-beta adjusted) which trade on the NYSE, the AMEX and the NASDAQ. This latter 6.6% premium recognizes that equity holders demand higher returns from companies which are riskier by virtue of their smaller revenue base and capitalization. Since the risk-free rate (using twenty-year Treasuries as a proxy) was 4.78% at the Valuation Date, the total required return for small capitalization companies was 18.38%.

  In our opinion, an addition must be considered for application to this 18.38% rate of return for small public companies, so as to reflect LLOG's industry and company-specific risk. This risk premium adjustment recognizes the highly competitive nature of the Company's industry and its high leverage, as well as LLOG's small capitalization relative to those of the companies included in the Ibbotson study. Offsetting these factors are the Company's historical profitability, its projected improvement, and the favorable outlook for its industry. For LLOG, it is our opinion that a net risk premium of (1.0%) is warranted to reflect its industry and company-specific risk at the Valuation Date.

  Taking all of these factors into account, the required rate for LLOG's equity may be built-up as follows:

                                  Table I
                           Equity Discount Rate

	Investment Return Component                        Rate of Return
      -------------------------------------------------  ---------------
Add:  Risk-Free Rate (LT U.S. Treasuries at 2/28/2005)        4.78%
      Generic Equity Premium                                  7.00
      Small Stock Risk Premium                                6.60
      Industry & Company-Specific Risk Premium               (1.00)
                                                         ---------------
      Equity Discount Rate                                   17.38%

  Conclusion of Value: To calculate the value for LLOG, the Company's income base was capitalized (i.e., divided) using the Gordon Growth Model. The Gordon Growth Model can be expressed by the formula presented below:

                              I x (1 + g)
                          V = -----------
                               (r - g)
Where:
V = Value of equity
I = Adjusted income base
g = Expected growth rate
r = Required rate of return (discount rate)

  Based upon this analysis and Value Line's long-term forecasts for inflation, 4% was selected as a reasonable long-term growth expectation for LLOG.
Inserting the various rates and adjusted cash flows into this formula results in the following:

                              $850,000 X (1 + .04)
                              -------------------
                                 (.1738 - .04)

  This calculation yielded a value for LLOG of $4,030,000. Again, see Exhibit F.

D. Capitalization of Debt-Free Income

  As noted earlier, the capitalization of debt-free income is a variant of the capitalization of income, a method which assumes that a company's historical income before interest expense provides an adequate base from which to project the income streams that will be available to its total invested capital (i.e., both interest-bearing debt and equity).

  Derivation of Debt-Free Income Base: Exhibit G contains a capitalization of adjusted historical debt-free net income starting from the Company's historical results for 2001 through 2005 and its projected results for 2006. Historical pre-tax income was used as the starting point in each year. The same income adjustments were made as in the capitalization of income analysis above. In addition, however, the Company's interest expense was added back as well.

  Next, the same weightings for the various scenarios were used as previously and for the same reasons. From these results, $900,000 was selected as a reasonable pre-tax debt-free income base. This figure was also tax-affected at 39%. The adjusted, debt-free, normalized net income base becomes $549,450.
See Exhibit G.

  Derivation of Required Rate of Return: The appropriate required rate of return on all invested capital is the WACC. Development of a WACC requires that the cost of debt and the cost of equity for the company be derived separately.

  Cost of Equity: The cost of equity was built up in the manner described above. Thus, the equity discount rate is 17.38%.

  Cost of Debt: Having derived the discount rate that would be demanded by an equity holder, the Company's cost of debt was estimated. As noted, most of LLOG's debt carries interest at prime, although it does have some debt at higher rates, up to 7.9%. Based on Empire's analysis of LLOG, Value Line's long-term estimate of prime at 7.0% was selected as the Company's cost of debt. After tax, LLOG's effective cost of debt becomes 4.27%. (7.0% x (1 - .39))

  Weighted Average Cost of Capital: The WACC for LLOG was calculated by using the required rates of return derived from the entity's equity and debt, and an assumed market value for its capital structure of 50% equity to 50% debt. Given 17.38% and 4.27% as the respective costs of equity and debt, the WACC is calculated to be 10.83% as shown below:

                                   Table II
                      Weighted Average Cost of Capital

                Assumed
                Required
                  Rate	    Weighting    Average
               ----------   ---------   ----------
Equity           17.83%        50%         8.69%
Debt	            4.27%        50%         2.14%
                                        ----------
WACC                                      10.83%

  Conclusion of Value: The normalized debt-free net income figure was capitalized using the Gordon Growth Model. See Exhibit G. The result of this calculation is a value of $8,403,353 for total invested capital available to equity holders and debt holders. Therefore, in order to determine the value of the Company's equity, the debt outstanding, $4,323,633, is subtracted. The concluded fair value was $4,080,000.

E. Adjusted Book Value

  As discussed above, a willing buyer would typically assess the value of LLOG's capital on the basis of its underlying assets. Thus, it is reasonable to utilize ABV as a valuation method. By definition, this methodology should be based on going concern value, not on the assumption of business liquidation. In reality, though, holders of non-controlling ownership interests can only receive their pro rata share of Company's assets if it is liquidated.

  Adjusted Book Value: Book value, unadjusted, is another name for the shareholders' equity account as it appears on the balance sheet. Again, ABV as a willing buyer would assess it involves determining the value of a company's bundle of assets, less its liabilities, but before transaction costs.

  This analysis began by using the Company's January 31, 2005 balance sheet. In doing so, each asset and liability was assessed to determine its estimated market value as of the Valuation Date. The following adjustments were made:

- The fair market value of the Company's land, buildings and improvements were provided by Mr. Christopher Truso of First Pioneer. He stated that the figures were based on appraisals conducted for lending purposes. The cost-basis book value of these assets, $3,926,347, was reduced by $1,456,347 to $2,470,000.

- The cost-basis book value of the Company's machinery and equipment was conservatively reduced by 10% to $1,862,594 based on Empire's discussions with management.

- The cost-basis book value of LLOG's furniture and fixtures was reduced by 50%, again, based on discussions with management. This estimate is felt to be conservative since nearly all of these items are typical office furnishings which would fetch considerably less in a sale. Empire specifically inquired about the existence of any luxury, antique or art furnishings and was told there were none.

- Based on discussions with management, the cost-basis book value of transportation equipment was reduced by 30% to $436,503. The transportation equipment is typical of that for the industry in general. There are no luxury, personal, or collector's vehicles in the mix.

- The book value of goodwill and other intangible assets was eliminated as they can not actually be transferred or sold.

  After all adjustments, the Company's ABV can be stated at $600,000. See Exhibit H.

F.	Rule of Thumb

  Rules of thumb are popular as a valuation tool primarily because they are easy to use. Empire consulted the Handbook of Small Business Valuation Formulas and Rules of Thumb by Glenn Desmond; this is a well-known source among business appraisers. There were, unfortunately, no examples for companies like LLOG. Nevertheless, appraisers frequently will refer to a rule of thumb, if it appears to be an industry standard, to gauge the reasonableness of valuation opinions obtained through more rigorous methods(footnote 8). EBITDA multipliers are some of the most often cited measures. Although Empire could not explicitly locate a


(Footnotes)

8. A rule of thumb is usually, in practice, a guideline company method since it relies on transaction knowledge specific to small businesses. There do, nevertheless, exist rules of thumb for large businesses as well. E.g. when the cellular telephone business was a newcomer, transactions were often based on a POP (price per population in a subscriber area), and it remains a popular yard-stick in that industry. In fact, deviations from a broadly accepted rule of thumb usually require a valuation expert to explain, in detail, why the particular case does not fall within an "expected range."

rule of thumb for LLOG's industry, we did consider some statistics from Pratt's Stats, a database of transactions, generally of small companies. (Mergerstat by FactSet was also consulted but yielded no usable information.) LLOG would at best be considered a micro cap company; its market capitalization is smaller than that of the smallest companies used in the Ibbotson studies.

  Exhibit J presents some of the data from Pratt's Stats for SIC 2452/NAICS 321992. The MVIC to EBITDA multiples span a broad range, but there is a cluster around 4.5 times to 5.5 times. It therefore seemed reasonable to at least conduct a sensitivity analysis using a small company rule of thumb based on EBITDA multiples of 5.0 times to 6.0 times. Since the multiples selected by Empire are slightly above the cluster, these calculations represent a conservative viewpoint. This means that, if the values derived via other methodologies fall within the range, it will help mitigate concerns that LLOG's stock has been either overvalued or undervalued. It is Empire's experience that, unless the subject company is in a "hot" industry or market, its EBITDA multiple will tend to fall within a range of 4 times to 7 times.

  Exhibit I presents the sensitivity analysis. The adjusted pre-tax income and the weightings used to create a normalized earnings base for use with the rule of thumb are identical to those used in the two capitalization of income calculations. Since the selected multiples are for EBITDA, (1) LLOG's depreciation and amortization for each year were added to the base and (2) no income tax calculation was imputed. The small company multiple was applied to each potential EBITDA base and LLOG's debt was subtracted. The resulting equity values ranged from a low of $1,455,901 to a high of $4,115,595, with a median of $2,634,293 and an average of $2,829,386. The $4,030,000 value from the capitalization of income calculations was at the upper end of the sensitivity analysis range, as was the $4,080,000 from the capitalization of debt-free income. The Company's trading history (discussed below) also arrived at a value toward the upper end of the range. Not surprisingly, the $600,000 ABV was below the low end of the range; it is, as noted, considered by Empire to be a worst case value.

  The values derived for LLOG using other methodologies fall well within the range shown and moreover, toward the upper end of it, based on Empire's rule of thumb computations. The exception is the ABV which, as noted, is a worst case scenario.

G.	Historical Trading Data

One of the guidelines included in Revenue Ruling 59-60 is actual trading history. For the trailing 12 months ended with the Valuation Date, Yahoo!Finance reported only 59 trades of a total of 149,753 shares.

See Exhibit K. The maximum price during this time was $1.01 per share and the minimum was $0.40 per share. The most recent price was $0.44 per share. There were only 6 reported trades within the last 30 days. The weighted average price per share in the last 30 days was $0.67, but it was skewed by a larger-than-average trade of 10,000 shares on February 23, 2005. Empire was unable to locate any rationale for this spike in LLOG's share price, but the price declined again quickly. In sum, the scant trading history of LLOG implies that it is not a true reflection of fair value. Nevertheless, it was considered in arriving at a conclusion of fair value for LLOG.

The Company's issued and outstanding shares totaled 9,040,059 as of the Valuation Date. Based on the most recent share price of $0.44 per share, the value of 9,040,059 shares equals $3,977,626.

H.	Summary of Values

  The table below summarizes the range of values derived for LLOG.

                                   Table III
                            Summary of Value Range

     Method                             Value
----------------------------------   -----------
Capitalization of Income             $4,030,000
Capitalization of Debt-Free Income   $4,080,000
Adjusted Book Value                    $600,000
Trading History                      $3,977,626

  In the final analysis, valuation of privately held or thinly traded companies is as much art as science; it relies on the expert's judgment. From within a reasonable range of values and considering all factors that went into the valuation, the valuation expert selects a final figure. Based on all factors considered in this valuation, it is Empire's opinion that the aggregate fair value of LLOG is found to be reasonably stated at $4,000,000 as of the Valuation Date.

Valuation Summary

  Given the foregoing review and analysis, and subject to the attached Statement of Limiting Conditions, it is our opinion that the aggregate fair value of Lincoln Logs Ltd. is reasonably stated as $4,000,000 as of March 18, 2005, for a proposed reverse stock split and the resultant deregistration of the Company's common stock under the Securities Exchange Act of 1934.


  Respectfully submitted,

Empire Valuation Consultants, LLC


     /s/ Andrea E. Hock
     ------------------
     Andrea E. Hock, ASA
     Managing Director



     /s/ Terence L. Griswold
     -----------------------
     Terence L. Griswold, ASA
     Managing Director

                                  Addendum 1

                       STATEMENT OF LIMITING CONDITIONS

  Litigation Support: Depositions, expert testimony, attendance in court, and all preparations/support for same, arising from this appraisal shall not be required unless arrangements for such services have been previously made.

  Management: The opinion of value expressed herein assumes the continuation of prudent management policies over whatever period of time is deemed reasonable and necessary to maintain the character and integrity of the appraised business entity as a going concern.

  Information and Data: Information supplied by others that was considered in this valuation is from sources believed to be reliable, and no further responsibility is assumed for its accuracy. Information used was limited to that available on or before the Valuation Date, or which could be reasonably ascertained as of that date. We reserve the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available subsequent to the issuance of this report.

  Purpose: All opinions of market value are presented as Empire Valuation Consultants, LLC's considered opinion based on the facts and data obtained during the course of the appraisal investigation. We assume no responsibility for changes in market conditions which might require a change in appraised value. The value conclusion derived in this appraisal was for the specific purpose and date set forth in this appraisal and may not be used for any other purpose.

  Fee: The fee established for the formulation and reporting of these conclusions is not contingent upon the value or other opinions presented.

  Interest: Neither the appraiser nor any officer or employee of Empire Valuation Consultants, LLC has any interest in the property appraised.

  Unexpected Conditions: We assume that there are no hidden or unexpected conditions of the assets valued that would adversely affect value.

  Non Appraisal Expertise: No opinion is intended for matters which require legal or specialized expertise, investigation or knowledge, beyond that customarily employed by appraisers.

  Hazardous Substances: Hazardous substances, if present within the facilities of a business, can introduce an actual or potential liability that will adversely affect the marketability and value of the business or its underlying assets. In the development of our opinion of value, no consideration has been given to such liability or its impact on value unless otherwise indicated in the report.

                                  Addendum 2

                          CERTIFICATION OF APPRAISERS

We the appraisers certify that, to the best of our knowledge and belief:

1. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

2. All statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analysis, opinions, and conclusions.

4. The professional fee paid to Empire for the preparation of this report is not contingent upon the opinion of value stated herein.

5. Neither Empire nor any of its employees has, to the best of our knowledge, a present or intended financial interest in either the entity being valued or in any affiliates that may exist.

6. No one provided significant professional assistance to the persons signing this report, unless specifically stated herein.

The American Society of Appraisers has a mandatory recertification program for all of its Accredited Senior Appraisers. The senior members signing below, designated by the "ASA," are in compliance with that program.

     /s/ Andrea E. Hock
     ------------------
     Andrea E. Hock, ASA


     /s/ Terence L. Griswold
     -----------------------
     Terence L. Griswold, ASA


March 20, 2005

                                 Addendum 3-1

                      EMPIRE VALUATION CONSULTANTS, LLC
                              www.empireval.com

3255 Brighton Henrietta TownLine Road    350 5th Avenue, Suite 5513
Rochester, New York 14623                New York, New York 10118-5513
Tel: (585) 475-9260 Fax: (585) 475-9380  Tel: (212) 714-0122 Fax: (212) 714-0124

3340 Peachtree Rd., NE, Suite 1800       61 South Main Street, Suite 201
Atlanta, GA 30326                        West Hartford, CT 06107
Tel: (404) 814-5245 Fax: (404) 814-5246  Tel: (860) 233-6552 Fax: (860) 521-7575


Valuation Services

Empire Valuation Consultants, LLC provides valuations to business owners, attorneys, accountants, commercial bankers, investment bankers, trust departments, insurance agents, and financial planners, among others. Empire's consultants have prepared or managed the preparation of over 7,500 appraisals for the following reasons:

     - Buy/Sell Agreements            - Redemptions
     - Gifting Programs               - Recapitalizations
     - Estate Taxes                   - Going Private Transactions
     - Mergers & Acquisitions         - Stock Option Plans
     - Blocks of Publicly             - Dissenting Shareholder Suits
     - Traded Securities              - Fairness Opinions
     - Employee Stock Ownership       - Intellectual Property
       Plans (ESOPs)                  - Purchase Price Allocation


Other Financial Services

  Litigation Support & Expert Testimony

  Empire can assist you with research and litigation support and its professionals are available to provide expert testimony in matters involving questions of valuation.

  ESOP Feasibility Studies & Preliminary Valuations

  Empire is available to work with our client's team of financial advisors or participate in independent feasibility studies and preliminary valuation reviews in connection with ESOP formation planning.

                                 Addendum 3-2

ANDREA E. HOCK, ASA

Academic Degrees

    M.B.A. Rochester Institute of Technology, Finance, 1985

    M.A.   University of Florida, French Literature, 1974

    B.A.   Mercer University, summa cum laude, French, 1972


Employment

  Managing Director, Empire Valuation Consultants, Rochester, New York, 2000-present

  Senior Valuation Associate, Empire Valuation Consultants, Rochester, New York, 1993-2000

  Valuation Analyst, Empire Valuation Consultants, Rochester, New York,
  1989-1993

  Financial Manager, Joan Hantz Graphic Design, Rochester, New York, 1987-1988

  Claims Representative, Social Security Administration, Rochester, New York, 1978-1989


Experience

  Ms. Hock is an Accredited Senior Appraiser (ASA) of the American Society of Appraisers, Business Valuations. She is currently a Vice President, and former Chapter President and Chapter Secretary, for the Western New York Chapter of the ASA. Ms. Hock has over fourteen years of business valuation experience. She has been involved in the valuation of a wide variety of corporations, partnerships, and business assets for employee stock ownership plans, fairness opinions, solvency opinions, recapitalizations, estate and gift taxes, and other purposes.

  As financial manager of a graphics design firm, Ms. Hock became familiar with proposal writing, financial planning, bookkeeping and tax accounting. Her experience with the government provided her with a background in a wide variety of federal and state services and regulations.

                                 Addendum 3-3

TERENCE L. GRISWOLD, ASA

(a) Academic Degrees

    M.B.A. University of Rochester, William E. Simon Graduate School of Business Administration, Finance, 1983

    B.S.   Alfred University, Business Administration, 1976

(b) Employment

  Managing Director, Empire Valuation Consultants, Rochester, New York, 1988-Present

  Partner, Chase Lincoln Capital Advisors; Manager, Business Valuation Group, Investment Banking Department; Vice President, Chase Lincoln First Bank, N.A., Rochester, New York, 1983-1988

  Senior Accountant, Seidman & Seidman, Philadelphia, Pennsylvania, 1980-1981

  Senior Accountant, Harry Ness & Co., Hanover, Pennsylvania, 1978-1980

  Partner and Office Manager, Pappalardo Accounting and Tax Service, Hornell, New York, 1976-1978

(c)	Experience

  Mr. Griswold is an Accredited Senior Appraiser (ASA) of the American Society of Appraisers, served as Vice-Chairman of its International Board of Examiners for Business Valuation for seven and a half years and is a past member of its National Business Valuation Committee. He is also a non-practicing Certified Public Accountant and a member of the American Institute of Certified Public Accountants ("AICPA"). He has over twenty-four years of accounting, corporate finance and business valuation experience. He has been involved in the valuation of a widely diverse base of companies for estate and gift taxes, recapitalizations, buy-sell agreements, equitable distributions, mergers & acquisitions, employee stock ownership plans (ESOPs), and other purposes. Mr. Griswold has also testified as an expert witness in New York, Vermont and Nevada, and before the NYS Public Service Commission.

  Mr. Griswold is currently Vice President for the Western New York Chapter of the American Society of Appraisers and is a Member Consultant of the National Center for Employee Ownership and the ESOP Association. He is also a member of the ESOP Association's National Valuation Advisory Committee. In addition, he has lectured to numerous business and professional groups on a broad range of valuation topics.

EXHIBIT A-1

                                     LINCOLN LOGS LTD. CONSOLIDATED
                                     COMPARATIVE INCOME STATEMENTS
                                     FOR THE YEARS ENDED JANUARY 31,


                        HISTORY     HISTORY     HISTORY     HISTORY     HISTORY     PROJECT
                          2001        2002        2003        2004        2005        2006
                       ----------  ----------  ----------  ----------  ----------  ----------
TOTAL REVENUES         10,355,914  11,092,457  13,991,284  15,795,309  21,747,486  27,719,813
Less Cost of Goods
  Sold                  6,178,747   6,389,561   7,385,771   9,539,655  14,281,653  17,534,172
                       ----------  ----------  ----------  ----------  ----------  ----------
GROSS PROFIT            4,177,167   4,702,896   6,605,513   6,255,654   7,465,833  10,185,641

Commissions             1,348,025   1,377,243   1,747,763   1,796,701   2,197,842   2,717,384
Selling, General
  & Administrative      2,974,136   3,224,798   3,670,473   4,666,927   5,796,588   5,933,335
Other                      36,000           0           0           0           0           0
                       ----------  ----------  ----------  ----------  ----------  ----------
  Total Operating
    Expenses            4,358,161   4,602,041   5,418,236   6,463,628   7,994,430   8,650,719
                       ----------  ----------  ----------  ----------  ----------  ----------
NET OPERATING INCOME   (  180,994)    100,855   1,187,277  (  207,974) (  528,597)  1,534,922

Interest Income            27,473      17,448      24,941      31,443       8,107       8,000
Interest Expense       (   56,658) (   99,756) (   57,966) (   55,284) (  171,591) (  251,103)
Other                      55,037     222,349      69,901      44,510     121,365      88,759
                       ----------  ----------  ----------  ----------  ----------  ----------
  Total Other Income
    (Expense)              25,852     140,041      36,876      20,669  (   42,119) (  154,344)
                       ----------  ----------  ----------  ----------  ----------  ----------

PRE-TAX INCOME         (  155,142)    240,896   1,224,153  (  187,305) (  570,716)  1,380,578
  Provision (benefit)
    for Taxes              12,409       4,525      24,000  (    9,914)          0     350,000
                       ----------  ----------  ----------  ----------  ----------  ----------
NET INCOME             (  167,551)    236,371   1,200,153  (  177,391) (  570,716)  1,030,578
                       ==========  ==========  ==========  ==========  ==========  ==========


EXHIBIT A-2

                                   LINCOLN LOGS LTD. CONSOLIDATED
                                   COMMON-SIZED INCOME STATEMENTS
                                   FOR THE YEARS ENDED JANUARY 31,


                       HISTORY  HISTORY  HISTORY  HISTORY  HISTORY  PROJECT
                         2001     2002     2003     2004     2005     2006
                       -------  -------  -------  -------  -------  -------
TOTAL REVENUES          100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
Less Cost of Goods
  Sold                   59.7%    57.6%    52.8%    60.4%    65.7%    63.3%
                       -------  -------  -------  -------  -------  -------
GROSS PROFIT             40.3%    42.4%    47.2%    39.6%    34.3%    36.7%

Commissions              13.0%    12.4%    12.5%    11.4%    10.1%     9.8%
Selling, General
  & Administrative       28.7%    29.1%    26.2%    29.5%    26.7%    21.4%
Other                     0.3%     0.0%     0.0%     0.0%     0.0%     0.0%
                       -------  -------  -------  -------  -------  -------
  Total Operating
    Expenses             42.1%    41.5%    38.7%    40.9%    36.8%    31.2%
                       -------  -------  -------  -------  -------  -------
NET OPERATING INCOME     -1.7%     0.9%     8.5%    -1.3%    -2.4%     5.5%

Interest Income           0.3%     0.2%     0.2%     0.2%     0.0%     0.0%
Interest Expense         -0.5%    -0.9%    -0.4%    -0.4%    -0.8%    -0.9%
Other                     0.5%     2.0%     0.5%     0.3%     0.6%     0.3%
                       -------  -------  -------  -------  -------  -------
  Total Other Income
    (Expense)             0.2%     1.3%     0.3%     0.1%    -0.2%    -0.6%
                       -------  -------  -------  -------  -------  -------

PRE-TAX INCOME           -1.5%     2.2%     8.7%    -1.2%    -2.6%     5.0%
  Provision (benefit)
    for Taxes             0.1%     0.0%     0.2%    -0.1%     0.0%     1.3%
                       -------  -------  -------  -------  -------  -------
NET INCOME               -1.6%     2.1%     8.6%    -1.1%    -2.6%     3.7%
                       =======  =======  =======  =======  =======  =======


EXHIBIT A-3

                                   LINCOLN LOGS LTD. CONSOLIDATED
                                   INCOME STATEMENT TREND ANALYSIS
                                   FOR THE YEARS ENDED JANUARY 31,


                         HISTORY  HISTORY  HISTORY  HISTORY  PROJECT
                          2002     2003     2004     2005     2006
                         -------  -------  -------  -------  -------
TOTAL REVENUES              7.1%    26.1%    12.9%    37.7%    27.5%
Less Cost of Goods
  Sold                      3.4%    15.6%    29.2%    49.7%    22.8%
                         -------  -------  -------  -------  -------
GROSS PROFIT               12.6%    40.5%    -5.3%    19.3%    36.4%

Commissions                 2.2%    26.9%     2.8%    22.3%    23.6%
Selling, General
  & Administrative          8.4%    13.8%    27.1%    24.2%     2.4%
Other                    -100.0%     N/A      N/A      N/A      N/A
                         -------  -------  -------  -------  -------
  Total Operating
    Expenses                5.6%    17.7%    19.3%    23.7%     8.2%
                         -------  -------  -------  -------  -------
NET OPERATING INCOME      155.7%  1077.2%  -117.5%  -154.2%   390.4%

Interest Income           -36.5%    42.9%    26.1%   -74.2%    -1.3%
Interest Expense          -76.1%    41.9%     4.6%  -210.4%   -46.3%
Other                     304.0%   -68.6%   -36.3%   172.7%   -26.9%
                         -------  -------  -------  -------  -------
  Total Other Income
    (Expense)             441.7%   -73.7%   -43.9%  -303.8%  -266.4%
                         -------  -------  -------  -------  -------

PRE-TAX INCOME            255.3%   408.2%  -115.3%  -204.7%   341.9%
  Provision (benefit)
    for Taxes             -63.5%   430.4%  -141.3%   100.0%     N/A
                         -------  -------  -------  -------  -------
NET INCOME                241.1%   407.7%  -114.8%  -221.7%   280.6%
                         =======  =======  =======  =======  =======


EXHIBIT B-1

                                              LINCOLN LOGS LTD. CONSOLIDATED
                                                COMPARATIVE BALANCE SHEETS
                                              FOR THE YEARS ENDED JANUARY 31,


                                       HISTORY     HISTORY     HISTORY     HISTORY     HISTORY     PROJECT
                                         2001        2002        2003        2004        2005        2006
                                      ----------  ----------  ----------  ----------  ----------  ----------

ASSETS

Cash & Equivalents                       286,226     502,397   1,885,931     750,239     800,000   2,473,912
Accounts Receivable                      140,440     122,654     207,692     337,166     300,000     379,723
Inventory                              1,148,453     863,665   1,277,804   2,032,050   2,000,000   2,930,368
  Work-In-Process                              0     219,650     228,076     477,389     400,000           0
Prepaid expenses and other
  current assets                         548,952     322,753     416,404     564,883     750,000     813,168
Income taxes receivable                        0           0           0      97,427      30,000      30,000
Due from related parties                       0           0      10,141           0           0           0
Mortgage and notes receivable             18,758       3,423       2,592       2,592       5,623       5,623
                                      ----------  ----------  ----------  ----------  ----------  ----------
  Total Current Assets                 2,142,829   2,034,542   4,028,640   4,261,746   4,285,623   6,632,795

Land                                                             835,241   1,020,347   1,012,348
Building and improvements                                      2,479,802   3,047,979   2,913,999
Machinery and equipment                                          881,674   1,926,152   2,069,949
Furniture and fixtures                                         1,683,445   2,096,515   2,106,351
Transportation equipment                                         262,216     472,350     623,575
                                      ----------  ----------  ----------  ----------  ----------  ----------
  Total                                5,498,322   5,913,057   6,142,378   8,563,343   8,726,222   9,026,222
Less: Accumulated Depreciation        (3,422,714) (3,487,139) (3,667,143) (3,983,816) (4,354,065) (4,654,065)
                                      ----------  ----------  ----------  ----------  ----------  ----------
  Net Fixed Assets                     2,075,608   2,425,918   2,475,235   4,579,527   4,372,157   4,372,157

Mortgages receivable                      70,409      64,779      63,304      60,053      71,000      71,000
Deposits and other assets                249,687      17,221      70,696      70,742      56,500      56,500
Goodwill                                       0           0           0   1,319,970   1,355,600   1,355,600
Intangible assets, net                         0       4,679       4,159   1,546,032   1,411,286   1,276,540
Other Assets                              98,348           0           0           0           0           0
                                      ----------  ----------  ----------  ----------  ----------  ----------
  Total Other Assets                     418,444      86,679     138,159   2,996,797   2,894,386   2,759,640
                                      ----------  ----------  ----------  ----------  ----------  ----------
TOTAL ASSETS                           4,636,881   4,547,139   6,642,034  11,838,070  11,552,166  13,764,592
                                      ==========  ==========  ==========  ==========  ==========  ==========


LIABILITIES & EQUITY

Borrowings on line of credit                   0           0           0     503,000     753,000     753,000
Current installments of bank loans        26,046     110,471      22,500     118,980     171,520     171,520
Current installments of notes payable,
  related parties                              0           0           0      93,458      93,458      93,458
Current installments of notes payable          0           0      65,559     407,109     294,550     294,550
Convertible subordinated debentures            0           0     220,000           0           0
Current installments of capital leases         0           0      23,619      22,211      13,000      13,000
Trade accounts payable                 1,003,098     413,809     347,520   1,578,912   1,321,424   1,578,075
Accrued salaries and wages               103,659      82,695     129,607     196,243     180,000     180,000
Accrued income taxes                       1,374       3,490      23,100       1,000       1,000       1,000
Accrued expenses                         783,646     502,992     662,906     569,850     700,000     761,263
Customer deposits                      1,511,860   1,979,323   2,817,188   2,575,847   3,100,000   3,963,933
                                      ----------  ----------  ----------  ----------  ----------  ----------
  Total Current Liabilities            3,429,683   3,092,780   4,311,999   6,066,610   6,627,952   7,809,800

Notes payable, related parties           383,349     210,000           0     316,563     223,105     223,105
Bank loans                                     0     181,875     159,375   1,960,687   1,975,000   1,975,000
Notes payable                             10,000      10,000      24,716   1,037,541     800,000     800,000
Capital lease obligations                      0           0      39,646      17,581           0           0
Other long-term obligations              144,084     146,339           0      15,000       7,500       7,500
                                      ----------  ----------  ----------  ----------  ----------  ----------
  Total Other Liabilities                537,433     548,214     223,737   3,347,372   3,005,605   3,005,605
                                      ----------  ----------  ----------  ----------  ----------  ----------
TOTAL LIABILITIES                      3,967,116   3,640,994   4,535,736   9,413,982   9,633,557  10,815,405

Preferred stock                                0           0           0           0           0           0
Common stock                              77,593      77,593      77,593      95,443      95,443      95,443
Additional paid-in-capital             5,681,554   5,681,554   5,681,554   6,107,648   6,107,648   6,107,648
Accumulated deficit                   (4,204,947) (3,968,567) (2,768,414) (2,945,805) (3,516,521) (2,485,943)
Accumulated other comprehensive
  income                                       0           0           0      51,237     116,474     116,474
Less: Treasury stock                  (  884,435) (  884,435) (  884,435) (  884,435) (  884,435) (  884,435)
                                      ----------  ----------  ----------  ----------  ----------  ----------
  Total Equity                           669,765     906,145   2,106,298   2,424,088   1,918,609   2,949,187
                                      ----------  ----------  ----------  ----------  ----------  ----------
TOTAL LIABILITIES & EQUITY             4,636,881   4,547,139   6,642,034  11,838,070  11,552,166  13,764,592
                                      ==========  ==========  ==========  ==========  ==========  ==========


EXHIBIT B-2

                                              LINCOLN LOGS LTD. CONSOLIDATED
                                                COMMON-SIZED BALANCE SHEETS
                                              FOR THE YEARS ENDED JANUARY 31,


                                       HISTORY     HISTORY     HISTORY     HISTORY     HISTORY     PROJECT
                                         2001        2002        2003        2004        2005        2006
                                      ----------  ----------  ----------  ----------  ----------  ----------

ASSETS

Cash & Equivalents                          6.2%       11.0%       28.4%        6.3%        6.9%       18.0%
Accounts Receivable                         3.0%        2.7%        3.1%        2.8%        2.6%        2.8%
Inventory                                  24.8%       19.0%       19.2%       17.2%       17.3%       21.3%
  Work-In-Process                           0.0%        4.8%        3.4%        4.0%        3.5%        0.0%
Prepaid expenses and other
  current assets                           11.8%        7.1%        6.3%        4.8%        6.5%        5.9%
Income taxes receivable                     0.0%        0.0%        0.0%        0.8%        0.3%        0.2%
Due from related parties                    0.0%        0.0%        0.2%        0.0%        0.0%        0.0%
Mortgage and notes receivable               0.4%        0.1%        0.0%        0.0%        0.0%        0.0%
                                      ----------  ----------  ----------  ----------  ----------  ----------
  Total Current Assets                     46.2%       44.7%       60.7%       36.0%       37.1%       48.2%

Land                                        0.0%        0.0%       12.6%        8.6%        8.8%        0.0%
Building and improvements                   0.0%        0.0%       37.3%       25.7%       25.2%        0.0%
Machinery and equipment                     0.0%        0.0%       13.3%       16.3%       17.9%        0.0%
Furniture and fixtures                      0.0%        0.0%       25.3%       17.7%       18.2%        0.0%
Transportation equipment                    0.0%        0.0%        3.9%        4.0%        5.4%        0.0%
                                      ----------  ----------  ----------  ----------  ----------  ----------
  Total                                   118.6%      130.0%       92.5%       72.3%       75.5%       65.6%
Less: Accumulated Depreciation            -73.8%      -76.7%      -55.2%      -33.7%      -37.7%      -33.8%
                                      ----------  ----------  ----------  ----------  ----------  ----------
  Net Fixed Assets                         44.8%       53.4%       37.3%       38.7%       37.8%       31.8%

Mortgages receivable                        1.5%        1.4%        1.0%        0.5%        0.6%        0.5%
Deposits and other assets                   5.4%        0.4%        1.1%        0.6%        0.5%        0.4%
Goodwill                                    0.0%        0.0%        0.0%       11.2%       11.7%        9.8%
Intangible assets, net                      0.0%        0.1%        0.1%       13.1%       12.2%        9.3%
Other Assets                                2.1%        0.0%        0.0%        0.0%        0.0%        0.0%
                                      ----------  ----------  ----------  ----------  ----------  ----------
  Total Other Assets                        9.0%        1.9%        2.1%       25.3%       25.1%       20.0%
                                      ----------  ----------  ----------  ----------  ----------  ----------
TOTAL ASSETS                              100.0%      100.0%      100.0%      100.0%      100.0%      100.0%
                                      ==========  ==========  ==========  ==========  ==========  ==========


LIABILITIES & EQUITY

Borrowings on line of credit                0.0%        0.0%        0.0%        4.2%        6.5%        5.5%
Current installments of bank loans          0.6%        2.4%        0.3%        1.0%        1.5%        1.2%
Current installments of notes payable,
  related parties                           0.0%        0.0%        0.0%        0.8%        0.8%        0.7%
Current installments of notes payable       0.0%        0.0%        1.0%        3.4%        2.5%        2.1%
Convertible subordinated debentures         0.0%        0.0%        3.3%        0.0%        0.0%        0.0%
Current installments of capital leases      0.0%        0.0%        0.4%        0.2%        0.1%        0.1%
Trade accounts payable                     21.6%        9.1%        5.2%       13.3%       11.4%       11.5%
Accrued salaries and wages                  2.2%        1.8%        2.0%        1.7%        1.6%        1.3%
Accrued income taxes                        0.0%        0.1%        0.3%        0.0%        0.0%        0.0%
Accrued expenses                           16.9%       11.1%       10.0%        4.8%        6.1%        5.5%
Customer deposits                          32.6%       43.5%       42.4%       21.8%       26.8%       28.8%
                                      ----------  ----------  ----------  ----------  ----------  ----------
  Total Current Liabilities                74.0%       68.0%       64.9%       51.2%       57.4%       56.7%

Notes payable, related parties              8.3%        4.6%        0.0%        2.7%        1.9%        1.6%
Bank loans                                  0.0%        4.0%        2.4%       16.6%       17.1%       14.3%
Notes payable                               0.2%        0.2%        0.4%        8.8%        6.9%        5.8%
Capital lease obligations                   0.0%        0.0%        0.6%        0.1%        0.0%        0.0%
Other long-term obligations                 3.1%        3.2%        0.0%        0.1%        0.1%        0.1%
                                      ----------  ----------  ----------  ----------  ----------  ----------
  Total Other Liabilities                  11.6%       12.1%        3.4%       28.3%       26.0%       21.8%
                                      ----------  ----------  ----------  ----------  ----------  ----------
TOTAL LIABILITIES                          85.6%       80.1%       68.3%       79.5%       83.4%       78.6%

Preferred stock                             0.0%        0.0%        0.0%        0.0%        0.0%        0.0%
Common stock                                1.7%        1.7%        1.2%        0.8%        0.8%        0.7%
Additional paid-in-capital                122.5%      124.9%       85.5%       51.6%       52.9%       44.4%
Accumulated deficit                       -90.7%      -87.3%      -41.7%      -24.9%      -30.4%      -18.1%
Accumulated other comprehensive
  income                                    0.0%        0.0%        0.0%        0.4%        1.0%        0.8%
Less: Treasury stock                      -19.1%      -19.5%      -13.3%       -7.5%       -7.7%       -6.4%
                                      ----------  ----------  ----------  ----------  ----------  ----------
  Total Equity                             14.4%       19.9%       31.7%       20.5%       16.6%       21.4%
                                      ----------  ----------  ----------  ----------  ----------  ----------
TOTAL LIABILITIES & EQUITY                100.0%      100.0%      100.0%      100.0%      100.0%      100.0%
                                      ==========  ==========  ==========  ==========  ==========  ==========




EXHIBIT C
                            LINCOLN LOGS LTD. CONSOLIDATED
                           COMPARATIVE CASH FLOW STATEMENTS
                            FOR THE YEARS ENDED JANUARY 31,


                                                 HISTORY     HISTORY     HISTORY     HISTORY     HISTORY     PROJECT
                                                   2001        2002        2003        2004        2005        2006
                                                ----------  ----------  ----------  ----------  ----------  ----------

CASH FLOW FROM OPERATING ACTIVITIES:
Net income                                      (  167,551)    236,371   1,200,153  (  177,391) (  570,716)  1,030,578

Adjustments to reconcile Net Income to Net Cash
  Provided from Operating Activities:
Depreciation & Amortization                        116,449     138,573     180,524     316,673     519,096     300,000
Amortization                                             0           0           0      47,863     143,920
(Gain) on sale of property held for resale      (    9,714) (   66,499) (   14,980) (    4,664)          0
(Gain) on sale of real property                          0           0           0           0  (   36,656)
(Gain) on disposition of real property                   0           0           0           0  (   10,059)

(Inc.)Dec. in Accounts Receivable                    9,958      17,786  (   85,038) (  129,474)     37,166  (   79,723)
(Inc.)Dec. in Work in Process                            0           0  (    8,426) (  249,313)     77,389     400,000
(Inc.)Dec. in Inventory                         (  303,279)    222,415  (  414,139) (  754,246)     32,050  (  930,368)
(Inc.)Dec. in Prepaid expenses and other
  current assets                                (  120,602)     68,922  (   93,651) (  148,479) (  185,117) (   63,168)
(Inc.)Dec. in Income taxes receivable                    0           0           0  (   97,427)     67,427           0
(Inc.)Dec. in Due from related parties                   0           0  (   15,092)     10,141           0           0
(Inc.)Dec. in Other assets                      (   52,107)    130,465  (   53,475) (    5,382)     14,242     134,746

Inc.(Dec.) in Trade accounts payable               444,298  (  589,289) (   66,289)  1,231,392  (  257,488)    256,651
Inc.(Dec.) in Accrued salaries and wages                 0  (   20,964)          0           0           0           0
Inc.(Dec.) in Accrued income taxes                       0       2,116      19,610  (   22,100)          0           0
Inc.(Dec.) in Accrued expenses & Other              56,756  (  280,645)    211,777  (   26,421)    106,407      61,263
Inc.(Dec.) in Customer deposits                    234,897     467,463     837,865  (  241,341)    524,153     863,933
                                                ----------  ----------  ----------  ----------  ----------  ----------
Net Cash Provided By (Used In) Operating
  Activities                                       209,105     326,714   1,698,839  (  250,169)    461,814   1,973,912

CASH FLOW FROM INVESTING ACTIVITIES:
Capital Expenditures                            (  261,992) (  254,659) (  229,841) (  468,398) (  365,858) (  300,000)
Acquisition of Businesses                                0           0           0  (1,798,830) (   35,630)          0
Proceeds from the sale of assets held for resale    10,000     168,000      14,500      10,000           0           0
Proceeds from the sale of real property                  0         500       1,000           0      67,916           0
Proceeds from disposition of real property               0           0           0           0      32.931           0
Issuance of notes receivable                    (   19,454)     19,453           0           0  (   17,400)          0
Payments on mortgage receivable                      1,762       1,512       2,306       3,251       3.422           0
                                                ----------  ----------  ----------  ----------  ----------  ----------
Net Cash Provided By (Used In) Investing
  Activities                                    (  269,684) (   65,194) (  212,035) (2,253,977) (  314,619) (  300,000)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt                 0     225,000      11,080   1,222,390     210,161           0
Proceeds from borrowings on line of credit               0           0           0     503,000     900,000           0
Repayment of line of credit                              0           0           0           0  (  650,000)          0
Loan origination fees                                    0  (    5,199)          0  (   43,544) (    9,174)          0
Capital received on incentive options                    0           0           0       6,013           0           0
Repayments of capital leases                             0           0  (   60,358) (   61,616) (   26,792)          0
Repayment of bank loans                         (    9,501) (  265,150) (   22,500) (  190,208) (  143,308)          0
Repayments of notes payable                              0           0  (   31,492) (  118,818) (  443,558)          0
                                                ----------  ----------  ----------  ----------  ----------  ----------
Net cash Provide By (Used In)Financing
  Activities                                    (    9,501) (   45,349) (  103,270)  1,317,217  (  162,671)          0

Effect of foreign currency translation                   0           0           0      51,237      65,237           0
                                                ----------  ----------  ----------  ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH                 (   70,080)    216,171   1,383,534  (1,135,692)     49,761   1,673,912

Beginning Cash                                     356,306     286,226     502,397   1,885,931     750,239     800,000
                                                ----------  ----------  ----------  ----------  ----------  ----------
Ending Cash                                        286,226     502,397   1,885,931     750,239     800,000   2,473,912
                                                ==========  ==========  ==========  ==========  ==========  ==========




EXHIBIT D
                            LINCOLN LOGS LTD. CONSOLIDATED
                              SELECTED FINANCIAL RATIOS
                            FOR THE YEARS ENDED JANUARY 31,


                                                 HISTORY     HISTORY     HISTORY     HISTORY     HISTORY     PROJECT
                                                   2001        2002        2003        2004        2005        2006
                                                ----------  ----------  ----------  ----------  ----------  ----------

Liquidity Ratios
  Current Ratio                                        0.6         0.7         0.9         0.7         0.6         0.8
  Quick Ratio                                          0.1         0.2         0.5         0.2         0.2         0.4

  Days' Receivable                                       5           4           5           8           5           5
  Days' Inventory                                       68          62          74          96          61          61
                                                ----------  ----------  ----------  ----------  ----------  ----------
  Operating Cycle                                       73          66          80         104          66          66

  Working Capital                               (1,286,854) (1,058,238) (  283,359) (1,804,864) (2,342,329) (1,177,005)
  Sales/Working Capital                              ( 8.0)      (10.5)      (49.4)      ( 8.8)      ( 9.3)      (23.6)

Coverage Ratios
  EBIT/Interest                                      ( 1.7)        3.4        22.1       ( 2.4)      ( 2.3)        6.5

Leverage Ratios
  Net Fixed Assets/Tangible Net Worth                  3.1         2.7         1.2       (10.4)      ( 5.2)       13.8
  Total Liabilities(Debt)/Tangible Net Worth           5.9         4.0         2.2       (21.3)      (11.4)       34.1

Profitability Ratios
  % Profit Before Taxes/Tangible Net Worth          -25.9%       28.6%       59.9%       -7.9%      -30.9%       48.0%
  % Profit Before Taxes/Total Assets                 -3.3%        5.3%       18.4%       -1.6%       -4.9%       10.0%

Other Ratios
  Sales/Net Fixed Assets                               5.0         4.6         5.7         3.4         5.0         6.3
  Sales/Total Assets                                   2.2         2.4         2.1         1.3         1.9         2.0

  % Depreciation & Amortization/Sales                 1.1%        1.2%        1.3%        2.3%        3.0%        1.1%





EXHIBIT E

                                LINCOLN LOGS LTD. CONSOLIDATED
                                     PERFORMANCE VS. RMA
               SIC 2452/NAICS 321992: PREFABRICATED WOOD BUILDING MANUFACTURING
                                FOR THE YEARS ENDED JANUARY 31,


                                                           RMA                 RMA
                                         HISTORY    SALES $10MM-$25MM  ASSETS $10MM-$50MM   HISTORY
                                           2004       4/1/03-3/31/04     4/1/03-3/31/04       2005
                                        ----------  -----------------  ------------------  ----------

ASSETS:
Cash & Equivalents                            6.3%               6.8%               11.2%        6.9%
Trade Rec., Net                               2.8%              23.2%               16.1%        2.6%
Inventory                                    17.2%              22.8%               25.1%       17.3%
All Other Current Assets                      9.6%               3.8%                2.8%       10.3%
                                        ----------  -----------------  ------------------  ----------
  Total Current Assets                       36.0%              56.5%               55.2%       37.1%
Fixed Assets, Net                            38.7%              31.2%               27.6%       37.8%
Ingangibles                                  24.8%               8.8%               12.3%       24.4%
All Other Non-Current                         0.5%               3.5%                4.9%        0.6%
                                        ----------  -----------------  ------------------  ----------
  Total Assets                              100.0%             100.0%              100.0%      100.0%

LIABILITIES:
Notes Payable                                 4.2%              11.5%               12.4%        6.5%
Current Maturity - LTD                        5.0%               3.9%                1.5%        4.2%
Trade Payables                               13.3%              14.0%                8.4%       11.4%
Income Taxes Payable                          0.0%               0.2%                0.0%        0.0%
All Other Current Liabilities                28.7%              15.4%               18.1%       35.2%
                                        ----------  -----------------  ------------------  ----------
  Total Current Liabilities                  51.2%              45.0%               40.4%       57.4%

LTD                                          28.1%              17.2%               12.3%       26.0%
Deferred Taxes                                0.0%               0.2%                0.2%        0.0%
All Other Non-Current                         0.1%               2.6%                5.3%        0.0%
Net Worth                                    20.5%              34.9%               41.8%       16.6%
                                        ----------  -----------------  ------------------  ----------
Total Liabilities & Net Worth               100.0%             100.0%              100.0%      100.0%

INCOME:
Net Sales                                   100.0%             100.0%              100.0%      100.0%
Gross Sales                                  39.6%              24.8%               26.7%       34.3%
Operating Expenses                           40.9%              20.2%               21.4%       36.8%
Operating Profit                             -1.3%               4.6%                5.4%       -2.4%
All Other Expenses, Net                      -0.1%               0.9%                0.9%        0.2%
Profit Before Taxes                          -1.2%               3.7%                4.5%       -2.6%

RATIOS:
Current Ratio                                 0.7                1.2                 1.2         0.6
Quick Ratio                                   0.2                0.6                 0.6         0.2

Days' Receivable                                8                 26                  25           5
Days' Inventory                                96                 37                  56          61
Operating Cycle                               104                 63                  81          66

Days' Payables                                 60                 26                  23          34
Sales/Working Capital                       ( 8.8)              31.4                20.8       ( 9.3)

EBIT/Interest                               ( 2.4)               3.6                 3.2       ( 2.3)

Net Fixed Assets/Tangible Net Worth         (10.4)               1.2                 0.8       ( 5.2)
Total Liabilities(Debt)/Tangible Net Worth  (21.3)               1.9                 1.6       (11.4)

% Profit Before Taxes/Tangible Net Worth     -7.9%              15.6%                7.9%      -30.9%
% Profit Before Taxes/Total Assets           -1.6%               6.7%                2.4%       -4.9%

Net Sales/Net Fixed Assets                    3.4                8.4                 8.7         5.0
Net Sales/Total Assets                        1.3                2.7                 1.8         1.9
% Depreciation & Amortization/Sales           2.3%               1.5%                1.5%        3.0%

Sample Size                                     1                 25                  17           1
Average Sales (,000s)                     $15,795            $16,606             $38,533     $21,747
Average Assets (,000s)                    $11,838             $8,471             $18,608     $11,552


Source: RMA 2004/2005




EXHIBIT F
                                 LINCOLN LOGS LTD. CONSOLIDATED
                              CAPITALIZATION OF ADJUSTED EARNINGS
                                     AS OF MARCH 18, 2005


                                       HISTORY     HISTORY     HISTORY     HISTORY     HISTORY     PROJECT
                                         2001        2002        2003        2004        2005        2006
                                      ----------  ----------  ----------  ----------  ----------  ----------

Pre-tax Income                        (  155,142)    240,896   1,224,153  (  187,305) (  570,716)  1,380,578

Actual SG&A (excluding commissions)                                        4,666,927
Less: SG&A at 26.7% of sales                                              (4,217,348)
SEC Filing Expenses                      240,000     240,000     240,000     240,000     240,000
                                      ----------  ----------  ----------  ----------  ----------  ----------
Adjusted Pre-tax Income                   84,858     480,896   1,464,153     502,274  (  330,716)  1,380,578

                                                                                                              Adjusted Pre-tax
                                                                                                                  Earnings
                                                                                                              ----------------

Weightings:                                    1           1           1           1           1           1           699,437
                                               1           2           3           1           4                       918,875
                                                           1           1           1           1                       754,072
                                                           1           2           1           3                       897,103



Selected Adjusted Pre-tax Income                              $ 850,000
Less: City, State & Fed. Taxes, Calculated       39.0%         (331,075)
                                                              ---------
Average Adjusted Net Income                                   $ 518,925

Capitalization Rate                              13.4%

Aggregate Fair Value, rounded                                $4,030,000
  Gordon Growth Model *                                       ==========


Cost of Equity Build-up
-----------------------
20 Year Treasuries as of 2/28/05                    4.78%
Generic Stock Premium                               7.00% (1)
Small Stock Premium                                 6.60% (1)
Industry/Company Specific Risk, fair value basis   -1.00%
                                                  ------
  Discount Rate                                    17.38%

Less: Long Term Growth Rate                         4.00%
                                                  ------
  Capitalization Rate, rounded                     13.40%



* Gordon Growth Model (Base Net Income x (1+growth rate)/(capitalization rate)

(1) Ibbotson Associates



EXHIBIT G
                                 LINCOLN LOGS LTD. CONSOLIDATED
                          CAPITALIZATION OF ADJUSTED DEBT-FREE EARNINGS
                                     AS OF MARCH 18, 2005


                                       HISTORY     HISTORY     HISTORY     HISTORY     HISTORY     PROJECT
                                         2001        2002        2003        2004        2005        2006
                                      ----------  ----------  ----------  ----------  ----------  ----------

Pre-tax Income                        (  155,142)    240,896   1,224,153  (  187,305) (  570,716)  1,380,578

Plus: Interest Expense                    56,658      99,756      57,966      55,284     171,591     251,103

Actual SG&A (excluding commissions)                                        4,666,927
Less: SG&A at 26.7% of sales                                              (4,217,348)
SEC Filing Expenses                      240,000     240,000     240,000     240,000     240,000           0
                                      ----------  ----------  ----------  ----------  ----------  ----------
Adjusted Pre-tax Income                  141,516     580,652   1,522,119     557,558  (  159,125)  1,631,681

                                                                                                              Adjusted Pre-tax
                                                                                                                  Earnings
                                                                                                              ----------------

Weightings:                                    1           1           1           1           1           1           826,577
                                               1           2           3           1           4                     1,060,469
                                                           1           1           1           1                       888,058
                                                           1           2           1           3                     1,053,308



Selected Adjusted Pre-tax Debt-Free Income               $  900,000
Less: City, State & Fed. Taxes, Calculated       39.0%     (350,550)
                                                         ----------
Average Debt-Free Net Income                             $  549,450

Capitalization Rate                               6.8%

Aggregate Total Invested Capital (Gordon Growth Model)*  $8,403,353     100.0%
Less: Interest-Bearing Debt on Valuation Date           ($4,323,633)     51.5%
                                                         ----------
Aggregate Equity Value, rounded                          $4,080,000      48.6%
                                                         ==========


Cost of Equity Build-up
-----------------------
20 Year Treasuries as of 2/28/05                    4.78%
Generic Stock Premium                               7.00% (1)
Small Stock Premium                                 6.60% (1)
Industry/Company Specific Risk, fair value basis   -1.00%
                                                  ------
  Discount Rate                                    17.38%

Cost of Debt
------------
Company's Cost of Debt                              7.0%
Tax Rate                                           39.0%
After-tax Cost of Debt                              4.27%

Weighted Average Cost of Capital (WACC)        Weighted
--------------------------------------
Debt                                4.27%         50%         2.14%
Equity                             17.38%         50%         8.69%
                                                            ------
WACC                                                         10.83%

Less: Long Term Growth Rate                                   4.0%
                                                            ------
  Debt-free Capitalization Rate, rounded                      6.8%

* Gordon Growth Model (Base Net Income x (1+growth rate)/(capitalization rate)

EXHIBIT H

                          LINCOLN LOGS LTD. CONSOLIDATED
                        CALCULATION OF ADJUSTED BOOK VALUE

                                       HISTORY      MARKET     ADJUSTED BOOK
                                         2005     ADJUSTMENTS      VALUE
                                      ----------  -----------  -------------

ASSETS

Cash & Equivalents                       800,000                     800,000
Accounts Receivable                      300,000                     300,000
Inventory                              2,000,000                   2,000,000
  Work-In-Process                        400,000                     400,000
Prepaid expenses and other
  current assets                         750,000                     750,000
Income taxes receivable                   30,000                      30,000
Due from related parties                       0                           0
Mortgage and notes receivable              5,623                       5,623
                                      ----------  -----------  -------------
  Total Current Assets                 4,285,623            0      4,285,623

Land (1)                               1,012,348  ( 1,456,347)     2,470,000
Building and improvements (1)          2,913,999                         ---
Machinery and equipment                2,069,949  (   206,995)     1,862,954
Furniture and fixtures                 2,106,351  ( 1,053,176)     1,053,175
Transportation equipment                 623,575  (   187,073)       436,503
                                      ----------  -----------  -------------
  Total                                8,726,222  ( 2,903,590)     5,822,632
Less: Accumulated Depreciation        (4,354,065)   4,354,065              0
                                      ----------  -----------  -------------
  Net Fixed Assets                     4,372,157    1,450,475      5,822,632

Mortgages receivable                      71,000                      71,000
Deposits and other assets                 56,500                      56,500
Goodwill                               1,355,600  ( 1,355,600)             0
Intangible assets, net                 1,411,286  ( 1,276,540)             0
Other Assets                                   0            0              0
                                      ----------  -----------  -------------
  Total Other Assets                   2,894,386  ( 2,766,886)       127,500
                                      ----------  -----------  -------------
TOTAL ASSETS                          11,552,166  ( 1,316,411)    10,235,755
                                      ==========  ===========  =============


LIABILITIES

Borrowings on line of credit             753,000                     753,000
Current installments of bank loans       171,520                     171,520
Current installments of notes payable,
  related parties                         93,458                      93,458
Current installments of notes payable    294,550                     294,550
Convertible subordinated debentures            0                           0
Current installments of capital leases    13,000                      13,000
Trade accounts payable                 1,321,424                   1,578,075
Accrued salaries and wages               180,000                     180,000
Accrued income taxes                       1,000                       1,000
Accrued expenses                         700,000                     761,263
Customer deposits                      3,100,000                   3,963,933
                                      ----------  -----------  -------------
  Total Current Liabilities            6,627,952                   6,627,952

Notes payable, related parties           223,105                     223,105
Bank loans                             1,975,000                   1,975,000
Notes payable                            800,000                     800,000
Capital lease obligations                      0                           0
Other long-term obligations                7,500                       7,500
                                      ----------  -----------  -------------
  Total Other Liabilities              3,005,605                   3,005,605
                                      ----------  -----------  -------------
TOTAL LIABILITIES                      9,633,557                   9,633,557

Preferred stock                                0                           0
Common stock                              95,443                      95,443
Additional paid-in-capital             6,107,648  ( 1,316,411)     4,791,237
Accumulated deficit                   (3,516,521)              (   3,516,521)
Accumulated other comprehensive
  income                                 116,474                     116,474
Less: Treasury stock                  (  884,435)              (     884,435)
                                      ----------  -----------  -------------
  Total Equity                         1,918,609  ( 1,316,411)       602,198
                                      ----------  -----------  -------------
TOTAL LIABILITIES & EQUITY            11,552,166  ( 1,316,411)    10,235,755
                                      ==========  ===========  =============

Adjusted Book Value, rounded                                         600,000
                                                               =============

(1) Fair market values supplied by Christopher Truso of First Pioneer, from appraisals performed for lending purposes.


EXHIBIT I
                                 LINCOLN LOGS LTD. CONSOLIDATED
                               CAPITALIZATION OF ADJUSTED EBITDA
                                     AS OF MARCH 18, 2005


                                       HISTORY     HISTORY     HISTORY     HISTORY     HISTORY     PROJECT
                                         2001        2002        2003        2004        2005        2006
                                      ----------  ----------  ----------  ----------  ----------  ----------

Adjusted Pre-tax Income                   84,858     480,896   1,464,153     502,274  (  330,716)  1,380,578

Plus: Depreciation & Amortization        116,449     138,573     180,524     364,536     663,016     300,000

Plus: Interest Expense                    56,658      99,756      57,966      55,284     171,591     251,103
                                      ----------  ----------  ----------  ----------  ----------  ----------

Adjusted EBITDA (a)                      257,965     719,225   1,702,643     922,094     503,891   1,931,681
                                                                                                               EBITDA Bases (b)
                                                                                                              from Weightings as
                                                     Weightings of Adjusted EBITDA (a)                              shown:

                                                           1           1           1           1           1      1,155,907
                                                           1           2           3           1           4      1,374,674
                                                                       1           1           1           1      1,265,077
                                                                       1           2           1           3      1,406,538


           SENSITIVITY ANALYSIS - AGGREGATE VALUES

EBITDA Bases  Small Company  Total Invested                 Fair Value of
    (b)         Multiple        Capital         Debt           Equity
------------  -------------  --------------  -------------  -------------
   1,155,907       5.0            5,779,534    ( 4,323,633)     1,455,901
   1,374,674       5.0            6,873,368    ( 4,323,633)     2,549,735
   1,265,077       5.0            6,325,387    ( 4,323,633)     2,001,754
   1,406,538       5.0            7,032,690    ( 4,323,633)     2,709,057

   1,155,907       5.5            6,357,488    ( 4,323,633)     2,033,855
   1,374,674       5.5            7,560,705    ( 4,323,633)     3,237,072
   1,265,077       5.5            6,957,926    ( 4,323,633)     2,634,293
   1,406,538       5.5            7,735,959    ( 4,323,633)     3,412,326

   1,155,907       6.0            6,935,441    ( 4,323,633)     2,611,808
   1,374,674       6.0            8,248,042    ( 4,323,633)     3,924,409
   1,265,077       6.0            7,590,464    ( 4,323,633)     3,266,831
   1,406,538       6.0            8,439,228    ( 4,323,633)     4,115,595

                                                         From data above:
                                               MAXIMUM          4,115,595
                                               MINIMUM          1,455,901
                                               MEDIAN           2,634,293
                                               AVERAGE          2,829,386

                  AGGREGATE VALUES DERIVED FOR LLOG

                                                      Variance within
                                                        Sensitivity
Methodology                         Concluded Value       Analysis
--------------------------------    ---------------  ------------------
Capitalization of Income                  4,030,000  upper end of range
Capitalization of Debt-Free Income        4,080,000  upper end of range
Trading History                           3,977,626  upper end of range
Adjusted Book Value                         600,000  below entire range

EXHIBIT J

                                        LINCOLN LOGS LTD.
                                       INDUSTRY MULTIPLES

                                                 (,000)                                                                MVIC To
                                         (,000)   Liab-  (,000)  Trans-         (,000)         MVIC To                  Book
                        Sale     (,000)  Equity  ilities Amount  action Company  MVIC  MVIC To  Gross  MVIC To MVIC To  Value
No.  Company Name       Date   Ask Price Price   Assumed  Down    Type    Type   Price  Sales  Profit  EBITDA   EBIT   Inv Cap
--- ----------------- -------- --------- ------- ------- ------- ------ ------- ------- ------ ------- ------- ------- -------
 1  Snake River Log
     Homes, LLC       11/17/03             1,260                  Stock   LLC     1,260   0.85    3.59   49.25  129.47    3.41

 2  Not Available      1/01/02     1,500   1,458     458     300  Stock   S Corp  1,916   1.13    3.83   34.21   45.62

 3  Not Available      4/26/00     3,500   2,650              10  Asset   LLC     2,650   0.74    1.67    5.46    7.12

 4  Chandeleur Homes,
     Inc.              2/03/95            32,500          32,500  Asset   S Corp 32,500   0.52    3.15    4.66    4.76   10.48

 5  Crest Ridge
     Homes, Inc.       2/03/95            14,400          14,400  Asset   S Corp 14,400   0.48    3.12    4.64    4.73   11.00

 6  Shedmaster of
     Tucson, Inc.      6/30/00        85      75              75  Asset   S Corp     75   0.31    0.71            4.35

 7  B&B Manufacturing 12/31/99       260     200              75  Asset   S Corp    200   0.47    1.96            5.71


Source: Pratt's Stats

EXHIBIT K


LLOG.OB


  Date      Open    High     Low    Close    Volume   Adj. Close*
---------  ------  ------  ------  ------  ---------  -----------
18-Mar-05    0.44    0.44    0.44    0.44                    0.44
17-Mar-05    0.44    0.44    0.44    0.44                    0.44
16-Mar-05    0.44    0.44    0.44    0.44                    0.44
15-Mar-05    0.44    0.44    0.44    0.44                    0.44
14-Mar-05    0.44    0.44    0.44    0.44                    0.44
11-Mar-05    0.44    0.44    0.44    0.44        616         0.44
10-Mar-05    0.51    0.51    0.44    0.44      4,100         0.44
9-Mar-05     0.75    0.75    0.75    0.75                    0.75
8-Mar-05     0.75    0.75    0.75    0.75                    0.75
7-Mar-05     0.75    0.75    0.75    0.75                    0.75
4-Mar-05     0.75    0.75    0.75    0.75                    0.75
3-Mar-05     0.51    0.75    0.51    0.75        400         0.75
2-Mar-05     0.51    0.51    0.51    0.51        211         0.51
1-Mar-05     0.84    0.84    0.84    0.84                    0.84
28-Feb-05    0.84    0.84    0.84    0.84                    0.84
25-Feb-05    0.84    0.84    0.84    0.84                    0.84
24-Feb-05    0.84    0.84    0.84    0.84                    0.84
23-Feb-05    0.70    0.84    0.70    0.84     10,000         0.84
22-Feb-05    0.42    0.42    0.42    0.42      2,200         0.42
18-Feb-05    0.52    0.52    0.52    0.52                    0.52
17-Feb-05    0.52    0.52    0.52    0.52                    0.52
16-Feb-05    0.52    0.52    0.52    0.52      2,500         0.52
15-Feb-05    0.50    0.50    0.50    0.50                    0.50
14-Feb-05    0.50    0.50    0.50    0.50                    0.50
11-Feb-05    0.50    0.50    0.50    0.50                    0.50
10-Feb-05    0.50    0.50    0.50    0.50                    0.50
9-Feb-05     0.51    0.51    0.50    0.50      2,800         0.50
8-Feb-05     0.45    0.45    0.45    0.45      2,700         0.45
7-Feb-05     0.51    0.51    0.51    0.51                    0.51
4-Feb-05     0.51    0.51    0.51    0.51      2,500         0.51
3-Feb-05     0.59    0.59    0.59    0.59                    0.59
2-Feb-05     0.59    0.59    0.59    0.59                    0.59
1-Feb-05     0.59    0.59    0.59    0.59                    0.59
31-Jan-05    0.59    0.59    0.59    0.59                    0.59
28-Jan-05    0.59    0.59    0.59    0.59                    0.59
27-Jan-05    0.59    0.59    0.59    0.59                    0.59
26-Jan-05    0.59    0.59    0.59    0.59                    0.59
25-Jan-05    0.60    0.60    0.60    0.60      2,900         0.59
24-Jan-05    0.51    0.51    0.51    0.51        109         0.51
21-Jan-05    0.59    0.59    0.59    0.59                    0.59
20-Jan-05    0.59    0.59    0.59    0.59                    0.59
19-Jan-05    0.60    0.60    0.59    0.59      1,503         0.59
18-Jan-05    0.59    0.59    0.59    0.59                    0.59
14-Jan-05    0.59    0.59    0.59    0.59      2,700         0.59
13-Jan-05    0.51    0.51    0.51    0.51                    0.51
12-Jan-05    0.51    0.51    0.51    0.51        176         0.51
11-Jan-05    0.60    0.60    0.60    0.60                    0.60
7-Jan-05     0.60    0.60    0.60    0.60      2,500         0.60
6-Jan-05     0.60    0.60    0.60    0.60                    0.60
5-Jan-05     0.60    0.60    0.60    0.60                    0.60


EXHIBIT K


LLOG.OB


  Date      Open    High     Low    Close    Volume   Adj. Close*
---------  ------  ------  ------  ------  ---------  -----------
4-Jan-05     0.60    0.60    0.60    0.60                    0.60
3-Jan-05     0.60    0.60    0.60    0.60                    0.60
30-Dec-04    0.60    0.75    0.60    0.60      2,406         0.60
29-Dec-04    0.75    0.75    0.75    0.75      4,500         0.75
28-Dec-04    0.84    0.84    0.84    0.84                    0.84
27-Dec-04    0.82    0.85    0.82    0.84      3,212         0.84
23-Dec-04    0.85    0.85    0.85    0.85                    0.85
22-Dec-04    0.82    0.85    0.82    0.85        400         0.85
21-Dec-04    0.42    0.42    0.42    0.42                    0.42
20-Dec-04    0.42    0.42    0.42    0.42                    0.42
17-Dec-04    0.42    0.42    0.42    0.42        100         0.42
16-Dec-04    0.80    0.80    0.80    0.80                    0.80
15-Dec-04    0.80    0.80    0.80    0.80                    0.80
14-Dec-04    0.80    0.80    0.80    0.80                    0.80
13-Dec-04    0.85    0.85    0.80    0.80        200         0.80
10-Dec-04    0.90    0.90    0.90    0.90                    0.90
9-Dec-04     0.90    0.90    0.90    0.90                    0.90
8-Dec-04     0.90    0.90    0.90    0.90                    0.90
7-Dec-04     0.90    0.90    0.90    0.90      1,000         0.90
6-Dec-04     1.01    1.01    1.00    1.00      2,900         1.00
3-Dec-04     1.01    1.01    1.01    1.01                    1.01
2-Dec-04     1.01    1.01    0.85    1.01      5,600         1.01
1-Dec-04     1.01    1.01    0.85    1.01        100         1.01
30-Nov-04    1.01    1.01    1.01    1.01        200         1.01
29-Nov-04    0.51    0.51    0.51    0.51                    0.51
26-Nov-04    0.51    0.51    0.51    0.51                    0.51
24-Nov-04    0.51    0.51    0.51    0.51                    0.51
23-Nov-04    0.51    0.51    0.51    0.51                    0.51
22-Nov-04    0.51    0.51    0.51    0.51                    0.51
19-Nov-04    0.51    0.51    0.51    0.51                    0.51
18-Nov-04    0.51    0.51    0.51    0.51                    0.51
17-Nov-04    0.51    0.51    0.51    0.51                    0.51
16-Nov-04    0.51    0.51    0.51    0.51                    0.51
15-Nov-04    0.51    0.51    0.51    0.51                    0.51
12-Nov-04    0.51    0.51    0.51    0.51        721         0.51
11-Nov-04    0.51    0.51    0.51    0.51                    0.51
10-Nov-04    0.51    0.51    0.51    0.51                    0.51
9-Nov-04     0.51    0.51    0.51    0.51                    0.51
8-Nov-04     0.51    0.51    0.51    0.51                    0.51
5-Nov-04     0.51    0.51    0.51    0.51      2,000         0.51
4-Nov-04     1.01    1.01    1.01    1.01                    1.01
3-Nov-04     1.01    1.01    1.01    1.01                    1.01
2-Nov-04     1.01    1.01    1.01    1.01                    1.01
1-Nov-04     1.01    1.01    1.01    1.01                    1.01
29-Oct-04    1.01    1.01    1.01    1.01                    1.01
28-Oct-04    1.01    1.01    1.01    1.01                    1.01
27-Oct-04    1.01    1.01    1.01    1.01                    1.01
26-Oct-04    1.01    1.01    1.01    1.01                    1.01
25-Oct-04    1.01    1.01    1.01    1.01                    1.01
22-Oct-04    1.01    1.01    1.01    1.01                    1.01
21-Oct-04    1.01    1.01    1.01    1.01        200         1.01


EXHIBIT K


LLOG.OB


  Date      Open    High     Low    Close    Volume   Adj. Close*
---------  ------  ------  ------  ------  ---------  -----------
20-Oct-04    0.60    0.60    0.60    0.60                    0.60
19-Oct-04    0.60    0.60    0.60    0.60                    0.60
18-Oct-04    0.60    0.60    0.60    0.60                    0.60
15-Oct-04    0.60    0.60    0.60    0.60                    0.60
14-Oct-04    0.60    0.60    0.60    0.60                    0.60
13-Oct-04    0.60    0.60    0.60    0.60                    0.60
12-Oct-04    0.60    0.60    0.60    0.60                    0.60
11-Oct-04    0.60    0.60    0.60    0.60                    0.60
8-Oct-04     0.56    0.60    0.56    0.60      5,000         0.60
7-Oct-04     0.80    0.80    0.80    0.80      2,500         0.80
6-Oct-04     0.80    0.80    0.80    0.80                    0.80
5-Oct-04     0.80    0.80    0.80    0.80                    0.80
4-Oct-04     0.80    0.80    0.80    0.80                    0.80
1-Oct-04     0.80    0.80    0.80    0.80                    0.80
30-Sep-04    0.80    0.80    0.80    0.80                    0.80
29-Sep-04    0.80    0.80    0.80    0.80                    0.80
28-Sep-04    0.80    0.80    0.80    0.80                    0.80
27-Sep-04    0.36    0.80    0.36    0.80      1,776         0.80
24-Sep-04    0.60    0.60    0.60    0.60      1,000         0.60
23-Sep-04    0.60    0.60    0.60    0.60                    0.60
22-Sep-04    0.60    0.60    0.60    0.60                    0.60
21-Sep-04    0.35    0.60    0.35    0.60      2,800         0.60
20-Sep-04    0.40    0.40    0.40    0.40                    0.40
17-Sep-04    0.40    0.40    0.40    0.40                    0.40
16-Sep-04    0.40    0.40    0.40    0.40                    0.40
15-Sep-04    0.40    0.40    0.40    0.40                    0.40
14-Sep-04    0.40    0.40    0.40    0.40                    0.40
13-Sep-04    0.35    0.40    0.35    0.40        210         0.40
10-Sep-04    0.60    0.60    0.60    0.60                    0.60
9-Sep-04     0.60    0.60    0.60    0.60                    0.60
8-Sep-04     0.60    0.60    0.60    0.60                    0.60
7-Sep-04     0.60    0.60    0.60    0.60      1,000         0.60
6-Sep-04     0.60    0.60    0.60    0.60                    0.60
3-Sep-04     0.60    0.60    0.60    0.60                    0.60
2-Sep-04     0.60    0.60    0.60    0.60                    0.60
1-Sep-04     0.30    0.60    0.30    0.60     16,311         0.60
31-Aug-04    0.70    0.70    0.60    0.60      1,900         0.60
30-Aug-04    0.59    0.59    0.59    0.59                    0.59
27-Aug-04    0.70    0.70    0.59    0.59        600         0.59
26-Aug-04    0.59    0.59    0.59    0.59                    0.59
25-Aug-04    0.59    0.59    0.59    0.59                    0.59
24-Aug-04    0.59    0.59    0.59    0.59                    0.59
23-Aug-04    0.59    0.59    0.59    0.59                    0.59
20-Aug-04    0.59    0.59    0.59    0.59                    0.59
19-Aug-04    0.59    0.59    0.59    0.59                    0.59
18-Aug-04    0.59    0.59    0.59    0.59                    0.59
17-Aug-04    0.59    0.59    0.59    0.59                    0.59
16-Aug-04    0.59    0.59    0.59    0.59                    0.59
13-Aug-04    0.59    0.59    0.59    0.59                    0.59
12-Aug-04    0.59    0.59    0.59    0.59                    0.59
11-Aug-04    0.59    0.59    0.59    0.59      1,000         0.59



EXHIBIT K


LLOG.OB


  Date      Open    High     Low    Close    Volume   Adj. Close*
---------  ------  ------  ------  ------  ---------  -----------
10-Aug-04    0.60    0.60    0.60    0.60                    0.60
9-Aug-04     0.60    0.60    0.60    0.60                    0.60
6-Aug-04     0.60    0.60    0.60    0.60                    0.60
5-Aug-04     0.60    0.60    0.60    0.60                    0.60
4-Aug-04     0.60    0.60    0.60    0.60                    0.60
3-Aug-04     0.60    0.60    0.60    0.60                    0.60
2-Aug-04     0.60    0.60    0.60    0.60                    0.60
30-Jul-04    0.60    0.60    0.60    0.60                    0.60
29-Jul-04    0.60    0.60    0.60    0.60                    0.60
28-Jul-04    0.60    0.60    0.60    0.60                    0.60
27-Jul-04    0.54    0.60    0.54    0.60        200         0.60
26-Jul-04    0.60    0.60    0.60    0.60                    0.60
23-Jul-04    0.60    0.60    0.60    0.60                    0.60
22-Jul-04    0.60    0.60    0.60    0.60                    0.60
21-Jul-04    0.60    0.60    0.60    0.60                    0.60
20-Jul-04    0.54    0.60    0.54    0.60        544         0.60
19-Jul-04    0.60    0.60    0.60    0.60                    0.60
16-Jul-04    0.60    0.60    0.60    0.60                    0.60
15-Jul-04    0.60    0.60    0.60    0.60                    0.60
14-Jul-04    0.56    0.60    0.55    0.60     11,300         0.60
13-Jul-04    0.60    0.60    0.60    0.60                    0.60
12-Jul-04    0.60    0.60    0.60    0.60        220         0.60
9-Jul-04     0.60    0.60    0.60    0.60                    0.60
8-Jul-04     0.60    0.60    0.60    0.60                    0.60
7-Jul-04     0.60    0.60    0.60    0.60                    0.60
6-Jul-04     0.56    0.60    0.56    0.60        210         0.60
2-Jul-04     0.56    0.56    0.56    0.56                    0.56
1-Jul-04     0.56    0.56    0.56    0.56                    0.56
30-Jun-04    0.56    0.56    0.56    0.56                    0.56
29-Jun-04    0.56    0.56    0.56    0.56                    0.56
28-Jun-04    0.56    0.56    0.56    0.56                    0.56
25-Jun-04    0.56    0.56    0.56    0.56                    0.56
24-Jun-04    0.56    0.56    0.56    0.56                    0.56
23-Jun-04    0.56    0.56    0.56    0.56                    0.56
22-Jun-04    0.56    0.56    0.56    0.56                    0.56
21-Jun-04    0.56    0.56    0.56    0.56                    0.56
18-Jun-04    0.56    0.56    0.56    0.56                    0.56
17-Jun-04    0.56    0.56    0.56    0.56                    0.56
16-Jun-04    0.56    0.56    0.56    0.56      1,000         0.56
15-Jun-04    0.56    0.56    0.56    0.56                    0.56
14-Jun-04    0.56    0.56    0.56    0.56                    0.56
10-Jun-04    0.56    0.56    0.56    0.56                    0.56
9-Jun-04     0.56    0.56    0.56    0.56                    0.56
8-Jun-04     0.56    0.56    0.56    0.56                    0.56
7-Jun-04     0.56    0.56    0.56    0.56        528         0.56
4-Jun-04     0.90    0.90    0.90    0.90                    0.90
3-Jun-04     0.90    0.90    0.90    0.90        100         0.90
2-Jun-04     0.56    0.56    0.56    0.56                    0.56
1-Jun-04     0.56    0.56    0.56    0.56                    0.56
28-May-04    0.56    0.56    0.56    0.56                    0.56


EXHIBIT K


LLOG.OB


  Date      Open    High     Low    Close    Volume   Adj. Close*
---------  ------  ------  ------  ------  ---------  -----------
27-May-04    0.56    0.56    0.56    0.56                    0.56
26-May-04    0.56    0.56    0.56    0.56                    0.56
25-May-04    0.56    0.56    0.56    0.56                    0.56
24-May-04    0.56    0.56    0.56    0.56                    0.56
21-May-04    0.56    0.56    0.56    0.56        500         0.56
20-May-04    0.56    0.56    0.56    0.56                    0.56
19-May-04    0.56    0.56    0.56    0.56                    0.56
18-May-04    0.56    0.56    0.56    0.56                    0.56
17-May-04    0.56    0.56    0.56    0.56                    0.56
14-May-04    0.56    0.56    0.56    0.56                    0.56
13-May-04    0.56    0.56    0.56    0.56                    0.56
12-May-04    0.56    0.56    0.56    0.56      1,000         0.56
11-May-04    0.56    0.56    0.56    0.56                    0.56
10-May-04    0.56    0.56    0.56    0.56                    0.56
7-May-04     0.56    0.56    0.56    0.56                    0.56
6-May-04     0.56    0.56    0.56    0.56                    0.56
5-May-04     0.56    0.56    0.56    0.56                    0.56
4-May-04     0.56    0.56    0.56    0.56                    0.56
3-May-04     0.56    0.56    0.56    0.56                    0.56
30-Apr-04    0.56    0.56    0.56    0.56                    0.56
29-Apr-04    0.56    0.56    0.56    0.56                    0.56
28-Apr-04    0.56    0.56    0.56    0.56                    0.56
27-Apr-04    0.56    0.56    0.56    0.56                    0.56
26-Apr-04    0.56    0.56    0.56    0.56                    0.56
23-Apr-04    0.56    0.56    0.56    0.56                    0.56
22-Apr-04    0.56    0.56    0.56    0.56      1,000         0.56
21-Apr-04    0.56    0.56    0.56    0.56        600         0.56
20-Apr-04    0.65    0.69    0.55    0.69     16,200         0.69
19-Apr-04    0.80    0.80    0.65    0.65     15,000         0.65
16-Apr-04    0.75    0.75    0.75    0.75                    0.75
15-Apr-04    0.75    0.75    0.75    0.75                    0.75
14-Apr-04    0.75    0.75    0.75    0.75      1,000         0.75
13-Apr-04    1.01    1.01    1.01    1.01                    1.01
12-Apr-04    1.01    1.01    1.01    1.01                    1.01
8-Apr-04     1.01    1.01    1.01    1.01                    1.01
7-Apr-04     1.01    1.01    1.01    1.01                    1.01
6-Apr-04     1.01    1.01    1.01    1.01                    1.01
5-Apr-04     1.01    1.01    1.01    1.01      2,000         1.01
2-Apr-04     0.90    0.90    0.90    0.90                    0.90
1-Apr-04     0.90    0.90    0.90    0.90                    0.90
31-Mar-04    0.90    0.90    0.90    0.90                    0.90
30-Mar-04    0.90    0.90    0.90    0.90                    0.90
29-Mar-04    0.90    0.90    0.90    0.90                    0.90
26-Mar-04    0.90    0.90    0.90    0.90      2,500         0.90
25-Mar-04    0.75    0.75    0.75    0.75        300         0.75
24-Mar-04    0.75    0.75    0.75    0.75                    0.75
23-Mar-04    0.75    0.75    0.75    0.75                    0.75
22-Mar-04    0.75    0.75    0.75    0.75                    0.75
19-Mar-04    0.75    0.75    0.75    0.75                    0.75
18-Mar-04    0.75    0.75    0.75    0.75                    0.75


                                   Appendix D

                              Financial Statements

                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington D. C. 20549


                              FORM 10-QSB

(Mark One)

(X) QUARTERLY REPORT UNDER SECTION 13 or 15(d)OF THE SECURITIES EXCHANGE ACT
    OF 1934
					For the quarterly period ended April 30, 2005

( ) TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT
					For the transition period from       to
					Commission file number 0-12172



                           Lincoln Logs Ltd.
     (Exact name of small business issuer as specified in its charter)

          New York                                    14-1589242
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                   Identification No.)

              5 Riverside Drive,  Chestertown, New York  12817
                  (Address of principal executive offices)

                            (518) 494 - 5500
                      (Issuer's telephone number)

                                  N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check whether the issuer  (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and
(2)  has been subject to such filing requirements for the past 90 days.
Yes (X)      No ( )


State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.

           Class                          Outstanding at June 11, 2005
  Common Stock, $0.01 par value                    9,040,059

Transitional Small Business Disclosure Format (Check one): Yes ( )   No (X)


                      LINCOLN LOGS LTD. AND SUBSIDIARIES


                                  INDEX

                                                                Page number
PART  I.   FINANCIAL INFORMATION

	ITEM  1.   FINANCIAL STATEMENTS  (UNAUDITED)

     		Consolidated balance sheets as of
             April 30, 2005 and January 31, 2005                     3 - 4

	     	Consolidated statements of operations for the
             three months ended April 30, 2005 and 2004              5

		Consolidated statements of changes in stockholders'
             equity for the three months ended April 30, 2005
             and the twelve months ended January 31, 2005            6

     		Consolidated statements of cash flows for the
             three months ended April 30, 2005 and 2004	         7

            Notes to consolidated financial statements               8 - 10


	ITEM  2.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS	               11 - 23

      ITEM  3.   CONTROLS AND PROCEDURES					   23


PART II.  OTHER INFORMATION                                          24


SIGNATURES                                                           25



                                     -  2  -


                      LINCOLN LOGS LTD. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                     APRIL 30, 2005 AND JANUARY 31, 2005

                                   ASSETS
                                                April 30,       January 31,
                                                 2 0 0 5          2 0 0 5
                                               (Unaudited)       (Audited)
                                               ----------       -----------
CURRENT ASSETS:
  Cash and cash equivalents                    $1,257,825       $  857,686
  Trade accounts receivable				  769,685          363,601
  Inventories (raw materials)			      1,957,121        1,849,741
	Work in process					  738,572		 453,898
  Prepaid expenses and other current assets       903,836          719,203
  Deferred tax asset					  130,000		     ---
  Income taxes receivable                          26,654           29,686
  Mortgage and note receivable                      5,623            5,623
                                               ----------       ----------
     Total current assets                       5,789,316        4,279,438
                                               ----------       ----------
PROPERTY, PLANT AND EQUIPMENT:
  Land                                          1,012,346        1,012,346
  Buildings and improvements                    2,913,463        2,910,945
  Machinery and equipment                       2,043,768        2,042,566
  Furniture and fixtures                        2,211,903        2,203,910
  Transportation equipment                        539,437          540,366
                                               ----------       ----------
                                                8,720,917        8,710,133
  Less: accumulated depreciation               (4,504,628)      (4,382,790)
                                               ----------       ----------
     Total property, plant and
       equipment - net                          4,216,289        4,327,343
                                               ----------       ----------
OTHER ASSETS:
  Mortgage receivable                              69,830           70,938
  Deposits and other assets                        75,418           68,003
  Goodwill                                      1,347,056        1,350,020
  Intangible assets, net of accumulated
    amortization of $335,490 at April 30, 2005
    and $282,767 at January 31, 2005            1,341,518        1,394,241
                                               ----------       ----------
     Total other assets                         2,833,822        2,883,202
                                               ----------       ----------
TOTAL ASSETS                                  $12,839,427      $11,489,983
                                               ==========       ==========

See accompanying notes to consolidated financial statements.

                                       ( continued )

                       			 -  3  -



                        LINCOLN LOGS LTD. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS ( continued )
                       APRIL 30, 2005 AND JANUARY 31, 2005

                       LIABILITIES AND STOCKHOLDERS' EQUITY
                                                  April 30,      January 31,
                                                   2 0 0 5        2 0 0 5
                                                 (Unaudited)     (Audited)
                                                -----------     -----------
CURRENT LIABILITIES:
  Borrowings on line of credit                  $   753,000     $   753,000
  Current installments of bank loans                254,040         254,040
  Current installments of notes payable,
    related parties					     87,344          87,344
  Current installments of notes payable             270,126         280,120
  Current installments of capital lease
    obligations                                       7,057          13,432
  Trade accounts payable                          1,312,845       1,408,408
  Accrued salaries and wages                        177,790         179,008
  Accrued expenses                                1,134,816         713,100
  Customer deposits                               4,640,420       3,171,224
                                                 ----------      ----------
     Total current liabilities                    8,637,438       6,859,676

LONG-TERM DEBT, net of current installments:
  Notes payable, related parties                    229,218         229,218
  Bank loans                                      1,819,051       1,891,839
  Notes payable                                     759,459         807,775
  Capital lease obligations                           2,840           5,152
                                                 ----------      ----------
    Total long-term debt                          2,810,568       2,933,984
                                                 ----------      ----------
OTHER LONG-TERM OBLIGATION                            7,500           7,500
                                                 ----------      ----------
    Total liabilities                            11,455,506       9,801,160
                                                 ----------      ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock, $ .01 par value;
    	authorized 1,000,000 shares; issued
    	 and outstanding - 0 - shares	                    ---             ---
  Common stock, $ .01 par value; authorized
      10,000,000 shares; issued 9,040,059 shares     90,401          90,401
  Additional paid-in capital                      5,228,255       5,228,255
  Accumulated deficit                            (3,999,678)     (3,730,103)
  Accumulated other comprehensive income             64,943         100,270
                                                -----------      ----------
     Total stockholders' equity                   1,383,921       1,688,823
                                                -----------      ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                        $12,839,427     $11,489,983
                                                ===========     ===========

See accompanying notes to consolidated financial statements.

                                     -  4  -


                       LINCOLN LOGS LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED APRIL 30, 2005 AND 2004
                                  (UNAUDITED)
<CAPTION)
                                                  Three Months Ended
                                                       April 30,
                                                ----------------------
                                                 2 0 0 5       2 0 0 4
                                                ---------     ---------
NET SALES                                     $ 4,788,386   $ 2,597,840

COST OF SALES                                   3,014,272     2,003,262
                                               ----------    ----------
GROSS PROFIT                                    1,774,114       594,578
                                               ----------    ----------
OPERATING EXPENSES:
  Commissions                                     515,151       230,974
  Selling, general and administrative           1,603,697     1,463,319
                                               ----------    ----------
   Total operating expenses                     2,118,848     1,694,293
                                               ----------    ----------
LOSS FROM OPERATIONS                           (  344,734)   (1,099,715)
                                               ----------    ----------
OTHER INCOME (EXPENSE):
  Interest income                                   2,666         3,161
  Interest expense                             (   44,477)   (   27,674)
  Other                                        (   13,030)       15,830
                                               ----------    ----------
   Total other income - net                    (   54,841)   (    8,683)
                                               ----------    ----------
LOSS BEFORE INCOME TAXES                       (  399,575)   (1,108,398)

INCOME TAX BENEFIT                             (  130,000)   (  300,000)
                                               ----------    ----------
NET LOSS                                      $(  269,575)  $(  808,398)
                                               ==========    ==========

PER SHARE DATA:
  Basic and diluted loss per share             $    ( .03)   $    ( .09)
                                               ==========    ==========


See accompanying notes to consolidated financial statements.


             				 -  5  -

                          LINCOLN LOGS LTD. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE THREE MONTHS ENDED APRIL 30, 2005 (UNAUDITED) AND
                       THE TWELVE MONTHS ENDED JANUARY 31, 2005

                                                                                                                     Other
                                                                              Accum-                                 Comp-
                                Number      Par     Additional               ulated Other                Total       rehen-
                                  of       value     paid-in    Accumulated  Comprehen-   Treasury    stockholders'  sive
                                shares     amount    capital      deficit    sive Income    stock        equity      Income
                               ---------  --------  ----------  -----------  -----------  ----------  ------------  ---------

Balance at January 31, 2004    9,544,299  $ 95,443  $6,107,648  $(2,945,805) $    51,237  $( 884,435) $  2,424,088

Cancellation of treasury
  shares                      (  504,240) (  5,042) (  879,393)                              884,435           ---

Foreign currency translation
  adjustment                                                            ---       49,033         ---        49,033     49,033

Net loss - 2005                      ---       ---         ---   (  784,298)         ---         ---   (   784,298)  (784,298)
                              ----------  --------  ----------  -----------  -----------  ----------  ------------  ---------
Balance at January 31, 2005    9,040,059  $ 90,401  $5,228,255  $(3,730,103) $   100,270  $      ---  $  1,688,823  $(735,265)
                                                                                                                    =========

Foreign currency translation
  adjustment                                                            ---   (   35,327)        ---   (    35,327)  ( 35,327)

Net loss - April 30, 2005            ---       ---         ---   (  269,575)         ---         ---   (   269,575)  (269,575)
                              ----------  --------  ----------  -----------  -----------  ----------  ------------  ---------
Balance at April 30, 2005      9,040,059  $ 90,401  $5,228,255  $(3,999,678) $    64,943  $      ---  $  1,383,921  $(304,902)
                              ==========  ========  ==========  ===========  ===========  ==========  ============  =========




See accompanying notes to consolidated financial statements.


                                  	 -  6  -



                       LINCOLN LOGS LTD. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE THREE MONTHS ENDED APRIL 30, 2005 AND 2004
                                (UNAUDITED)
                                                     Three Months Ended
                                                         April 30,
                                                ----------------------------
                                                  2 0 0 5          2 0 0 4
                                                -----------      -----------
OPERATING ACTIVITIES:
  Net loss  	                              $ ( 269,575)     $ ( 808,398)
  Adjustments to reconcile net loss
   to net cash (used) provided by
   operating activities:
     Depreciation                                   128,163          128,421
     Amortization                                    45,966           59,140
     Income tax benefit                           ( 130,000)       ( 300,000)
     Changes in operating assets and liabilities:
       (Increase) in trade accounts
         receivable                               ( 407,299)       ( 156,937)
       (Increase) in inventories                  ( 396,757)       ( 277,316)
       (Increase) in prepaid expenses
         and other current assets                 ( 185,357)       ( 144,512)
       (Increase) decrease in deposits
         and other assets                         (   7,415)           9,172
       (Decrease) increase in trade accounts
         payable                                  (  92,844)         134,774
       Increase in customer deposits              1,469,521        1,021,623
       Increase in accrued expenses, payroll
         related taxes and withholdings             421,821          128,175
       Decrease in income taxes receivable            2,951           21,073
       (Decrease) in accrued income taxes               ---        (       9)
                                                 ----------       ----------
Net cash provided (used) by operating
	   activities  				          579,175        ( 184,794)
                                                 ----------       ----------
INVESTING ACTIVITIES:
   Additions to property, plant
       and equipment                              (  31,798)       (  15,731)
   Acquisition of businesses                            ---        (   2,906)
   Payments on mortgage receivable                    1,108              603
                                                 ----------       ----------
   Net cash (used) by investing activities        (  30,690)       (  18,034)
                                                 ----------       ----------
FINANCING ACTIVITIES:
   Proceeds from borrowing on line of credit            ---          150,000
   Loan origination fees                                ---        (   9,174)
   Repayments of capital leases                   (  12,847)       (   9,863)
   Repayments of bank loans                       (  72,788)       (  18,900)
   Repayments of notes payable                    (  47,461)       ( 176,042)
                                                 ----------       ----------
   Net cash (used) by financing activities        ( 133,096)       (  63,979)
                                                 ----------       ----------

Effect of foreign currency translation on cash    (  15,250)       (  33,201)
                                                 ----------       ----------
Net increase (decrease) in cash and cash
  equivalents                                       400,139        ( 300,008)

Cash and cash equivalents at
   beginning of period                              857,686          750,239
                                                 ----------       ----------
Cash and cash equivalents at
   end of period                                 $1,257,825       $  450,231
                                                 ==========       ==========

See accompanying non-cash disclosure note (Note 5 to consolidated financial statements).
See accompanying notes to consolidated financial statements.

     					       -  7  -

			       LINCOLN LOGS LTD. AND SUBSIDIARIES
                 	   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
			          APRIL 30, 2005 AND 2004

(1)  BASIS OF PRESENTATION

   The financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of results for the interim periods.

   The results of operations for the three-month periods ended April 30, 2005 and 2004 are not necessarily indicative of the results to be expected for the full year due to the seasonal nature of the business. The Company operates in the housing industry whose activity pattern is more active during the months of late-spring through late-autumn, and less active during the winter months of the year.

   These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2005.

(2)  LOSS PER SHARE

   Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the respective periods. The weighted average number of common shares used to compute basic loss per share was 9,040,059 for both three-month periods ended April 30, 2005 and April 30, 2004, respectively.

   Diluted loss per share is computed based on the weighted average number of common shares outstanding during the respective periods. When the effects are dilutive, the convertible subordinated debentures are assumed to have been converted into common stock at the beginning of the period after giving retroactive effect to the elimination of interest expense, net of income tax effect, applicable to the convertible subordinated debentures. Stock options and warrants are included in the computation of earnings per share under the treasury stock method if the effect is dilutive. Diluted loss per share is the same as basic loss per share because the effect of including stock options, warrants and the assumed conversion of the convertible subordinated debentures would be anti-dilutive.

(3)  INCOME TAXES

   The Company accrues income tax expense on an interperiod basis as necessary, and accrues income tax benefits only when it is more likely than not that such tax benefits will be realized. An income tax benefit of $130,000 and $300,000 was recognized in the three months ended April 30, 2005 and April 30, 2004, respectively.

(4) STOCK BASED COMPENSATION

  There were no Stock Options granted during the 3-month period ended April 30, 2005.

  During the three-month period ended April 30, 2004 a stock option grant was made.

  Stock option activity for the three-month period ended April 30, 2005 and the fiscal year ended January 31, 2005 is summarized as follows:

                                                           Weighted Average
                                 Number of shares        Option Price Per Share
                                 ----------------        ----------------------
                             Qualified Non-Qualified    Qualified Non-Qualified
                             --------- -------------    --------- -------------
Balance at January 31, 2004    133,500       182,000        $0.29         $0.19
Granted during year                ---        50,000          ---           .55
Cancelled during year              ---      (  2,000)         ---         ( .19)
Exercised during year              ---           ---          ---           ---
                             --------- -------------    --------- -------------
Balance at January 31, 2005    133,500       230,000        $0.29         $0.27
Granted during period              ---           ---          ---           ---
Cancelled during period            ---           ---          ---           ---
Exercised during period            ---           ---          ---           ---
                             --------- -------------    --------- -------------
Balance at April 30, 2005      133,500       230,000        $0.29         $0.27
                             ========= =============    ========= =============

   All outstanding stock options are exercisable as of April 30, 2005 with the exception of 50,000 Non-Qualified Stock Options granted during the quarter ended April 30, 2004. Those options become exercisable equally over a five-year period commencing with 10,000 options becoming exercisable on November 17, 2004. Stock options expire 10 years from the date they are granted (except in the case of an incentive stock option awarded to a person owning 10% or more of the Company's stock, in which case the term is limited to five years) and vest upon grant, except as noted above for the options granted during the first quarter ended April 30, 2004. The weighted average remaining contractual life of the outstanding options as of April 30, 2005 is 3.7 years.

   During the quarter ended April 30, 2004, the Company granted 50,000 non-qualified stock options with an exercise price $0.55 per share. At the date of the grant, the fair market price for the Company's common stock was $0.90 per share. The Company issued these Non-Qualified Stock Options at a below market price because of a commitment the Company had made during the negotiations to purchase Snake River Log Homes, LLC in April 2003 when the fair market price for the Company's common stock was approximately $0.40 per share. The Company recognized stock compensation expense of $3,500 related to this stock option grant at April 30, 2005.

(5)  SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION

   During the three months ended April 30, 2005, cash was paid in the amounts of $43,189 for interest and $1,500 for income taxes. During the three months ended April 30, 2004, cash was paid in the amounts of $21,001 for interest and $4,030 for income taxes.

Non-cash investing and financing activities:

   During the first quarters ended April 30, 2005 and April 30, 2004, there were no non-cash investing and financial transactions.

(6)  COMMITMENTS AND CONTINGENCIES

   Litigation: The Company is defending certain claims incurred in the normal course of business. In the opinion of the Company's management, the ultimate settlement of these claims will not have a material effect on the consolidated financial statements. However, in two of these claims, each of which seek damages against the Company and other parties of $500,000, coverage has been denied by the Company's insurance carrier. These claims relate to the home's construction and are indemnified by the related dealer.

ITEM 2
              	MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
	            	 CONDITION AND RESULTS OF OPERATIONS

  This discussion is intended to further the reader's understanding of the consolidated financial statements, financial condition, and results of operations of Lincoln Logs Ltd. and its subsidiaries. It should be read in conjunction with the consolidated financial statements, notes and tables in the Company's Annual Report on Form 10-KSB for the year ended January 31, 2005. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those set forth under "Factors That Could Affect Future Results" and elsewhere in this report on Form 10-QSB. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Overview

  The Company manufactures and markets log home construction kits, panelized home construction kits and post and beam structures. The products we sell are used to construct a weather-tight shell of a home, that is, we sell the walls, windows and doors, roof structure and roofing material, and various other interior materials. While we have not historically provided construction services to customers (including the sale and installation of foundations, plumbing, electrical wiring and fixtures, cabinets, and other such amenities) our subsidiary Snake River Log Homes LLC does provide this service from time to time. We sell a product line of solariums, which can be purchased separately or included as an integral part of the house design. This product line represents a small portion of the Company's revenue and is a product which complements the Company's design of homes. We also provide our customers with detailed construction drawings that are stamped by a professional engineer as required. We sell several styles of log homes, such as machine milled logs and logs that are turned on a lathe, and we use several species of wood such as eastern white pine, western cedar, spruce and lodge-pole pine. All logs are available in various shapes, sizes and lengths and can be ordered "pre-cut and notched," "pre-cut only," or in specified lengths to be custom cut and fitted on site. We only operate within the business segment of manufactured wood products. Our revenue is reported as a single component, which is comprised of the following four elements: (1) log and panelized home sales, (2) solarium sales, (3) sales of building materials, and (4) revenues from engineering and design services. For the quarters ended April 30, 2005 and April 30, 2004, approximately 89% and 78%, respectively, of the Company's total sales were derived from log home and panelized home sales.

  We consider the activities that surround the manufacture and distribution of log home and panelized home construction kits to be our core business. Our business strategy is to promote and grow our core business, and to create diversification in our product lines in an effort to add strength and breadth to our business structure. As a result, we are dedicating significant resources to building infrastructure for the support of our core business and to creating more product diversification through acquisitions.

RESULTS OF OPERATIONS

  The following table illustrates our financial results for the fiscal quarter ended April 30, 2005 as compared to the fiscal quarter ended April 30, 2004 (in $1,000's US).

                                 1st                1st
                                Fiscal             Fiscal
                               Quarter    % of    Quarter    % of      %
                                 2005    Sales      2004    Sales    Change
                               -------   -----    -------   -----    ------
Net Sales                      $ 4,788    100%    $ 2,598    100%       84%
Cost of Sales                    3,014     63%      2,003     77%       50%
                               -------   -----    -------   -----    ------
Gross Profit                     1,774     37%        595     23%      198%
Operating expense                2,119     44%      1,694     65%       25%
                               -------   -----    -------   -----    ------
Loss from Operations           (   345)    -7%    ( 1,099)   -42%      -69%
Other Expenses, net            (    54)    -1%    (     9)    --       500%
                               -------   -----    -------   -----    ------
Loss before Income Taxes       (   399)    -8%    ( 1,108)   -42%      -64%
Income Tax Benefit                 130      3%        300     11%      -57%
                               -------   -----    -------   -----    ------
Net Loss                       $(  269)    -6%    $(  808)   -31%      -67%
                               =======   =====    =======   =====    ======

Critical Accounting Policies and Estimates

  The following discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to bad debts, inventories, income taxes, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

  In addition to the significant accounting policies described in Note 2 of the Consolidated Financial Statements filed by the Company in its annual report on Form 10-KSB for the year ended January 31, 2005, the Company believes that the following addresses its critical accounting policies.

Revenue Recognition: We recognize revenue in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an agreement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. Revenue from products sold is recognized upon delivery to the customer.

Subsequent to the sale of our products, we have no obligation to provide any modification or customization, upgrades, enhancements, or post-delivery customer support. Design and engineering services are an integral part of the total home package sold to the customer and as such, revenue for these efforts are not recognized as a separate line item in our financial statements. However, customers occasionally cancel their contracts with us. Upon cancellation we recognize revenue for services performed for design and engineering services in accordance with a predetermined fee schedule that is shared with the customer at the time of the contact signing. We deduct this amount from the deposit that accompanies the contract and return the remainder of the deposit to the customer.

Impairment of Long-lived and Intangible Assets: We evaluate the recoverability of the Company's long-lived assets, where indicators of impairment are present, by reviewing current and projected profitability or discounted cash flow of such assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Intangible assets not subject to amortization are tested for impairment at least annually. We did not record any impairment losses for either of the three month periods ended April 30, 2005 or April 30, 2004.

Income Taxes: We estimate our income taxes in each of the jurisdictions in which we operate. This process involves an estimation of our actual current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included in our Consolidated Balance Sheets. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent we believe that recovery is not likely, we must establish a valuation allowance. To the extent we establish a valuation allowance or increase this allowance in a particular period, we must include an expense within the tax provision in our Statement of Operations.

Reserves for Doubtful Accounts and Obsolete/Excess Inventory: Based on our judgment, we review our accounts receivable and inventory to establish reserves that adjust the carrying value to the estimated net realizable value. On a regular basis, we evaluate our accounts receivable and inventories and establish these reserves based on a multitude of contributing factors. In the case of accounts receivable, we establish the reserve based on a combination of specific customer circumstances as well as the history of write-offs and collections. In the case of inventories, factors we consider in establishing a reserve include economic conditions, product mix, sales levels, customer acceptance of our products and changing product styles. As a result, we established a reserve for doubtful accounts receivable of $20,199 for the fiscal year ended January 31, 2004 which was written off with its offsetting receivable in the fiscal year ended January 31, 2005, and a reserve for slow moving and obsolete inventories of $18,000 for the three month periods ended April 30, 2005 and 2004.

Comparison of three-month periods ended April 30, 2005 and April 30, 2004

  Revenues: Net sales were $4,788,386 for the three months ended April 30, 2005 as compared to $2,597,840 in the three month period ended April 30, 2004. The increase of $2,190,546 was primarily attributable to increased sales of our log home and panelized home construction kits. Approximately 89% of total revenues are represented by home construction kit sales and this portion of our revenues increased by 114%. That increase is comprised of a 13% increase in units shipped and an 89% increase in the average value of the home construction kits shipped, when compared to the three-month period ended April 30, 2004. Other contributors to our revenues are building material sales, design and engineering services and freight revenues. Collectively these items decreased by $70,143, or 11%, as compared with those revenues for the three-month period ended April 30, 2004. Our strategy is to continue to add to our product offerings and to increase our market share through the introduction of new home designs, products and style selections. We also intend to emphasize the sale of building materials through the offerings of log accents and other log products that aesthetically enhance the overall design of the log home kits we offer. We anticipate that the majority of our revenues will continue to be produced through the sale of log home and panelized home construction kits.

  The first quarter of the fiscal year is typically slow in terms of shipments for the Company as these three months (February, March and April) are considered "winter months," and weather during these months in certain regions of the country can pose difficulties for log home construction. While the first quarter ended April 30, 2005 showed significant improvement over the previous year's revenues, from a historical standpoint, the Company's peak shipping season truly does not begin until the month of May.

  Gross Profit/Cost of Sales: Our gross margin increased to 37% of sales, or $1,774,114, in the first quarter ended April 30, 2005 from 23% of sales, or $594,578, in the first quarter ended April 30, 2004. The increase in gross profit was the result of lower costs in all components (i.e., material, labor and overhead) of the cost of goods sold, as a percentage of sales. These categories decreased, as a percentage of sales, in the following manner over the previous fiscal year: a decrease of 3% in material costs; a decrease of 5% in labor costs; and a decrease of 6% in manufacturing overhead.

  Costs of the Company's raw materials have declined since the beginning of this fiscal quarter, which is, in part, attributable to the decrease in commodity lumber costs during that period.

  The decrease in labor costs as a percentage of sales was due to better absorption of labor resulting from increased sales volume for the three-month period ended April 30, 2005, as compared with the three-month period ended April 30, 2004.

  Manufacturing overhead decreased as a percentage of sales in all areas as compared with the quarter ended April 30, 2004. This decline is primarily attributable to the absorption of costs over a much larger sales base. During the winter months of February, March and April, overhead costs rise as a percentage of sales due to the lower number of units shipped during that period.

  An additional factor that usually contributes to a declining gross profit in the first quarter of the Company's fiscal year is our use of fixed price contracts where we do not have the ability to adjust the selling price of the contracts to adjust to changes in costs. The selling prices to which we are contractually bound are valid for a period of nine months from the date of the contract signing. The costs used to estimate the price of a contract at the time when it is executed do not necessarily reflect the actual costs incurred when the shipment of that contract takes place. All of the shipments made during the first fiscal quarter were of contracts whose selling price was set prior to that quarter.

  Operating expenses: Total operating expenses for the first quarter ended April 30, 2005 were $2,118,848 as compared with $1,694,293 during the first quarter ended April 30, 2004, an increase of $424,555, or 25%. As a percentage of net sales, operating expenses were 44% and 65% for the three-month periods ended April 30, 2005 and 2004, respectively.

  Sales commissions consist of amounts paid and accrued both to our employee sales persons and our independent dealers throughout the United States. For the first quarter ended April 30, 2005 commissions amounted to $515,151, or 11 of net sales, compared with $230,974 in first quarter ended April 30, 2004, which comprised 9% of net sales for that period. While total commissions expense increased 123% compared to our increase in total net sales of 84%, it does not necessarily follow that commissions will change at a proportionate rate. Employee sales representatives are compensated at commission rates that are lower than the independent dealers utilized by the Company. Depending on the mix of sales, total commissions can change at a disproportionate rate in relation to the change in net sales. Also, the Company's subsidiaries in British Columbia and Idaho do not have independent dealers and sell most of their home building kits to third parties who in turn sell the product to the end user. This practice results in an elimination of the sales commission that is otherwise paid by the Company. This practice also generates a lower gross profit due to sales on a wholesale basis.

  Selling, general and administrative expenses of $1,603,697 in the first quarter ended April 30, 2005 have increased $140,378, or 10%, when compared to the selling, general and administrative expenses in the first quarter ended April 30, 2004. As a percentage of total net sales, selling, general and administrative expenses were 34% and 56%, for the first quarter ended April 30, 2005 and 2004, respectively. The primary items that contributed to the dollar increase were an increase in personnel and increased spending on attendance at national trade show expositions, marketing, advertising and promotion costs.

  Interest expense: In the first quarter ended April 30, 2005, interest expense was comprised of interest paid on the Company's multi-faceted credit facility established in October 2003, interest imputed on notes payable to the previous owners of the subsidiaries acquired by the Company in 2003, and interest paid on various other credit borrowings of lesser amounts. We expect the Company's interest expense to be higher than the previous year's amount, which reflects the increased amount of debt outstanding principally incurred as a result of the Company's acquisition activities.

  Income taxes: The Company accrues income tax expense on an inter-period basis as necessary, and accrues income tax benefits only when it is more likely than not that such tax benefits will be realized during the fiscal year. For the three-month periods ended April 30, 2005 and 2004, the Company accrued income tax benefits of $130,000 and $300,000, respectively.

  Net loss: Even though sales increased in the first quarter ended April 30, 2005 when compared to the previous year's first quarter, the Company incurred a net loss of $269,575. The Company's net loss for the first quarter ended April 30, 2004 was $808,398. The Company considers the first three months of its fiscal year, February, March and April, to be part of the "winter season" when shipments are historically low and expenses remain either constant, or rise in certain instances. Historically, the Company has never experienced a net profit in its first quarter of the fiscal year, and the current fiscal quarter was no exception. However, the Company believes that its shipments will increase during the remainder of the fiscal year as its backlog of undelivered contracts at April 30, 2005 is 24% higher than the previous year's amount at the end of

April 30, 2004. The Company believes that the following items are significant with respect to the Company's outlook on its future performance: (a) the size of the Company's current backlog of undelivered contracts; (b) the increase in shipments during the three-month period ended April 30, 2005 (as compared to the three-month period ended April 30, 2004) and (c) indicators which lead the Company to believe that the number of shipments during the remainder of the current fiscal year will be greater that the number of shipments completed by the Company during the corresponding period of the last fiscal year. The Company believes that the preceding factors, among others, provide a basis for the Company's belief that it will return to profitability in the current fiscal year.

 LIQUIDITY AND CAPITAL RESOURCES

  Fiscal year 2004 brought significant changes to the Company's financial structure as a result of the acquisition of three businesses and the acquisition of the assets of a fourth business. In August 2003 we acquired True Craft Log Structures, Ltd. and Hart & Son Industries, Ltd., two companies located in
Maple Ridge, British Columbia, Canada that were affiliated through common ownership; in October 2003 we acquired all of the assets of Adirondack Forest Industries, Inc., a saw mill located in Galway, New York; and in November 2003 we acquired Snake River Log Homes LLC, located in Rigby, Idaho. With these acquisitions, we intend to expand our product offerings, to have manufacturing and distribution capability on the west coast of North America, to increase the Company's market share both domestically and internationally, to acquire the capability to manufacture the wood products that we sell, and to employ the talent of certain individuals who are associated with the companies acquired.

  The table below highlights key balances and ratios as a result of the acquisition plan (in $1,000's of US dollars):

                                    As of April 30,    January 31,
                                    2005       2004       2005
  Financial Condition:
    Total Assets                 $ 12,839   $ 12,226   $ 11,490
    Total Liabilities            $ 11,456   $ 10,644   $  9,801
    Total Equity                 $  1,384   $  1,582   $  1,689
    Debt/equity ratio                3.02	      2.79       2.56
    Assets/debt ratio                3.07       2.76       2.66
  Working Capital:
    Current Assets               $  5,789   $  4,819   $  4,279
    Current Liabilities          $  8,640   $  7,386   $  6,860
    Current Ratio                     .67        .65        .62
  Cash Position:
    Cash & cash equivalents      $  1,258   $    450   $    858
    Cash provided (used) in
      operations                 $    579   $(   185)  $    521

Financial Condition

  Total assets at April 30, 2005 are $12,839,427, as compared with $11,489,983 at January 31, 2005, for an increase of $1,349,444. The majority of this increase was in the areas of cash, accounts receivable, and inventory. We also had an increase of $1,654,346 in total liabilities, from $9,801,160 at January 31, 2005 to $11,455,506 at April 30, 2005, the majority of which is represented by an increase in customer deposits and accrued expenses.

  During the fiscal year ended January 31, 2004 we entered into a multi-faceted credit facility with First Pioneer Farm Credit, ACA ("First Pioneer"). The total credit available to the Company is $3,675,000 of which the Company has utilized $2,826,091 as of April 30, 2005. The proceeds from borrowings against the credit facility were used principally to finance the Company's recent acquisitions. We also used common stock of the Company, as well as seller financing in the form of non-interest bearing long-term notes to finance portions of the acquisitions completed by the Company.

  The credit facility with First Pioneer has four separate components including a revolving line of credit intended for the purchase of inventory and other operating needs. The credit facility has various maturity dates ranging from yearly renewal for the line of credit to terms of four to ten years for the long-term portions. The interest rate for the majority of the borrowings under the First Pioneer credit facility is at the prime rate as published in the Wall Street Journal, but the interest rate for one million dollars of the credit facility is fixed for a two-year period at a below-prime rate. This portion of the loan is subsidized by the State of New York and is provided as an incentive for the creation of employment in the State of New York.

  The seller financing is payable over terms ranging from five to seven years with the majority of the notes subject to monthly repayments while a smaller amount is due on an annual basis. All the seller financing notes are non-interest bearing, however, interest has been imputed for financial statements purposes using rates that approximate those for similar unsecured promissory notes.

Working Capital; Sources and Uses of Cash

  At April 30, 2005, we had a working capital deficiency of $2,850,546 as current liabilities exceeded current assets. At January 31, 2005, we had a working capital deficiency of $2,580,238. For the three month period ended April 30, 2005, our working capital deficiency increased by $270,308. Our balance of cash and cash equivalents increased during first quarter ended April 30, 2005 primarily due to increases in customer deposits and accrued liabilities. Cash was used primarily to purchase inventory and prepaid assets and to pay down bank loans and notes, and by an increase in accounts receivable.

  We believe that our cash and cash equivalents, together with expected revenues from operations will be sufficient to meet the Company's anticipated working capital requirements for the remainder of fiscal year 2006. Our cash balances increased in spite of the winter season of our business cycle (which included the first quarter of each year), which is the period of time during which the Company historically generates the least amount of shipping activity each fiscal year. We anticipate that as we enter into the building season shipping cycle, beginning in May, that we will generate the needed working capital from the Company's undelivered backlog of contracts at April 30, 2005. Also, we have not drawn all of the available funds provided under the First Pioneer credit facility, which is available to us to supplement the funds generated by the Company's operations.

  Our backlog of undelivered contracts at April 30, 2005 was approximately $33,015,000. This is an increase of $6,456,000, or 24%, over the backlog of undelivered contracts at April 30, 2004 when the backlog was approximately $26,559,000. At the Company's fiscal year end date of January 31, 2005, the backlog was approximately $32,304,000. A contract is considered to be part of our backlog when the contact is signed by the customer, is accompanied by a deposit and is countersigned by an officer of the Company. It has been the Company's experience, over the past four years for which such statistics have been kept, that an average of approximately 43% of the undelivered contracts in the backlog at the end of a fiscal year are shipped in the subsequent fiscal year. To the extent this historical standard is used to forecast the Company's shipments for the fiscal year ending January 31, 2006, approximately $13,890,700 of product is anticipated to be delivered with respect the contracts contained in the beginning backlog at January 31, 2005. In the first quarter ended April 30, 2005, 100% of the shipments originated from the beginning backlog at January 31, 2005. In the previous year's first quarter ended April 30, 2004, approximately 87% of the shipments originated from the beginning backlog at January 31, 2004.


  The balance of the Company's product shipments during any given fiscal year originate from contracts that are both executed and delivered during the same fiscal year. Of the product shipments made during fiscal year ended January 31, 2005 approximately $8,242,000 originated from contracts executed during that fiscal year which represented approximately 25% of contracts executed during that fiscal year. In the fiscal quarter ended April 30, 2005, none of the shipments originated from contracts executed during such fiscal quarter. In the previous year's first quarter ended April 30, 2004, approximately 13% of the shipments originated from contracts that were executed during that fiscal quarter then ended. It should be noted that shipments made during the first three months of the Company's fiscal year are predominately of contracts executed in the immediately preceding fiscal year, and historically, to the extent that few or none of the contracts executed during the Company's first quarter are shipped during the first quarter of that fiscal year has not had a material impact on the Company's total shipments to be made for the corresponding full fiscal year. The Company's fiscal year 2006 potential revenue is contingent on various factors including general economic conditions, weather, interest rates, the overall market climate for new housing construction and the ability of our customers to complete the necessary pre-delivery prerequisites, such as building site preparation.

  The table below illustrates the changes in our backlog for the first quarters ended April 30, 2005 and 2004, and for the last two fiscal years ended January 31, 2005 and 2004 (in $1,000's of US dollars):

                                Quarter Ended         Fiscal Year Ended
                                  April 30,              January 31,
                                2005      2004          2005      2004

Beginning backlog            $ 32,304  $ 25,220      $ 25,220  $ 20,088
  Add:  New contracts           5,419     4,758        31,575    23,266
        Amendments                318       625         1,224       710
                             --------  --------      --------  --------
          Sub-total            38,041    30,603        58,019    44,064
  Less: Shipments             - 4,262   - 2,037       -19,347   -13,842
        Cancellations         -   764   - 2,007       - 6,368   - 5,002
                             --------  --------      --------  --------
  Ending backlog             $ 33,015  $ 26,559      $ 32,304  $ 25,220
                             ========  ========      ========  ========

  Each year we experience contract cancellations. The reasons for cancellations are varied and no one particular reason is dominant over the total population of reasons given by our customers. It has been the Company's experience, over the past four years for which such statistics have been kept, that an average of approximately 23% of undelivered contracts contained in the backlog at the end of the fiscal year will be cancelled in the subsequent fiscal year. Similarly, the Company's records over the past four years for which such statistics have been kept, indicate that an average of 4% of the contracts executed during the fiscal year will also be cancelled during that same fiscal year. In the event of cancellation of a contract, the Company realizes a certain amount of revenue for work performed relating to drafting and engineering services. These charges for work performed are calculated in accordance with a Disclosure Letter Addendum that each customer signs, which delineates specific costs for drafting and engineering services. After deduction of the charges for services performed, the balance of the customer's deposit is returned to the customer. During quarters ended April 30, 2005 and 2004 we realized revenues of $19,465 and $78,974, respectively, as a result of the Company's performance of the aforementioned services.

Contractual Cash Obligations

  We have a number of long-term obligations requiring future payments pursuant to debt and lease agreements. All of our contractual obligations have contractual terms whereby the due date of the debt is accelerated upon the occurrence of certain "events of default." These events of default are standard terms and conditions in most business debt agreements, such as nonpayment of the obligation, or allowing a judgment to be levied against the collateralized property that goes unremedied for more than 30 days. If and when an event of default occurs, and the lender declares that there is an event of default and if the default is not cured within 30 days of such notice (90 days in the case of certain seller financing notes), the obligations and any unpaid interest become due and payable immediately.

  The bank debt made available by First Pioneer (the "First Pioneer Credit Facility") is conditioned upon the Company's continued compliance with affirmative, negative, continuing and financial covenants. Examples of the affirmative covenants include compliance with laws, maintaining insurance, maintaining the property, maintaining books and records, and similar items. Examples of the negative covenants include prohibiting liens or security interests to be placed against any of our assets, we cannot change fiscal years, we may not enter into other borrowings without the prior consent of the bank, and similar restrictions. The continuing covenants require the Company to provide First Pioneer with audited financial statements on an annual basis, to provide quarterly operating statements, to file all necessary tax returns annually and provide a copy to the bank, and other similar requirements. The financial covenants require us to meet two financial ratios, debt coverage ratio and current ratio, and to maintain a minimum net worth, on an annual basis. At January 31, 2005, we were required to achieve a fixed charge coverage ratio of not less than 2.0 to 1.0, achieve a current ratio of not less than 1.0 to 1.0, and to maintain a minimum tangible net worth of $3,606,298. During Fiscal 2005 and Fiscal 2004, the Company failed to meet the financial covenants. Failing to meet these financial covenants constituted an "event of default" under the terms of the First Pioneer Credit Facility. The Company applied for and received waivers from First Pioneer with regard to these financial covenants for the fiscal years ended January 31, 2005 and January 31, 2004, and, accordingly, the events of default were deemed cured. There were no other events of default with respect to the First Pioneer Credit Facility at January 31, 2005 or at April 30, 2005.

  We believe that the default with regard to the financial covenants of the First Pioneer Credit Facility occurred due to unrecoverable cost increases relating to fixed price contracts and losses at our subsidiary in British Columbia. We believe that our inability to meet the goals set by First Pioneer has not damaged our relationship with them, nor do we believe that it will hinder our ability to obtain future financing for contemplated projects. The

Company has discussed these issues during its annual review with First Pioneer, and believes that it will meet the financial covenants that will be in effect for the fiscal year ending January 31, 2006.

Factors That Could Affect Future Results

  Certain statements made in this Quarterly Report on Form 10-QSB and in our Annual Report on Form 10-KSB for the year ended January 31, 2005 are forward-looking statements based on our current expectations, estimates and projections about our business and our industry. These forward-looking statements involve risks and uncertainties. Our business, financial condition and results of operations could differ materially from those anticipated in these forward-looking statements as a result of certain factors, as more fully described below and elsewhere in this Form 10-QSB and in our Form 10-KSB for the year ended January 31, 2005. You should consider carefully the risks and uncertainties described below and in our Annual Report on Form 10-KSB, which is not an exclusive list of risks and uncertainties that confront our Company. Additional risks and uncertainties may also impair our business operations.

  These forward-looking statements generally relate to our belief that we will increase the sales of our products to an expanding base of customers; that we will be able to leverage our West Coast manufacturing capability to provide a cost effective solution to shipment of products to customers located in the western United States, and that demand for Swedish-cope style homes will increase, particularly on the East Coast of the United States, that will lead to growth of sales revenues of the Company over the next several years.

We face significant price competition.
  There are no assurances that competitive pressures will not force us to accept reduced margins to compete in the future. Large companies within the industry with significantly greater resources continue to expand in the market place and compete for customers with a strategy that is based on price. While sales price is a distinguishing factor between companies offering log home construction kits, the Company feels that product attributes, service, quality and design are other important factors in a purchase decision.

The success of our acquisition in Canada is dependent on the ability of the Company to shift its manufacturing requirements for its customers located in the western United States to the Company's newly-acquired facility in British Columbia, Canada.
  One of the considerations for the Company's acquisition of True Craft Log Structures, Ltd. and Hart & Son Industries, Ltd., the companies subsidiaries located in Maple Ridge, British Columbia, Canada was the potential cost savings of shipping home building packages from British Columbia to customers located in the western United States as opposed to shipping these products from the Company's facilities in New York. The Company is in the process of shifting this function to its Canadian facility, however, the speed with which the Company can execute this task will have an impact on its financial performance for the remainder of the Company's fiscal year 2006 and beyond.

Our industry is subject to economic fluctuations based on mortgage interest rates.
  The home construction industry has enjoyed robust sales over the past several years as mortgage interest rates have been at or near historical lows. Should there be an increase in mortgage rates in the future, such an increase may have an effect on the number of prospective purchasers of newly-constructed homes, which, in turn may have an effect on the number of home construction kits that the Company is be able to sell.


We are dependent on the performance of certain third-party individuals and entities.
  We manufacture a home construction kit to be purchased by individuals who desire to build a new home. The Company does not build the home nor do we provide certain interior amenities such as plumbing, wiring, cabinet, etc., nor do we prepare the building site or install wells or septic systems. Our ability to ship the home construction kit is dependent to a large extent upon the timely performance of third party individuals and entities, such as building permit reviewing agencies and contractors, to complete their portion of the work scheduled prior to our shipment of product. Any adverse incident with these third party individuals and entities, such as lack of availability of heavy machinery to excavate a job site, can interfere with our ability to make shipments to our customers, and consequently, our ability to generate additional revenue.

The industry is sensitive to seasons and weather.
  The home construction industry is seasonal in nature and is sensitive to weather conditions. The building cycle is more active during the months of May to October and less active during the months of November to March. This is particularly true for the Company in light of the fact that, historically, a majority of our shipments are made into the northeast region of the United States where winter conditions may arrive earlier than in other regions of the country and can persist into the spring season. In addition, the weather conditions in the initial months of spring can result in rain and muddy ground conditions, which are not conducive for new home construction. Weather conditions are unpredictable and can have an adverse affect on our ability to ship product and generate revenue. In light of the effect winter weather conditions have on our first quarter shipments, the Company has routinely experienced a loss in past first quarters of the Company's fiscal year and it has experienced a comparable loss in the first quarter of fiscal year 2006. The Company is working to address the impact of the winter season on the Company's historical first-quarter financial performance through acquisitions.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  In July 2002, the Financial Accounting Standard Board ("FASB") issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS No. 146"). The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after January 31, 2003. The Company does not believe this statement will have a material impact on its financial statements.

  In December 2002, FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" ("SFAS No. 148"). The standard amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods for voluntary transition to SFAS

No. 123's fair value method of accounting for stock-based employee compensation ("the fair value method"). SFAS No. 148 also requires disclosure of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income (loss) and earnings (loss) per share in annual and interim financial statements. The transition provisions of SFAS No. 148 are effective in fiscal years beginning after December 15, 2002. During the fiscal year ended January 31, 2003, we adopted the disclosures provisions of SFAS No. 148.

  In April 2003, FASB issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS No. 149"). During the year ended January 31, 2004, we adopted the provisions of SFAS No. 149, and it had no material effect on the Company's results of operations or financial position.

  In May 2003, FASB issued Statement of Financial Accounting Standards No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet. During the year ended January 31, 2004, we adopted the provisions of SFAS No. 150, and it had no material effect on the Company's results of operations or financial position.

  In December 2003, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 104 ("SAB 104"), which updated the guidance in Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 104 also integrates the set of related SAB 101 Frequently Asked Questions and recognizes the role of the AICPA's Emerging Issues Task Force ("EITF"), consensus on Issue No. 00-21 "Accounting for Revenue Arrangements with Multiple Deliverables." The EITF concluded that revenue arrangements with multiple elements should be divided into separate units of accounting if the deliverables in the arrangement have value to the customer on a standalone basis, if there is objective and reliable evidence of the fair value of the undelivered elements, and as long as there are no rights of return or additional performance guarantees by the Company. The provisions of EITF Issue No. 00-21 are applicable to agreements entered into in fiscal periods commencing after June 15, 2003. SAB 104 directs companies to identify separate units of accounting based on EITF Issue 00-21 before applying the guidance of SAB 104. We believe that neither our operating results nor our financial condition will be materially affected by the provisions of EITF 00-21, nor by the guidance of SAB 104.

  In December 2003, FASB issued Financial Interpretation No. 46R ("FIN 46"), "Consolidation of Variable Interest Entities." The objective of this interpretation is to provide guidance on how to identify a variable interest entity ("VIE") and to determine when the assets, liabilities, non-controlling interests, and results of operations of a VIE need to be included in a company's consolidated financial statements. A company that holds variable interests in an entity will need to consolidate that entity if the company's interest in the VIE is such that the company will absorb a majority of the VIE's expected losses and/or receive a majority of the entity's expected residual returns, if they occur. FIN 46 also requires additional disclosure by primary beneficiaries and other significant variable interest holders. Certain provisions of this interpretation became effective upon issuance. As of April 30, 2004 and January 31, 2004, we did not have any VIE.

  In November 2004, the FASB issued SFAS No. 151 "Inventory Costs - An Amendment of ARB No. 43, Chapter 4" ("FAS 151"). FAS 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. Further, FAS 151 requires that allocation of fixed and production facilities overhead to conversion costs should be based on normal capacity of the production facilities. The provisions in FAS 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe that the adoption of FAS 151 will have a significant effect on its financial statements.

  On December 16, 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Share Based Payment" ("SFAS 123(R)"), which is a revision of SFAS 123. SFAS 123(R) supersedes APB Opinion No. 25 and its interpretations, and amends Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows." SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. SFAS 123(R) is effective for the Company at the beginning of the first interim or annual period beginning after December 15, 2005. The Company intends to adopt SFAS 123(R) beginning with its annual report for the fiscal year ended January 31, 2006. The Company does not expect that the adoption of SFAS 123(R) will have a material effect on its financial statements.


ITEM 3.  CONTROLS AND PROCEDURES

  As of the end of the period covered by this report, the Company conducted an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the Company's disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the "Exchange Act")). Based on this evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. There was no change in the Company's internal control over financial reporting during the Company's most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

				PART II  -  OTHER INFORMATION

Item 1.   Legal Proceedings
	      None

Item 2.   Changes in Securities
		None

Item 3.   Defaults Upon Senior Securities
	      None

Item 4.   Submission of Matters to a Vote of Security Holders
		None

Item 5.   Other Information
		None

Item 6.   Exhibits and Reports on Form 8-K
            a. Exhibit Index
		      31.1 Certification of Chief Executive Officer pursuant to
		   Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-
               Oxley Act of 2002.
		      31.2 Certification of Chief Financial Officer pursuant to
		   Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-
               Oxley Act of 2002.

		      32.1 Certification of Chief Executive Officer pursuant to
		   18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
		      32.2 Certification of Chief Financial Officer pursuant to
		   18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

            b. Reports on Form 8-K
                 None.

					SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              LINCOLN LOGS LTD.


                              / s /  John D. Shepherd
                              John D. Shepherd
                              Chairman of the Board, President and
                              Chief Executive Officer

                              June 14, 2005

                              / s /  Benjamin A. Shepherd
                              Benjamin A. Shepherd
                              Vice President and Chief Financial Officer

                              June 14, 2005

EXHIBIT 31.1

			 CERTIFICATION OF CHIEF EXECUTIVE OFFICER
	     PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, John D. Shepherd, certify that:

	1. I have reviewed this quarterly report of Form 10-QSB of Lincoln Logs
	   Ltd.;

	2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

	3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of Lincoln Logs Ltd. as of, and for, the periods presented in this quarterly report;

	4. The registrant's other certifying officers and I are responsible for
	   establishing and maintaining disclosure controls and procedures
         (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the
         registrant and have:

		a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

		b) evaluated the effectiveness of the registrant's disclosure
		controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

		c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the
            registrant's most recent fiscal quarter (the registrant's fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to affect, the registrant's internal control over financial reporting;

 	5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

		a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's
	      ability to record, process, summarize and report financial information; and

		b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date: June 14, 2005
                                  / s /  John D. Shepherd
                                  Name:  John D. Shepherd
                                  Title: Chairman of the Board, President
                                    and Chief Executive Officer

EXHIBIT 31.2

			 CERTIFICATION OF CHIEF FINANCIAL OFFICER
	     PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Benjamin A. Shepherd, certify that:

	1. I have reviewed this quarterly report of Form 10-QSB of Lincoln Logs
	   Ltd.;

	2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

	3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of Lincoln Logs Ltd. as of, and for, the periods presented in this quarterly report;

	4. The registrant's other certifying officers and I are responsible for
	   establishing and maintaining disclosure controls and procedures
         (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the
         registrant and have:

		a) designed such disclosure controls and procedures, or caused such disclosure controls to be designed under our supervision, to ensure that material information relating to the registrant, including its
		consolidated subsidiaries, is made known to us by others within
		those entities, particularly during the period in which this
		quarterly report is being prepared;

		b) evaluated the effectiveness of the registrant's disclosure
		controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

		c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the
            registrant's most recent fiscal quarter (the registrant's fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to affect, the registrant's internal control over financial reporting;

 	5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

		a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's
	      ability to record, process, summarize and report financial information; and

		b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date: June 14, 2005
                                  / s /  Benjamin A. Shepherd
                                  Name:  Benjamin A. Shepherd
                                  Title: Vice President and Chief
                                    Financial Officer

EXHIBIT 32.1


                           CERTIFICATION PURSUANT TO
                18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report of Lincoln Logs Ltd. (the "Company") on Form 10-QSB for the period ended April 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John D. Shepherd, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

  1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  June 14, 2005          s/ John D. Shepherd
                              Name:  John D. Shepherd
                              Title:  Chairman of the Board of Directors,
                                President and Chief Executive Officer


[A signed original of this written statement required by Section 906 has been provided to Lincoln Logs Ltd. and will be retained by Lincoln Logs Ltd. and furnished to the Security and Exchange Commission or its staff upon request.]

EXHIBIT 32.2


                           CERTIFICATION PURSUANT TO
                18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report of Lincoln Logs Ltd. (the "Company") on Form 10-QSB for the period ended April 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Benjamin A. Shepherd, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

  1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  June 14, 2005          s/ Benjamin A. Shepherd
                              Name:  Benjamin A. Shepherd
                              Title:  Vice President and Chief Financial
                                Officer


[A signed original of this written statement required by Section 906 has been provided to Lincoln Logs Ltd. and will be retained by Lincoln Logs Ltd. and furnished to the Security and Exchange Commission or its staff upon request.]

                                   Appendix E

                         Financial Projection Assumptions


The following is a list of the material business and financial assumptions upon which the Company based its projected Fiscal Year 2006 financial information, as summarized on pages 35-37 of the Proxy Statement. The assumptions set forth below do not represent an exhaustive list, but do reflect the assumptions that the Company considered to be material in its preparation of its 2006 financial projections. Although the Company believed these assumptions to be reasonable based on the facts existing at the time the projections were prepared, there are no assurances that these assumptions on which the Company's projections were based are valid.

Assumptions Relating to Sales

  The Company assumed an increase in sales of 27.5% based on its blending of projected new sales and its actual previous fiscal year-end backlog of orders (based on historical shipment trends);

  The Company assumed an increase of 10% in its selling price with respect to new sales; and

  The Company assumed an augmentation of its sales efforts in British Columbia to generate sales and cover overheads.

Assumptions Relating to Expenses

  The Company based its estimate of its cost of materials for the fiscal year 2006 on historic costs and certain movements in the costs of raw materials reasonably expected by the Company to occur during 2006;

  The Company assumed that employee benefits would be structured during fiscal year 2006 to freeze company costs at prior year levels;

  The Company assumed that it would be able to control costs at its British Columbia subsidiary to minimize losses; and

  The Company assumed that its year-end asset and liability levels would be at levels in concert with its forecasted backlog.

PROXY                                                                PROXY
                             LINCOLN LOGS LTD.

      ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 12, 2005


  The undersigned hereby appoints John D. Shepherd and Jeffry LaPell, or either of them, as proxy or proxies of the undersigned, with full powers of substitution, to vote at the Annual Meeting of Shareholders of Lincoln Logs Ltd. (the "Company") to be held on September 12, 2005 at 1:30 p.m. local time at Whiteman Osterman & Hanna LLC, One Commerce Plaza, Albany, New York 12260, and at any and all adjournments thereof, according to the number of votes that the undersigned would be entitled to cast with all powers the undersigned would possess if personally present at the Meeting. This proxy may be exercised to vote for the following purposes:

1. ( ) FOR    ( ) AGAINST    ( ) ABSTAIN  the proposal to amend the Company's
   Certificate of Incorporation to effect Reverse Stock Split.

2. ( ) FOR the election as directors of all nominees listed below (except as marked to the contrary below), or
   ( ) WITHHOLD AUTHORITY TO VOTE ON all nominees listed below; INSTRUCTIONS:
       To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

       Richard C. Farr,      Samuel J. Padula,      Reginald W. Ray, Jr.,

       John D. Shepherd,     Benjamin A. Shepherd,  Steven E. Patlin,

       William J. Thyne,     Leslie M. Apple,       Jeffry J. LaPell







3. To act upon such other matters as may properly come before the Meeting or any adjournment thereof in accordance with the discretionary authority requirements specified in Rule 14a-4(c) of Regulation 14A under the Securities Exchange Act of 1934, as amended. The undersigned hereby confirms all that said proxy or proxies or substitutes may do by virtue hereof. The proxies are authorized to vote in their discretion, in accordance with Rule 14a-4(c), with respect to certain matters not known at the date of the Company's Proxy Statement dated August 19, 2005 (the "Proxy Statement").


The undersigned hereby acknowledges receipt of the Notice of Meeting, Proxy Statement and Annual Report for the fiscal year ended January 31, 2005. The shares represented by this proxy will be voted in accordance with your specifications above. In the absence of specifications, this proxy will be voted "FOR" Proposal One and "FOR" the election as directors of the nominees named in Proposal Two.


                                Dated: _______________________________ , 2005

                                _____________________________________ (L.S.)

                                _____________________________________ (L.S.)

                                Please sign here exactly as name appears at the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Each joint owner or trustee should sign the proxy. If the shareholder is a corporation, the office of the person signing should be indicated.

                                PLEASE SIGN, DATE AND MAIL THIS PROXY TODAY.
                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.